                                                                  Exhibit 10(ee)
================================================================================
                                                            FINAL EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER


                           dated as of March 19, 1995


                                  by and among

                        CIRCUS CIRCUS ENTERPRISES, INC,
                              a Nevada corporation

                       M.S.E. INVESTMENTS, INCORPORATED,
                              a Nevada corporation

                     LAST CHANCE INVESTMENTS, INCORPORATED,
                              a Nevada corporation

                     GOLDSTRIKE INVESTMENTS, INCORPORATED,
                              a Nevada corporation

                              DIAMOND GOLD, INC.,
                              a Nevada corporation

                      GOLD STRIKE AVIATION, INCORPORATED,
                              a Nevada corporation

                       GOLDSTRIKE FINANCE COMPANY, INC.,
                              a Nevada corporation

                        OASIS DEVELOPMENT COMPANY, INC.,
                              a Nevada corporation

                               MICHAEL S. ENSIGN

                             WILLIAM A. RICHARDSON

                                DAVID R. BELDING

                               PETER A. SIMON II

                                      and

                               ROBERT J. VERCHOTA

================================================================================

                               TABLE OF CONTENTS
                               -----------------

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
ARTICLE 1  DEFINITIONS AND RULES OF CONSTRUCTION........................................    1

 1.1  Definitions.......................................................................    1
 1.2  Rules of Construction.............................................................   10

ARTICLE 2  THE TRANSACTION..............................................................   10

 2.1  Mergers and Transfers.............................................................   10
 2.2  Consideration for the Mergers and the Transfers...................................   11
 2.3  Certificate of Incorporation; By-Laws; Directors and Officers.....................   11
 2.4  Closing...........................................................................   12

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF EACH OF THE GOLD
           STRIKE PERSONS...............................................................   12

 3.1  Organization and Qualification of Each of the Joint Ventures......................   12
 3.2  Organization and Qualification of Each of the Acquired Entities...................   12
 3.3  Organization and Qualification of Each of the Target Companies....................   13
 3.4  Ownership of Each of the Joint Ventures...........................................   13
 3.5  Ownership of Each of the Acquired Entities........................................   14
 3.6  Capitalization of Each of the Target Companies....................................   15
 3.7  Subsidiaries......................................................................   16
 3.8  Authority of Each of the Target Companies.........................................   16
 3.9  Authority of Each of the Target Company Shareholders..............................   17
 3.10  Authority of the Individuals.....................................................   17
 3.11  No Violation.....................................................................   17
 3.12  Consents and Approvals...........................................................   18
 3.13  Corporate Instruments and Records................................................   18
 3.14  Partnership Instruments..........................................................   18
 3.15  Tax Matters......................................................................   18
 3.16  Financial Statements.............................................................   19
 3.17  Absence of Undisclosed Liabilities...............................................   20
 3.18  No Material Adverse Changes......................................................   20
 3.19  Guarantees.......................................................................   21
 3.20  Litigation.......................................................................   22
 3.21  Nature of Business; Included Assets..............................................   22
 3.22  Condition of Tangible Included Assets............................................   23
 3.23  Contracts........................................................................   23
 3.24  Labor and Employment Matters.....................................................   23
 3.25  Employee Plan Matters............................................................   23
 3.26  Insurance........................................................................   24
 3.27  Compliance With Laws.............................................................   24
 3.28  Possession of Franchises, Licenses, Etc..........................................   24
 3.29  No Broker, Finder or Underwriter.................................................   25


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
                                                                                         Page
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
 3.30  Environmental Matters............................................................   25
 3.31  Investment Representations.......................................................   25
 3.32  Burton Agreement.................................................................   26
 3.33  Development Entities.............................................................   26

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................   26

 4.1  Organization and Qualification....................................................   26
 4.2  Capitalization....................................................................   26
 4.3  Authority.........................................................................   26
 4.4  No Violation......................................................................   26
 4.5  Consents and Approvals............................................................   28
 4.6  Commission Filings................................................................   28
 4.7  Status of Securities..............................................................   28
 4.8  No Material Adverse Changes.......................................................   29

ARTICLE 5  ADDITIONAL COVENANTS AND AGREEMENTS..........................................   30

 5.1  Conduct of Business by Target Companies and Acquired Entities.....................   30
 5.2  Conduct of Business by Joint Ventures.............................................   32
 5.3  Board Representation..............................................................   32
 5.4  Registration Rights...............................................................   32
 5.5  Employment Agreements.............................................................   32
 5.6  Additional Agreements.............................................................   32
 5.7  No Solicitation of Transactions...................................................   33
 5.8  Notification of Certain Matters...................................................   33
 5.9  Access to Information.............................................................   33
 5.10  Listing..........................................................................   33
 5.11  Expenses.........................................................................   34
 5.12  Title Policies...................................................................   34
 5.13  Rejected Assets..................................................................   34
 5.14  Information for Tax Returns......................................................   34
 5.15  Other Tax Related Covenants......................................................   34
 5.16  Trademarks, Etc..................................................................   34
 5.17  Financial Statements.............................................................   34

ARTICLE 6  CONDITIONS TO CLOSING........................................................   35

 6.1  Conditions to Obligations of Each Party to Effect the Mergers and the Transfers...   35
 6.2  Additional Conditions to the Company's Obligations................................   35
 6.3  Additional Conditions to the Gold Strike Persons' and Verchota's Obligations......   36

ARTICLE 7  INDEMNIFICATION..............................................................   37

 7.1  Survival of Representations, Etc..................................................   37
 7.2  Indemnification...................................................................   38
 7.3  Tax Matters.......................................................................   40


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
 ARTICLE 8  TERMINATION, AMENDMENT AND WAIVER                                              41

 8.1  Termination.......................................................................   41
 8.2  Effect of Termination.............................................................   41
 8.3  Amendment.........................................................................   41
 8.4  Waiver                                                                               41

ARTICLE 9  GENERAL PROVISIONS...........................................................   42

 9.1  Entire Agreement..................................................................   42
 9.2  No Third-Party Beneficiaries......................................................   42
 9.3  Notices...........................................................................   42
 9.4  No Assignment; Binding Effect.....................................................   44
 9.5  Severability......................................................................   44
 9.6  Further Assurances................................................................   44
 9.7  Non-Waiver of Breach..............................................................   45
 9.8  Confidentiality; Publicity........................................................   45
 9.9  Governing Law.....................................................................   45
 9.10  Counterparts.....................................................................   45
 9.11  Representations and Warranties of Verchota.......................................   45

                                LIST OF EXHIBITS



 Exhibit "A"........................................Form of Assignment Agreement

 Exhibit "B".............................................List of Excluded Assets

 Exhibit "C"............................................Form of Merger Agreement

 Exhibit "D"...............................Form of Registration Rights Agreement

 Exhibit "E"..............................Senior Executive Compensation Schedule

 Exhibit "F".......................Form of Senior Executive Employment Agreement

 Exhibit "G".............................................Form of Spousal Consent

 Exhibit "H"........................................Form of Standstill Agreement

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

  THIS AGREEMENT AND PLAN OF MERGER, dated as of March 19, 1995, is made and entered into by and among CIRCUS CIRCUS ENTERPRISES, INC., a Nevada corporation, M.S.E. INVESTMENTS, INCORPORATED, a Nevada corporation, LAST CHANCE INVESTMENTS, INCORPORATED, a Nevada corporation, GOLDSTRIKE INVESTMENTS, INCORPORATED, a Nevada corporation, DIAMOND GOLD, INC., a Nevada corporation, GOLD STRIKE AVIATION, INCORPORATED, a Nevada corporation, GOLDSTRIKE FINANCE COMPANY, INC., a Nevada corporation, OASIS DEVELOPMENT COMPANY, INC., a Nevada corporation, MICHAEL S. ENSIGN, an individual, WILLIAM A. RICHARDSON, an individual, DAVID R. BELDING, an individual, PETER A. SIMON II, an individual and ROBERT J. VERCHOTA, an individual. Capitalized terms used herein shall have the meanings assigned such terms in Section 1.1.

                                    RECITALS
                                    --------

  WHEREAS, the Company and its subsidiaries are multi-jurisdictional operators of gaming properties;

  WHEREAS, the Acquired Entities are operators of gaming properties. The Acquired Entities' properties include Gold Strike Hotel and Gambling Hall and Nevada Landing Hotel and Casino and two gasoline service stations located in Jean, Nevada; Railroad Pass Hotel and Casino located in Henderson, Nevada; a 50% interest in the Elgin Riverboat Resort, an equal joint venture with RBG that owns The Grand Victoria Casino, a riverboat casino and land-based entertainment complex located in Elgin, Illinois; and a 50% interest in the Victoria Partners, an equal joint venture with MRGS, that owns a two acre parcel, and has a commitment from MRGS to contribute an additional 43 acre parcel, in Las Vegas, Nevada which is being developed as a gaming and entertainment resort. The Acquired Entities are currently developing a wild animal park located in Jean, Nevada and casinos in Mississippi, Kentucky, Alabama and Indiana. The foregoing properties and development projects constitute the "Acquired Entities' Businesses";

  WHEREAS, the parties hereto intend that the Mergers each constitute a reorganization within the meaning of Section 368 of the Code; and

  WHEREAS, the parties hereto deem it advisable and in their respective best interests to enter into this Agreement and consummate the transactions contemplated hereby.

                                   AGREEMENT
                                   ---------

  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                     DEFINITIONS AND RULES OF CONSTRUCTION

  A. DEFINITIONS. The following defined terms shall, unless the context requires otherwise, have the meanings ascribed in this Section 1.1:

    "ACQUIRED ENTITIES" shall mean Railroad Pass, Jean Development, Jean West, Nevada Landing, Jean North, Pine Hills II, Indiana LLC, GSLV, Fuel and Fuel West.

    "ACQUIRED ENTITIES' BUSINESSES" shall have the meaning specified in the Recitals.

    "ACTIONS" shall mean any action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute (other than routine grievance procedures or routine, uncontested claims for benefits under any benefit plans for employees, officers or directors), arbitral action or investigation.

    "AFFILIATE" and "ASSOCIATE" shall have the meanings given to such terms pursuant to Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. The term "AFFILIATED" has the meaning correlative to the foregoing.

    "AGREEMENT" shall mean this Agreement and Plan of Merger, as it may be amended from time to time.

    "ANCILLARY AGREEMENTS" shall mean each of the Verchota Assignment Agreement, the Ensign Assignment Agreement, the Simon Assignment Agreement, the Merger Agreements, the Registration Rights Agreement, the Senior Executive Employment Agreements, the Standstill Agreement and the Exchange Agreement.

    "APPLICABLE GAMING AUTHORITIES" shall mean the gaming authorities of the States of Nevada, Illinois, Mississippi and Louisiana and the Province of Ontario, Canada and all other Governmental Authorities having or asserting jurisdiction over the establishment or conduct of gaming activities, operations, management, control, or ownership.

    "AVIATION, INC." shall mean Gold Strike Aviation, Incorporated, a Nevada corporation.

    "BALANCE SHEET" shall have the meaning specified in Section 3.17.

    "BALANCE SHEET DATE" shall mean December 31, 1994.

    "BANK FACILITY AGREEMENT" shall mean the Reducing Revolving Credit Agreement, dated as of February 11, 1994, as amended by the First Amendment to Reducing Revolving Credit Agreement, dated as of May 10, 1994, and the Second Amendment to Reducing Revolving Credit Agreement, dated as of September 16, 1994, by and among First Interstate Bank of Nevada, N.A., The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency, U.S. Bank of Nevada, NBD Bank, N.A., Bank of America Nevada and Bank of Hawaii (collectively, the "LENDERS") and Finance, Inc., (as borrower) and Railroad Pass, Lakeview Company, Jean Development, Jean West, Jean North, Pioneer Investment Group and Lakeview Gaming (as guarantors), pursuant to which, among other things, Lenders established a reducing revolving credit facility in an initial principal amount not to exceed $160 million.

    "BELDING" shall mean David R. Belding, an individual.

    "BOARD" shall mean the Board of Directors of the Company.

    "BURTON CONTRACT" shall mean the Joint Venture Agreement by and between Gold Strike Resorts Inc. and Lance Burton Inc. and Lance Burton Merchandising Corp.

    "CHARTER DOCUMENTS" shall mean, with respect to any corporation, the Articles or Certificate of Incorporation and Bylaws, each as amended and modified through and including the date of this Agreement, of such corporation.

    "CIRCUS CIRCUS SENIOR EXECUTIVES" shall mean Clyde Turner, Kurt Sullivan, Daniel Copp, Mike Sloan and Robert Prince.

    "CLAIM" shall have the meaning specified in Section 7.2(d).

    "CLAIM NOTICE" shall have the meaning specified in Section 7.2(d).

    "CLOSING" shall have the meaning specified in Section 2.4.

    "CLOSING DATE" shall have the meaning specified in Section 2.4.

    "CODE" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder.

    "COMMISSION" shall mean the Securities and Exchange Commission.

    "COMMON STOCK" shall mean common stock, par value $.01 (one and two-thirds cents) per share (including the associated Right), of the Company.

    "COMPANY" shall mean Circus Circus Enterprises, Inc. a Nevada corporation.

    "DAMAGES" shall have the meaning specified in Section 7.2.

    "DEVELOPMENT ENTITIES" shall mean Jean North, Lakeview Gaming, Indiana LLC and Pine Hills II.

    "DGI, INC." shall mean Diamond Gold, Inc., a Nevada corporation.

    "DRAFT INTERIM FINANCIALS" shall have the meaning specified in Section 3.16.

    "DRAFT YEAR-END FINANCIALS" shall have the meaning specified in Section
3.16.

    "EFFECTIVE TIME" shall mean the time at which the Mergers are consummated by the filing of the requisite documents with the Secretary of State of the State of Nevada for each of the Target Companies.

    "ELGIN BALANCE SHEET" shall have the meaning specified in Section 3.17.

    "ELGIN DRAFT INTERIM FINANCIALS" shall have the meaning specified in Section 3.16.

    "ELGIN YEAR-END FINANCIALS" shall have the meaning specified in Section
3.16.

    "ELGIN RIVERBOAT RESORT" shall mean Elgin Riverboat Resort, an Illinois general partnership.

    "ENCUMBRANCES" shall mean any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance or other similar right.

    "ENSIGN" shall mean Michael S. Ensign.

    "ENSIGN ASSIGNMENT AGREEMENT" shall mean the Ensign Assignment Agreement, substantially in the form attached hereto as Exhibit A-2.

    "ENSIGN INTERESTS" shall mean Ensign's interest in (i) Kentucky land and
(ii) Mississippi land.

    "ENVIRONMENTAL LAWS" shall mean any federal, state or local law, statute, ordinance, order, decree, rule or regulation relating to releases, discharges, emissions or disposals to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of Hazardous Materials, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances, and to the transportation, release or any other use of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601,, et
                                                                              --
seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901,
- ---
et seq. ("RCRA"), the Toxic Substances Control Act, 15 U.S.C. (S)  2601, et seq.
- -- ---                                                                   -- ---
("TSCA"), the Occupational, Safety and Health Act, 29 U.S.C. (S)  651, et seq.,
                                                                       -- ---
the Clean Air Act, 42 U.S.C. (S) 7401, et seq., the Federal Water Pollution
                                       -- ---
Control Act, 33 U.S.C. (S) 1251, et seq., the Safe Drinking Water Act, 42 U.S.C.
                                 -- ---
(S) 300f et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1802
         -- ---
et seq. ("HMTA") and the Emergency Planning and Community Right to Know Act, 42
- -- ---
U.S.C. 11001 et seq. ("EPCRA"), and other comparable state laws and all rules,
             -- ---
regulations and guidance documents promulgated pursuant thereto or published thereunder.

    "ERISA" shall have the meaning specified in Section 3.25.

    "EVANSVILLE LANDING" shall mean Evansville Landing, an Indiana general partnership.

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934 as amended, and the Rules and Regulations promulgated thereunder.

    "EXCHANGE AGREEMENT" shall mean an agreement to be entered into by New Day, Inc., the Company, MSE, Inc., Antonio C. Alamo, an individual, Anthony Korfman, an individual, Glenn W. Schaeffer, an individual, Gregg H. Solomon, an individual, and William Ensign, an individual, to transfer their respective interests (including the Minority Interests) in GSLV, Indiana LLC, Jean North, and Pine Hills II to New Day, Inc. in exchange for equity of New Day, Inc. as set forth in such agreement.

    "EXCLUDED ASSETS" shall mean those assets of the Target Companies and the Acquired Entities listed on Exhibit "B" attached hereto, along with all associated Encumbrances, indebtedness and other liabilities (except for the approximately $17 million owing under the Bank Facility Agreement attributable to Lakeview Company), including without limitation, the notes payable reflected on the financial statements of LCI, Inc. and the debt owing to Bank of America with respect to ODC.

    "FACILITIES" shall mean the casino-hotels, riverboat, offices, facilities, administration buildings, and all other real property and related facilities which are owned or leased by any of the Target Companies, the Acquired Entities or the Joint Ventures, excluding the Excluded Assets.

    "FAMILY LANDS" shall mean Family Lands L.P., a Mississippi limited partnership.

    "FINANCE, INC." shall mean Goldstrike Finance Company, Inc., a Nevada corporation.

    "FIXTURES AND EQUIPMENT" shall mean all of the furniture, fixtures, furnishings, machinery and equipment owned by each of the Target Companies, the Acquired Entities and the Joint Ventures and located in, at or upon the Facilities as of the Balance Sheet Date plus all additions, replacements or deletions since the Balance Sheet Date in the ordinary course of the Target Companies', the Acquired Entities' and the Joint Ventures' Businesses.

    "FUEL" shall mean Gold Strike Fuel Company, a Nevada general partnership.

    "FUEL WEST" shall mean Jean Fuel Company West, a Nevada general partnership.

    "GAMING LAWS" shall mean, with respect to any Person, any Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree, injunction or other authorization governing or relating to the current or contemplated casino and gaming activities and operations of such Person.

    "GOLD STRIKE PERSONS" shall mean the Target Companies and the Target Company Shareholders.

    "GOLD STRIKE SENIOR EXECUTIVES" shall mean Messrs. Ensign, Glenn W. Schaeffer, Richardson, Antonio C. Alamo and Gregg H. Solomon.

    "GOVERNMENTAL AUTHORITY" shall mean any agency, authority, board, bureau, commission, court, department, office or instrumentality of any nature whatsoever of the United States, any state, any province or any county, city or other political subdivision, or any officer or official thereof acting in an official capacity.

    "GSI, INC." shall mean Goldstrike Investments, Incorporated, a Nevada corporation.

    "GSLV" shall mean Gold Strike L.V., a Nevada general partnership.

    "GUARANTORS" shall mean, with respect to the Bank Facility Agreement, Railroad Pass, Jean Development, Jean West, Jean North and Lakeview Gaming.

    "HAZARDOUS MATERIALS" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is regulated as hazardous or toxic under Environmental Laws or the release of which is regulated under Environmental Laws. Without limiting the generality of the foregoing, the term includes: "HAZARDOUS SUBSTANCES" as defined in and regulated under CERCLA; "EXTREMELY HAZARDOUS SUBSTANCES" as defined in and regulated under EPCRA; "HAZARDOUS WASTE" as defined in and regulated under RCRA; "HAZARDOUS MATERIALS" as defined in and regulated under HMTA; "CHEMICAL SUBSTANCES OR MIXTURE" as defined in and regulated under TSCA; crude oil, petroleum products or any fraction thereof; radioactive materials including source, by-product or special nuclear materials; asbestos or asbestos-containing materials; and radon.

    "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

    "INCLUDED ASSETS" shall have the meaning specified in Section 3.21.

    "INDEMNIFIED PARTY" shall have the meaning specified in Section 7.2.

    "INDEMNIFYING PARTY" shall have the meaning specified in Section 7.2.

    "INDIANA LLC" shall mean Gold Strike Resorts, L.L.C., an Indiana limited liability company.

    "INDIVIDUALS" shall mean Glenn W. Schaeffer, Gregg H. Solomon, Antonio C. Alamo, Anthony Korfman and William Ensign.

    "INSTRUMENT" shall have the meaning specified in Section 3.11.

    "JEAN DEVELOPMENT" shall mean Jean Development Company, a Nevada general partnership.

    "JEAN NORTH" shall mean Jean Development North, a Nevada general partnership.

    "JEAN WEST" shall mean Jean Development West, a Nevada general partnership.

    "JOINT VENTURES" shall mean (a) Lakeview Gaming, (b) Elgin Riverboat Resort (but excluding RBG), (c) Pine Hills Development (but excluding Family Lands) and
(d) Victoria Partners (but excluding MRGS).

    "LAKEVIEW COMPANY" shall mean Lakeview Company, a Nevada general partnership.

    "LAKEVIEW COMPANY MANAGEMENT AGREEMENT" shall mean a management agreement by and between Lakeview Company and the Company relating to the management and operation of the Gold Strike Inn and Casino in Boulder City, Nevada on terms customary to the industry.

    "LAKEVIEW GAMING" shall mean Lakeview Gaming Partnership Joint Venture, a Nevada general partnership.

    "LCI, INC." shall mean Last Chance Investments, Incorporated, a Nevada corporation.

    "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the financial condition, results of operations, business (including without limitation the business of Victoria Partners, a Nevada general partnership) or properties of the Target Companies, the Acquired Entities and the Joint Ventures taken as a whole, excluding any change which adversely affects the gaming industry in Nevada or Illinois as a whole.

    "MATERIAL ADVERSE EFFECT ON THE COMPANY" shall mean, with respect to the Company, a material adverse effect on the financial condition, results of operations, business or properties of the Company, excluding any change which adversely affects the gaming industry in Nevada, Mississippi, Louisiana or Ontario, Canada as a whole.

    "MERGER AGREEMENT" shall mean an Agreement of Merger, substantially in the form attached hereto as Exhibit "C", with such modifications as may be required by Nevada law.

    "MERGER SUBS" shall mean the direct wholly owned subsidiaries of the Company formed for purposes of consummating the transactions contemplated by this Agreement.

    "MERGERS" shall mean the merger of a Merger Sub with and into each of the Target Companies.

    "MINORITY INTERESTS" shall mean the equity interests in the Acquired Entities not owned, as of the date of this Agreement, by either the Target Companies or Verchota.

    "MRGS" shall mean MRGS Corp., a Nevada corporation.

    "MRGS AGREEMENT" shall mean the Agreement Pursuant to Joint Venture Agreement by and between the Company and Messrs. Ensign, Schaeffer and Richardson in the form previously agreed to by the parties thereto to be entered into at or prior to the Closing.

    "MSE, INC." shall mean M.S.E. Investments, Incorporated, a Nevada corporation.

    "NEVADA LANDING" shall mean Nevada Landing Partnership, an Illinois general partnership.

    "ODC" shall mean Oasis Development Company, Inc., a Nevada corporation.

    "OPTIONS" shall have the meaning specified in Section 3.4.

    "ORGANIZATIONAL DOCUMENTS" shall mean, with respect to a partnership or limited liability company, the partnership or operating agreement, as such agreement has been amended and modified through and including the date of this Agreement, of such partnership or limited liability company, as the case may be.

    "PERMITTED DISTRIBUTION" shall mean, without duplication, (i) the distribution made or to be made by the Target Companies to their respective stockholders, representing the accumulated previously-taxed earnings of such Target Companies for the periods ending on or before March 31, 1995 (less amounts owing under the Bank Facility Agreement attributable to Lakeview Company or the Excluded Assets), (ii) the Permitted Tax Distribution, (iii) the distribution of the Excluded Assets and any Rejected Assets, and (iv) the distribution of any earnings attributable to the Excluded Assets or any Rejected Assets, which earnings were generated on and after April 1, 1995. Subject to verification by Arthur Andersen LLP, as of December 31, 1994, the accumulated previously-taxed earnings totaled approximately $30,523,615. For purposes of
(i), accumulated previously-taxed earnings shall also include earnings attributable to tax-exempt income and earnings and profits and shall not be reduced by any cost or expense incurred in connection with this Agreement, the Exchange Agreement and the transactions contemplated hereby and thereby, but shall be reduced by the adjusted tax basis of the Excluded Assets set forth in items 8, 9, 10, 13, 14, 15 and 16 on Exhibit B.

    "PERMITTED EXCEPTIONS" shall mean (i) any and all federal, state, local, foreign and other real estate, property, ad valorem, transfer, license, excise or other taxes, fees, general and special assessments or charges of any kind which are a lien not yet delinquent, (ii) Encumbrances, including, without limitation, encroachments, building or use restrictions, exceptions, reservations or other limitations, which do not in any material respect interfere with or impair the present and continued use of the Facilities in the usual and normal conduct of the business of each of the Target Companies, the Acquired Entities and the Joint Ventures, (iii) Encumbrances, including, without limitation, encroachments, building or use restrictions, exceptions, reservations or other limitations, which do not materially detract from the value of the property or assets subject thereto, (iv) Encumbrances securing any indebtedness, obligation or liability disclosed on the Balance Sheet, or (v) matters disclosed on the Title Policies.

    "PERMITTED TAX DISTRIBUTION" shall mean a distribution to be made to the Target Company Shareholders in an aggregate amount equal to 39.6%, plus 3% with regard to Illinois state income tax (less any federal income tax benefit related to the payment of such Illinois state income tax), multiplied by the difference between (i) all items of income attributable to the Target Companies required to be included in the income of each such Target Company Shareholder during the period on and after April 1, 1995, and (ii) all items of deduction or loss attributable to the Target Companies during the period on and after April 1, 1995 that can reduce the income included in (i) without regard to the particular circumstances of the particular shareholder. In determining (i) and (ii), any items attributable to the Excluded Assets and any Rejected Assets shall not be taken into account.

    "PERSON" shall mean any individual, firm, corporation, partnership, limited liability company, trust, unincorporated organization or other entity or a Government Authority, and shall include any successor (by merger or otherwise) of such Person.

    "PINE HILLS DEVELOPMENT" shall mean Pine Hills Development, a Mississippi general partnership.

    "PINE HILLS II" shall mean Pine Hills Development II, a Mississippi general partnership.

    "PREFERRED STOCK" shall mean preferred stock, par value $0.01 per share, of the Company.

    "RAILROAD PASS" shall mean Railroad Pass Investment Group, a Nevada general partnership.

    "RBG" shall mean RBG, L.P., an Illinois limited partnership.

    "REJECTED ASSETS" shall have the meaning specified in Section 5.13.

    "REJECTED ASSETS NOTICE" shall have the meaning specified in Section 5.13.

    "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement by and among the Company and each of the Target Company Shareholders and the Individuals, substantially in the form attached hereto as Exhibit "D".

    "REPRESENTATIVES" shall mean, with respect to any Person, the directors, officers, employees, agents or representatives of such Person.

    "RICHARDSON" shall mean William A. Richardson, an individual.

    "RIGHTS" shall mean the rights to purchase one one-hundredth (1/100th) of a share of Series A Junior Participating Preferred Stock of the Company issued pursuant to the Rights Agreement dated as of July 14, 1994, by and between the Company and First Chicago Trust Company of New York.

    "SCHAEFFER" shall mean Glenn W. Schaeffer, an individual.

    "SEC REPORTS" shall have the meaning specified in Section 4.6.

    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder.

    "SENIOR EXECUTIVE COMPENSATION SCHEDULE" shall mean the senior executive compensation schedule attached hereto as Exhibit "E".

    "SENIOR EXECUTIVE EMPLOYMENT AGREEMENTS" shall mean a Senior Executive Employment Agreement, substantially in the form attached hereto as Exhibit "F".

    "SIMON" shall mean Peter A. Simon II, an individual.

    "SIMON ASSIGNMENT AGREEMENT" shall mean the Simon Assignment Agreement, substantially in the form attached hereto as "Exhibit A-3."

    "SIMON INTEREST" shall mean Simon's interest in Alabama land.

    "SPOUSAL CONSENT" shall mean the spousal consent attached hereto in the form of Exhibit "G".

    "STANDSTILL AGREEMENT" shall mean the Standstill Agreement by and among the Company and each of the Target Company Shareholders and Schaeffer, substantially in the form attached hereto as Exhibit "H".

    "STOCK ISSUANCE" shall have the meaning specified in Section 2.2.

    "SUBSEQUENT FINANCIALS" shall have the meaning specified in Section 5.1(u).

    "SURVIVING CORPORATIONS" shall have the meaning specified in Section 2.1(a).

    "TARGET COMPANIES" shall mean MSE, Inc., LCI, Inc., GSI, Inc., DGI, Inc., Aviation, Inc., Finance, Inc. and ODC.

    "TARGET COMPANY SHAREHOLDERS" shall mean Michael S. Ensign, Richardson, Belding and Simon.

    "TITLE POLICIES" shall mean any title policies or title reports identified in Schedule 3.21 hereto and delivered to the Company prior to the date hereof with respect to any of the Facilities.

    "THIRD PARTY VENTURERS" shall mean RBG, MRGS and Family Lands.

    "THRESHOLD" shall have the meaning specified in Section 7.2.

    "TRANSFERS" shall mean the transfer to the Company, pursuant to Section 2.1(b), of the Verchota Interest by Verchota, the Ensign Interests by Ensign and the Simon Interest by Simon.

    "VERCHOTA" shall mean Robert J. Verchota, an individual.

    "VERCHOTA ASSIGNMENT AGREEMENT" shall mean the Agreement of Assignment, substantially in the form attached hereto as Exhibit "A-1."

    "VERCHOTA INTEREST" shall mean Verchota's interest in Railroad Pass.

    "VICTORIA PARTNERS" shall mean Victoria Partners, a Nevada general partnership.

 B. RULES OF CONSTRUCTION

    1. As used in this Agreement, the singular shall be deemed to refer to the plural, the masculine gender shall be deemed to refer to the feminine and neuter genders, and vice versa, as the context requires.

    2. Unless otherwise expressly stated herein, each reference to any party in this Agreement shall include such party's permitted successors and assigns.

    3. The table of contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

                                  ARTICLE II.
                                THE TRANSACTION

 A. MERGERS AND TRANSFERS

    1. MERGERS. At the Effective Time, upon the terms and subject to the conditions of this Agreement, a Merger Sub shall merge with and into each of the Target Companies pursuant to a Merger Agreement, in accordance with the applicable provisions of Nevada law. Upon consummation of the Mergers, the separate corporate existence of the Merger Subs shall cease, and each of the Target Companies, as the surviving corporation in each of the Mergers (collectively, the "SURVIVING CORPORATIONS"), shall continue its corporate existence under the laws of the State of Nevada. Pursuant to the Merger Agreements, all of the issued and outstanding shares of capital stock of the Target Companies shall be exchanged for newly issued, fully paid and nonassessable shares of Common Stock of the Company, as provided in Section 2.2, and the capital stock of the Target Companies shall be cancelled. When the Mergers have been effected, the Surviving Corporations shall thereupon and thereafter possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, of the Merger Subs and the Target Companies, and shall become subject to all the restrictions, disabilities and duties of the Merger Subs and the Target Companies; and, all and singular, the rights, privileges, powers and franchises of the Merger Subs and the Target Companies, and all property, real, personal and mixed, and all debts due to any of said Merger Subs and the Target Companies, on whatever account, as well for stock subscriptions as well as all other choses in action belonging to each of such corporations, shall become vested in the Surviving Corporations; and the title to any real estate vested by deed or otherwise or any other interest in real estate vested by any instrument or otherwise in any such Merger Subs or

Target Companies shall not revert or become in any way impaired by reason of the Mergers; all of the foregoing in accordance with the applicable provisions of Nevada law.

    2. TRANSFERS. On the Closing Date, upon the terms and subject to the conditions of this Agreement: (i) Verchota shall transfer the Verchota Interest to the Company pursuant to the Verchota Assignment Agreement free and clear of all Encumbrances (other than any liabilities arising as a general partner of Railroad Pass), (ii) Ensign shall transfer the Ensign Interests to the Company pursuant to the Ensign Assignment Agreement free and clear of all Encumbrances and (iii) Simon shall transfer the Simon Interest to the Company pursuant to the Simon Assignment Agreement free and clear of all Encumbrances.

    3. ANCILLARY AGREEMENTS. On the Closing Date, upon the terms and subject to the conditions of this Agreement: the Company and Verchota shall execute and deliver the Verchota Assignment Agreement, the Company and Ensign shall execute and deliver the Ensign Assignment Agreement, the Company and Simon shall execute and deliver the Simon Assignment Agreement, the Company and each of the Target Company Shareholders and the Individuals shall execute and deliver the Registration Rights Agreement, each of the Circus Circus Senior Executives and the Gold Strike Senior Executives and the Company shall execute and deliver a Senior Executive Employment Agreement and each of the Target Company Shareholders and Schaeffer and the Company shall execute and deliver the Standstill Agreement.

  B. CONSIDERATION FOR THE MERGERS AND THE TRANSFERS. In consideration of the Mergers and the Transfers, the Company shall issue (the "STOCK ISSUANCE") fully paid and nonassessable shares of its Common Stock to the Target Company Shareholders. The total number of shares of Common Stock to be issued shall be 16,291,551 shares, plus cash of $11,839,535. The cash and shares of Common Stock to be issued in the Stock Issuance shall be allocated among the Target Company Shareholders and Verchota as follows:


                        Total Consideration    Total Shares   Total Cash
 Michael S. Ensign                 39.92616%      6,598,328   $2,324,600
 Richardson                        39.65520%      6,553,548   $2,308,823
 Belding                            9.89609%      1,635,459   $  576,175
 Simon                              9.10194%      1,504,216   $  529,937
 Verchota                           1.42061%              0   $6,100,000

The Target Company Shareholders acknowledge that the shares of Common Stock to be issued in the Stock Issuance will not be registered under the Securities Act or under any state securities law and that they will be listed on the New York Stock Exchange. Of the cash to be received by Ensign and Simon, $300,000 shall be allocated to each of the Ensign Assignment Agreement and the Simon Assignment Agreement.

  C. CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS. The Certificate of Incorporation and By-Laws of each of the Target Companies surviving the Mergers shall be the Certificate of Incorporation and By-Laws of each such Target Company, as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and under Nevada Law. The following Persons shall be the officers and directors of the Company as the parent corporation of the surviving corporations in the Merger until their successors shall have been elected and qualified or until otherwise provided by law or the Certificate of Incorporation or By-Laws of the Company:



          Name                              Position
- ------------------------   -------------------------------------------
Tony Coelho                Director, Class I
Carl F. Dodge              Director, Class I
William M. Pennington      Director, Class I
Arthur M. Smith, Jr.       Director, Class III
Fred W. Smith              Director, Class II
Clyde T. Turner            Chairman of the Board, Class II, and Chief
                           Executive Officer
Michael S. Ensign          Vice Chairman of the Board, (Class II or
                           III), and Chief Operating Officer
Glenn W. Schaeffer         President, Chief Financial Officer and
                           Treasurer
William A. Richardson      Director, (Class II or III), Executive
                           Vice
                           President
Kurt D. Sullivan           Director, Class III and Senior Vice
                           President
Daniel N. Copp             Senior Vice President
David R. Belding           Senior Vice President and Secretary
Antonio C. Alamo           Senior Vice President
Gregg H. Solomon           Senior Vice President
Mike Sloan                 Senior Vice President and General Counsel

  D. CLOSING. The closing of the Mergers, the Transfers and the Stock Issuance (the "CLOSING"), shall occur at the offices of the Company, 2880 Las Vegas Blvd. South, Las Vegas, NV 89109 or at such other place as the parties hereto mutually agree, on a date and at a time to be specified by the parties, which shall in no event be later than 10:00 a.m., local time, on the fifth business day following the satisfaction of the conditions set forth in Article 6 of this Agreement, or on such other date as the parties hereto mutually agree (the "CLOSING DATE"). The closing of each of the Mergers, the Transfers and the Stock Issuance shall be concurrent and mutually conditional.

                                  ARTICLE III.
                     REPRESENTATIONS AND WARRANTIES OF EACH
                           OF THE GOLD STRIKE PERSONS

  Each of the Gold Strike Persons jointly and severally represents and warrants to the Company that, as of the date of this Agreement:

  A. ORGANIZATION AND QUALIFICATION OF EACH OF THE JOINT VENTURES. Each of the Joint Ventures is duly formed and validly existing under the laws of its state of formation and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. Each of the Joint Ventures is duly qualified, licensed (excluding gaming and liquor licenses, which are covered by Sections 3.27 and 3.28) or admitted to do business in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where the failure to be so qualified, licensed or admitted would not have a Material Adverse Effect.

  B. ORGANIZATION AND QUALIFICATION OF EACH OF THE ACQUIRED ENTITIES. Except as set forth in Schedule 3.2, each of the Acquired Entities is duly formed and validly existing under the laws of its state of formation and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. Each of the Acquired Entities is duly qualified, licensed (excluding gaming and liquor licenses, which are covered by Sections 3.27 and 3.28) or admitted to do business in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where the failure to be so qualified, licensed or admitted would not have a Material Adverse Effect.

  C. ORGANIZATION AND QUALIFICATION OF EACH OF THE TARGET COMPANIES. Each of the Target Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. Each of the Target Companies is duly qualified, licensed (excluding gaming and liquor licenses, which are covered by Sections 3.27 and 3.28) or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where the failure to be so qualified, licensed or admitted and in good standing would not have a Material Adverse Effect.

  D. OWNERSHIP OF EACH OF THE JOINT VENTURES. The ownership of each of the Joint Ventures is as follows:

ENTITY                                   PARTNERS/           OWNERSHIP
                                          MEMBERS             INTEREST

 Lakeview Gaming                 Lakeview Company               16.66 2/3%
                                 Railroad Pass                  16.66 2/3%
                                 Jean Development               16.66 2/3%
                                 Jean West                      16.66 2/3%
                                 Jean North                     16.66 2/3%
                                 Pioneer Investment Group       16.66 2/3%

 Elgin Riverboat Resort          Nevada Landing                 50%
                                 RBG                            50%

 Pine Hills Development          Pine Hills II                  90%
                                 Family Lands                   10.00%

 Victoria Partners               GSLV                           50%
                                 MRGS Corp.                     50%

 Evansville Landing              Indiana LLC                    25%
                                 HCCC Corp.,
                                  a Delaware corporation        25%
                                 Ellis Indiana Corporation,
                                  an Indiana corporation        25%
                                 Evansim Entertainment, L.L.C.,

                                  an Indiana limited
                                  liability company             25%

All of the foregoing partnership or membership interests are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Schedule 3.4, and except pursuant to this Agreement or the Ancillary Agreements, there are no outstanding options, warrants, subscriptions, rights (including "phantom" rights), preemptive rights or other contracts, commitments, calls, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement (together, "OPTIONS"), obligating any of the Joint Ventures or, to the knowledge of the Gold Strike Persons, any partner or member, to issue, sell or assign any partnership or membership interests or to grant, extend or enter into any Option with respect thereto. Except as set forth in Schedule 3.4, none of the Joint Ventures has any commitments or obligations or rights to issue, purchase or redeem any of its partnership or membership interests. Except as set forth in Schedule 3.4, each of the Acquired Entities owns of record the equity interests in each of the Joint Ventures listed in this Section for such Acquired Entity, free and clear of any and all Encumbrances.

  E. OWNERSHIP OF EACH OF THE ACQUIRED ENTITIES. The ownership of each of the Acquired Entities is as follows:

ENTITY                    PARTNERS/        OWNERSHIP
                           MEMBERS          INTEREST

Railroad Pass         MSE, Inc.                 30%
                      LCI, Inc.                 20%
                      GSI, Inc.                 10%
                      Verchota                  40%

Jean Development      MSE, Inc.                 40%
                      LCI, Inc.                 40%
                      GSI, Inc.                 20%

Jean West             MSE, Inc.                 40%
                      LCI, Inc.                 40%
                      GSI, Inc.                 12%
                      DGI, Inc.                  8%

Nevada Landing        MSE, Inc.                 40%
                      LCI, Inc.                 40%
                      GSI, Inc.                  5%
                      DGI, Inc.                 15%

Jean North            MSE, Inc.                 38.5%
                      LCI, Inc.                 38.5%
                      GSI, Inc.                  5.0%
                      DGI, Inc.                  9.0%
                      Glenn W. Schaeffer         9.0%

                                     xviii

Pine Hills II         MSE, Inc.                 50.5%
                      LCI, Inc.                 32.0%
                      GSI, Inc.                  7.5%
                      DGI, Inc.                  2.5%
                      Glenn W. Schaeffer         7.5%

Indiana LLC           MSE, Inc.                 40%
                      LCI, Inc.                 36%
                      GSI, Inc.                 10%
                      DGI, Inc.                  2%
                      Glenn W. Schaeffer        10%
                      Greg H. Solomon            2%

GSLV                  MSE, Inc.                 39.00%
                      LCI, Inc.                 39.00%
                      GSI, Inc.                  6.50%
                      DGI, Inc.                  2.50%
                      Glenn W. Schaeffer         5.25%
                      Gregg H. Solomon           1.00%
                      Antonio C. Alamo           5.25%
                      Anthony Korfman            0.75%
                      William Ensign             0.75%

Fuel                  MSE, Inc.                 16.66 2/3%
                      LCI, Inc.                 16.66 2/3%
                      GSI, Inc.                 16.66 2/3%
                      ODC                       50.000%

Fuel West             MSE, Inc.                 40%
                      LCI, Inc.                 40%
                      GSI, Inc.                 12%
                      ODC                        8%

All of the foregoing partnership or membership interests are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Schedule 3.5, and except pursuant to this Agreement or the Ancillary Agreements, there are no outstanding Options obligating any of the Acquired Entities or, to the knowledge of the Gold Strike Persons, any partner or member, to issue, sell or assign any partnership or membership interests or to grant, extend or enter into any Option with respect thereto. Except as set forth in Schedule 3.5, none of the Acquired Entities has any commitments or obligations or rights to issue, purchase or redeem any of its partnership or membership interests. Except as set forth in Schedule 3.5, each of the Target Companies owns of record the equity interests in each of the Acquired Entities listed in this Section for such Target Company, free and clear of any and all Encumbrances. Except as set forth in Schedule 3.5, each of the Individuals and Verchota owns of record the equity interests in the Acquired Entities listed in this Section for himself, free and clear of any and all Encumbrances.

  F. CAPITALIZATION OF EACH OF THE TARGET COMPANIES. Michael S. Ensign is the sole shareholder of MSE, Inc.; Richardson is the sole shareholder of LCI, Inc.; Belding is the sole shareholder of GSI, Inc.; Simon is the sole shareholder of DGI, Inc. and ODC; Michael S. Ensign and Richardson are the sole shareholders of Aviation, Inc.; and Michael S. Ensign, Richardson and Belding are the sole shareholders of Finance, Inc. The authorized capital stock of each of the Target Companies is as follows:

    MSE, Inc.           20,000   shares of Common Stock, no par value
    LCI, Inc.           20,000   shares of Common Stock, no par value
    GSI, Inc.           20,000   shares of Common Stock, no par value
    DGI, Inc.            2,500   shares of Common Stock, no par value
    Aviation, Inc.       2,500   shares of Common Stock, no par value
    Finance, Inc.        2,500   shares of Common Stock, no par value
    ODC                  2,500   shares of Common Stock, no par value

Except as set forth in Schedule 3.6, the Target Company Shareholders own all of the issued and outstanding capital stock of each of the Target Companies, free and clear of all Encumbrances, as follows:

Michael S. Ensign:      10,000   shares of Common Stock of MSE, Inc.
                           500   shares of Common Stock of Aviation, Inc.
                            40   shares of Common Stock of Finance, Inc.

Richardson:              1,000   shares of Common Stock of LCI, Inc.
                           500   shares of Common Stock of Aviation, Inc.
                            40   shares of Common Stock of Finance, Inc.

Belding:                 1,500   shares of Common Stock of GSI, Inc.
                            20   shares of Common Stock of Finance, Inc.

Simon:                   1,000   shares of Common Stock of DGI, Inc.
                         1,000   shares of Common Stock of ODC

All of such shares are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Schedule 3.6, and except pursuant to this Agreement or the Ancillary Agreements, there are no outstanding Options obligating any of the Target Companies to issue or sell any shares of capital stock or to grant, extend or enter into any Option with respect thereto. Except as set forth in Schedule 3.6, none of the Target Companies has any commitments or obligations or rights to purchase or redeem any shares of its capital stock. Except as set forth in Schedule 3.6, each of the Target Company Shareholders owns of record the shares in the Target Companies listed in this Section for such Target Company Shareholder, free and clear of any and all Encumbrances.

  G. SUBSIDIARIES. Except as set forth in Schedule 3.7, none of the Target Companies has any wholly or partially owned subsidiaries nor, except as set forth in Sections 3.4 and 3.5, any equity or debt investments in any corporation, partnership, joint venture, limited liability company or other entity.

  H. AUTHORITY OF EACH OF THE TARGET COMPANIES. Each of the Target Companies has full power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Ancillary Agreements to which it is a party, the performance by such Target Company of its obligations hereunder and thereunder and the consummation by such Target Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of such Target Company. Each of this Agreement and the Ancillary Agreements to which it is a party has been (or, when executed and delivered, will have been) duly and validly executed and delivered by each of the Target Companies and constitutes (or, when executed and delivered, will constitute) a legal, valid and binding obligation of each of the Target Companies enforceable against such Target Company in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

  I. AUTHORITY OF EACH OF THE TARGET COMPANY SHAREHOLDERS. Except as set forth in Schedule 3.9, each of the Target Company Shareholders has legal capacity to enter into this Agreement and each of the Ancillary Agreements to which it is a party and to perform his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Except as set forth in
Schedule 3.9 each of this Agreement and the Ancillary Agreements to which it is a party has been (or, when executed and delivered, will have been) duly and validly executed and delivered by each of the Target Company Shareholders and constitutes (or, when executed and delivered, will constitute) a legal, valid and binding obligation of each of the Target Company Shareholders enforceable against each of them in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

  J.  AUTHORITY OF THE INDIVIDUALS AND VERCHOTA.  Except as set forth in
Schedule 3.10, each of the Individuals and Verchota has the legal capacity to enter into this Agreement and each of the Ancillary Agreements to which he is a party and to perform his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Except as set forth in
Schedule 3.10, each of this Agreement and the Ancillary Agreements to which he is a party has been (or, when executed and delivered, will have been) duly and validly executed and delivered by each of the Individuals and Verchota and constitutes (or, when executed and delivered, will constitute) a legal, valid and binding obligation of each of the Individuals and Verchota enforceable against each of the Individuals and Verchota in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

  K. NO VIOLATION. Except as set forth in Schedule 3.11, none of the Target Companies is in default under or in violation of any provision of its Charter Documents, and none of the Target Companies is in default beyond any applicable grace period under or in violation (other than technical or other similar violations that could not cause a default under such Instrument) of any material agreement, indenture, contract, lease, sublease, loan agreement, note, restriction, obligation or liability (each an "INSTRUMENT") to which it is a party or by which it is bound or to which any of its properties or assets is subject. Except as set forth in Schedule 3.11, none of the Acquired Entities or Joint Ventures is in default beyond any applicable grace period under or in violation of any provisions of its Organizational Documents, and none of the Acquired Entities or the Joint Ventures is in default under or in violation of (other than technical or other similar violations that could not cause a default under such Instrument) any Instrument to which it is a party or by which it is bound or to which any of its properties or assets are subject. Except as set forth in Schedule 3.11, none of Verchota's or the Target Company Shareholders' execution and delivery of this Agreement, and none of Verchota's, the Individuals' or the Target Company Shareholders' execution and delivery of each of the Ancillary Agreements to which it is a party, nor the consummation of the transactions contemplated hereby and thereby, will conflict with or breach any Charter Document or Instrument of any of the Target Companies or any Organizational Document or Instrument of any of the Acquired Entities or the Joint Ventures, or cause any such default or violation, or accelerate or allow any Person to accelerate, terminate, modify or cancel any material rights under any Instrument to which any of the Target Companies, the Acquired Entities or the Joint Ventures is a party or is subject, or will result in the creation of any material Encumbrance on the assets or properties of any of the Target Companies, the Acquired Entities or the Joint Ventures. Except as set forth in Schedule 3.11, such execution, delivery and consummation will not violate or breach or constitute a default under any material law, rule, judgment, order, decree or regulation of any Governmental Authority to which any of Verchota, the Individuals, the Target Company Shareholders, the Target Companies, the Acquired Entities or the Joint Ventures is a party or is subject or to which any of the Target Companies', the Acquired Entities' or the Joint Ventures' properties, or Included Assets, are subject.

  L. CONSENTS AND APPROVALS. Except as set forth in Schedule 3.12, and except as noted in the following sentence, no consent, authorization, order, license, permit, or approval of (or filing or registration with) any Governmental Authority or any other Person is required in connection with each of Verchota's, the Target Companies' and the Target Company Shareholders' execution, delivery and performance of this Agreement and each of Verchota's, the Individuals', the Target Companies' and the Target Company Shareholders' execution, delivery and performance of each of the Ancillary Agreements to which it is a party. The exceptions referred to above are: (i) filings and approvals required under Nevada Law in respect of corporate mergers, (ii) filings and approvals of pre-merger notification and report forms and related documents under the HSR Act,
(iii) filings with and the receipt of all required prior approvals, consents, authorizations, orders, permits, findings of suitability and licenses from, Applicable Gaming Authorities under the Gaming Laws, (iv) transfer notifications, filings or approvals that may be required under any state Environmental Law, including without limitation, the states of Illinois and Indiana, and (v) where the failure to obtain such non-gaming consents, authorizations, orders, licenses or permits, or to make such filings or registrations, individually or in the aggregate, would not have a Material Adverse Effect.

  M. CORPORATE INSTRUMENTS AND RECORDS. Each of the Target Companies' Charter Documents previously furnished to the Company is correct and complete and each reflects all amendments made through the date of this Agreement. Each of the Target Companies' minute books and stock certificate books and ledgers as made available to the Company for inspection are substantially correct and complete, and contain the true signatures of the Persons purporting to have signed them. All material corporate actions taken by each of the Target Companies since incorporation have been duly authorized or ratified by all requisite action.

  N. PARTNERSHIP INSTRUMENTS. Each of the Acquired Entities' and the Joint Ventures' Organizational Documents previously furnished to the Company is correct and complete and each reflects all amendments made through the date of this Agreement.

  O. TAX MATTERS. Each of the Target Companies is currently and at all times since January 1, 1987 has been qualified as an "S" corporation under the Code. None of the material tax returns of any of the Target Companies, the Acquired Entities or the Joint Ventures is currently under examination by any taxing authority, and no such examination has been proposed. Each of the Target Companies, the Acquired Entities and the Joint Ventures has duly filed all material tax returns that it is required to file. Each of the Target Companies, the Acquired Entities and the Joint Ventures has paid (or made adequate provision for payment of) all taxes shown as due on those returns as well as all material taxes, interest, penalties, assessments and deficiencies due or claimed due from foreign, federal, state or local taxing authorities (including, without limitation, taxes on properties, income, franchises, licenses, sales and payrolls). The filed returns are correct in all material respects. Each of the Target Companies', the Acquired Entities' and the Joint Ventures' federal income tax returns have been audited by the Internal Revenue Service as disclosed on
Schedule 3.15 hereto, and all additional taxes and assessments resulting from such audits have been paid by each of the Target Companies, the Acquired Entities and the Joint Ventures, as the case may be. The provision for taxes on the Balance Sheet and the Elgin Balance Sheet is adequate to cover all accrued and unpaid taxes as of the Balance Sheet Date, and no material deficiencies for any taxes have been proposed in writing or assessed which are not reserved for. None of the Target Companies, the Acquired Entities or the Joint Ventures has granted any extension of limitation periods applicable to audits or claims by any taxing authority.

 P. FINANCIAL STATEMENTS.

    (A) COMBINED FINANCIALS. The Target Companies have previously delivered to the Company copies of the Target Companies' (excluding ODC and investments in Fuel and Fuel West), the Acquired Entities' and the Joint Ventures' (except that the investment in the Elgin Riverboat Resort is recorded under the equity method of accounting) draft audited combined financial statements for their year ended December 31, 1994 (the "Draft Year-End Financials"), and draft unaudited combined financial statements for the entities provided therein for the two months ended February 28, 1995 (the "Draft Interim Financials"). The Draft Year-End Financials fairly present in all material respects the financial position and results of operations of the Target Companies (excluding ODC and investments in Fuel and Fuel West), the Acquired Entities and the Joint Ventures on a combined basis in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, except as may be indicated in the notes or schedules thereto, and except (i) the income of Fuel and Fuel West is presented in discontinued operations and (ii) the financial position and results of operations of the Elgin Riverboat Resort are recorded under the equity method of accounting. When delivered pursuant to Section 5.17, the audited versions of the Draft Year-End Financials will have been audited by, and will include the related opinions of, Arthur Andersen LLP, independent public accountants, which will place reliance on Coopers & Lybrand with regard to the investment in, and equity income derived from, the Elgin Riverboat Resort. The Draft Interim Financials (and the Subsequent Financials will when delivered) fairly present in all material respects the net income, assets, liabilities and equity for the entities provided therein, except (i) such statements do not reflect write-offs related to the aborted initial public offering of the Target Companies (excluding ODC), costs related to applications for a gaming license for Evansville Landing (which applications were denied) or accruals for construction payables of Victoria Partners and (ii) the financial position and results of operations of the Elgin Riverboat Resort are recorded under the equity method of accounting. The combined balance sheets included in the Draft Year-End Financials fairly present in all material respects the combined financial condition of the entities set forth therein as at their respective dates, and the statements of income and retained earnings and of cash flows, fairly present in all

                                     xxiii
material respects the combined operations of the entities set forth therein for the periods ended on the respective dates of the related balance sheets.

    (B) ELGIN RIVERBOAT RESORT FINANCIALS. The Target Companies have previously delivered to the Company copies of the Elgin Riverboat Resort's audited financial statements for its year ended December 31, 1994 (the "Elgin Year-End Financials"), and draft unaudited financial statements for such entity for the two months ended February 28, 1995 (the "Elgin Draft Interim Financials"). The Elgin Year-End Financials fairly present in all material respects the financial position and results of operations of the Elgin Riverboat Resort in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, except as may be indicated in the notes or schedules thereto, and have been audited by, and include the related opinions of, Coopers & Lybrand, independent public accountants. The Elgin Draft Interim Financials (and the Subsequent Financials will when delivered) fairly present in all material respects the net income, assets, liabilities and equity for the Elgin Riverboat Resort. The balance sheets included in the Elgin Year-End Financials fairly present in all material respects the Elgin Riverboat Resort's financial condition as at their respective dates, and the statements of operations and partners equity and cash flows, fairly present in all material respects the Elgin Riverboat Resort's operations for the periods ended on the respective dates of the related balance sheets.

  Q. ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed on Schedule 3.17, none of the Target Companies, the Acquired Entities or the Joint Ventures (except for Fuel, Fuel West and ODC) has any liabilities of any nature, whether absolute, contingent or otherwise, and whether due or to become due, except (i) those disclosed or reserved against in the Target Companies', the Acquired Entities' or the Joint Ventures' combined balance sheet as at December 31, 1994 (the "BALANCE SHEET") included in the Draft Year-End Financials and which are not material in amount, including the footnotes thereto, (ii) those disclosed or reserved against in the Elgin Riverboat Resort's balance sheet as at December 31, 1994 (the "ELGIN BALANCE SHEET") included in the Elgin Year-End Financials and which are not material in amount, including the footnotes thereto, (iii) those arising in the ordinary course of business and consistent with past practice after the Balance Sheet Date, (iv) those relating to guarantees of completion of any project, and (v) any other contingent liabilities that would not materially adversely affect any of the Target Companies, the Acquired Entities or the Joint Ventures (excluding the Development Entities).

  R. NO MATERIAL ADVERSE CHANGES. Since the Balance Sheet Date, none of the following has occurred.

    1. CONDITION. Any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) or threatened change which has had, or would reasonably be expected to have, a Material Adverse Effect.

    2. DIVIDEND; REDEMPTION. Except as set forth in Schedule 3.18, the declaration, setting aside or payment of any dividend or other distribution in respect of any shares of the Target Companies' capital stock or the Acquired Entities' or Joint Ventures' partnership or membership capital or interests (including without limitation any distributions by the Target Companies to their respective stockholders representing any of the accumulated earnings of such Target Companies subsequent to March 31, 1995 but excluding any Permitted Distribution), or the purchase, redemption, issue, sale or other disposition of any such shares or capital or interests, or the sale or grant of any options, warrants or other rights to purchase or convert into shares of capital stock or capital or interests or indebtedness of any of the Target Companies, the Acquired Entities or the Joint Ventures.

    3. SECURITY INTEREST. Except as set forth in Schedule 3.18, any mortgage or pledge of, or creation of any Encumbrance respecting, any material property or assets of any of the Target Companies, the Acquired Entities or the Joint Ventures (excluding the Development Entities), except for Encumbrances for current taxes, payment of which is not yet delinquent, and security interests normally arising in the ordinary course of business.

    4. CASUALTY. Any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting the material properties or operations of any of the Target Companies, the Acquired Entities or the Joint Ventures (excluding the Development Entities).

    5. ASSET DISPOSITION. Except as set forth in Schedule 3.18, any sale, lease, transfer or assignment of any material asset (tangible or intangible) of any of the Target Companies, the Acquired Entities or the Joint Ventures (excluding the Development Entities), except for a fair consideration, in the ordinary course of business or in a Permitted Distribution.

    6. INSTRUMENT CHANGES. Except as set forth in Schedule 3.18, authorization or accomplishment of any change in the Charter Documents or Organizational Documents of any of the Target Companies, the Acquired Entities or the Joint Ventures.

    7. CLAIMS DISPOSITION. Any cancellation, settlement or compromise of any claim or debt due to or owing to any of the Target Companies, the Acquired Entities or the Joint Ventures, other than in the ordinary course of business.

    8. RELEASE OF RIGHTS. Any waiver or release of any rights of value of any of the Target Companies, the Acquired Entities or the Joint Ventures, other than in the ordinary course.

    9. LONG-TERM CONTRACTS. Except as set forth in Schedule 3.18, negotiation or execution of any material arrangement, agreement or understanding to which any of the Target Companies, the Acquired Entities or the Joint Ventures is a party which cannot be terminated by it on notice of 90 days or less without cost or penalty, other than in the ordinary course of business.

    10. LOANS; ETC. Any material loan, or other transaction not in the ordinary course of business, with any Person who is an officer, director, shareholder, partner (other than the Third Party Venturers) or member of any of the Target Companies, the Acquired Entities or the Joint Ventures, or who is an Affiliate or Associate of such a Person, giving rise to any claim between that Person and any of the Target Companies, the Acquired Entities or the Joint Ventures.

    11. COMPENSATION INCREASES. Any increase in salary, bonus, fringe benefit, or incentive or other compensation payable or to become payable to any officer, director, employee or other Person receiving compensation of any nature from any of the Target Companies, the Acquired Entities or the Joint Ventures or any entities controlled by the foregoing, except in the ordinary course of business; or any increase in the number of shares or partnership or membership interests obtainable under, or acceleration of the time of exercisability of, any stock or partnership option, stock bonus or similar plan of any of the Target Companies, the Acquired Entities or the Joint Ventures.

    12. CAPITAL EXPENDITURES. Except as set forth in Schedule 3.18, any capital expenditures other than in the ordinary course of business by any of the Target Companies, the Acquired Entities or the Joint Ventures.

    13. ACCOUNTING PROCEDURE. Any change in any accounting practice or procedure of any of the Target Companies, the Acquired Entities or the Joint Ventures.

  S. GUARANTEES. Except as set forth in Schedule 3.19, none of the Target Companies, the Acquired Entities or the Joint Ventures has any liability as guarantor or contingent obligor for any obligation of any other Person (other than the Target Companies, the Acquired Entities or the Joint Ventures). Except as set forth in Schedule 3.19, no material assets owned by any of the Target Companies, the Acquired Entities or the Joint Ventures (excluding the Development Entities other than Pine Hills II) are or have been pledged, hypothecated, delivered for safekeeping, subjected to a security interest or otherwise made available in any way to secure payment or performance of any obligation of a Person other than any of the Target Companies, the Acquired Entities or the Joint Ventures.

  T. LITIGATION. Except as set forth in Schedule 3.20, there is no Action pending or, to the knowledge of each of the Target Company Shareholders, threatened against, (i) any of the Target Companies, the Acquired Entities, or the Joint Ventures, (ii) any officer, director or shareholder, or to the knowledge of the Gold Strike Persons, partner or member of, any of the Target Companies, the Acquired Entities or the Joint Ventures as such, (iii) any benefit plan for employees, officers or directors or any fiduciary or administrator thereof or (iv) any of the transactions contemplated by this Agreement or the Ancillary Agreements. None of the Target Companies, the Acquired Entities or the Joint Ventures is in default with respect to any material judgment, order, writ, injunction or decree of any Governmental Authority, and there are no unsatisfied judgments against any of the Target Companies, the Acquired Entities or the Joint Ventures or the businesses or activities of any of the Target Companies, the Acquired Entities or the Joint Ventures. There is not a reasonable likelihood of an adverse determination of any pending Actions which would, individually or in the aggregate, have a Material Adverse Effect.

  U. NATURE OF BUSINESS; INCLUDED ASSETS. Except for the Acquired Entities' Businesses, none of the Acquired Entities or the Joint Ventures engage or participate in or conduct any other business. All of the businesses, properties, assets and rights of any kind, whether tangible or intangible, real or personal and constituting, or used or useful in connection with, or related to, the Acquired Entities' Businesses, except the Excluded Assets and the Minority Interests (such assets being referred to herein as the "INCLUDED ASSETS") are being transferred by the Target Company Shareholders indirectly to the Company pursuant to this Agreement.

    1. TITLE TO INCLUDED ASSETS, ETC. - PRIOR TO THE CONSUMMATION OF THE MERGERS. Except as set forth in Schedule 3.21(a), and subject only to Permitted Exceptions, each of the Target Companies, the Acquired Entities and the Joint Ventures has good and marketable title to, or a valid leasehold interest in, the Included Assets. There are no pending or, to the knowledge of the Target Company Shareholders, threatened condemnation proceedings relating to any of the Facilities. No material improvements, equipment or other assets owned or leased by the Acquired Entities, the Target Companies or the Joint Ventures at the Facilities are subject to any commitment or other arrangement for their sale or lease to third parties.

    2. TITLE TO ASSETS, ETC. - SUBSEQUENT TO THE CONSUMMATION OF THE MERGERS. Upon consummation of the Mergers, the Transfers and the transactions contemplated by the Exchange Agreement, the Company shall hold all of the right, title and interest in and to all of the Included Assets held by the Target Companies, the Acquired Entities and the Joint Ventures prior to such Mergers, Transfers and transactions free and clear of any Encumbrances (except Encumbrances created by the Company) subject to Permitted Exceptions, and none of the consummation of the Mergers, the Transfers or the consummation of the transactions contemplated by the Exchange Agreement, nor the dissolution and termination of the Acquired Entities shall have any material adverse affect on any such material Included Assets, or the ownership thereof.

  V. CONDITION OF TANGIBLE INCLUDED ASSETS. The Facilities and Fixtures and Equipment are in good operating condition and repair (except for ordinary wear and tear and any defect the cost of repairing which would not be material), are sufficient for the operation of the respective businesses of each of the Target Companies, the Acquired Entities and the Joint Ventures as presently conducted.

  W. CONTRACTS. All contracts and agreements of any nature to which any of the Target Companies, the Acquired Entities or the Joint Ventures is a party and which are material to the business, assets or properties of any of the Target Companies, the Acquired Entities or the Joint Ventures taken as a whole are duly and validly executed by all parties, are in full force and effect as of the date of this Agreement and will be in full force and effect at the Effective Time. All such contracts and agreements are identified on Schedule 3.23 hereto. None of the Target Companies, the Acquired Entities or the Joint Ventures is in default (either after notice or the passage of time or both) of such contracts or agreements (other than technical or other similar violations that could not cause a default under such contracts and agreements) and, to the knowledge of the Gold Strike Persons, no other Person who is a party to such contracts or agreements is in default (either after notice or the passage of time or both) thereunder. All such contracts and agreements will continue, after the Effective Time, to be binding in accordance with their respective terms until their respective expiration dates, except for those contracts or agreements that would expire by their terms prior to the Effective Time.

  X. LABOR AND EMPLOYMENT MATTERS. (i) None of the Target Companies, the Acquired Entities or the Joint Ventures is a party to any collective bargaining agreement or negotiations with any Person or group with respect to any such agreement; (ii) none of the Target Companies, the Acquired Entities or the Joint Ventures knows of any pending, or is now experiencing any strike, grievance, unfair labor practice claim; (iii) none of the Target Companies, the Acquired Entities or the Joint Ventures knows of the filing by any employee or employee group seeking recognition as a collective bargaining representative or unit with respect to any of the Target Companies, the Acquired Entities or the Joint Ventures; (v) each of the Target Companies, the Acquired Entities and the Joint Ventures has complied in all material respects with applicable laws and regulations relating to employment, civil rights and equal employment opportunities.

  Y. EMPLOYEE PLAN MATTERS. Schedule 3.25 hereto identifies each contract or agreement of the following nature, to which any of the Target Companies, the Acquired Entities or the Joint Ventures is a party: (i) employment agreements,
(ii) noncompetition agreements, (iii) consulting agreements, (iv) incentive compensation plans, agreements or arrangements, (v) pension and profit-sharing plans, agreements or arrangements, (vi) bonus plans, agreements or arrangements,
(vii) stock purchase or option plans, agreements or arrangements, (viii) medical benefit, hospitalization, disability or other insurance plans, policies, agreements or arrangements, (ix) other employee fringe benefit or welfare plans, policies,

                                     xxvii
agreements or arrangements, and (x) parachute, severance or termination pay plans, policies, agreements or arrangements. With respect to each of the plans, policies, agreements or arrangements described in clauses (v) through (x) of the preceding sentence, (i) none is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 412 of the Code,
(ii) there is no unfunded liability of any of the Target Companies, the Acquired Entities or the Joint Ventures under ERISA, (iii) none provides for the payment of post-termination or post-retirement medical benefits except to the extent required by Part 6 of Title I of ERISA, (iv) none of the Target Companies, the Acquired Entities or the Joint Ventures has ever terminated its participation in or withdrawn thereunder under circumstances resulting (or that might result) in liability to any Governmental Authority, the fund by which it is funded, or the employees (or beneficiaries) for whose benefit it is maintained, (v) there has been no "reportable event" of the nature described in ERISA Section 4043(b) that has resulted or may result in liability of any of the Target Companies, the Acquired Entities or the Joint Ventures and (vi) each has been maintained in all material respects in compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code. None of the Target Companies, the Acquired Entities or the Joint Ventures is, or has been during the preceding five years, a member of a "controlled group of corporations" or under "common control" (as defined in Section 414(b) or (c) of the Code) with any entity or trade or business, other than any of the other Target Companies, Acquired Entities or Joint Ventures, which has maintained a plan, policy or arrangement which is or has been subject to any part of ERISA.

  Z. INSURANCE. Each of the Target Companies, the Acquired Entities and the Joint Ventures has valid, outstanding and enforceable policies of insurance issued by reputable insurers covering its material properties, assets and business against risks of the nature normally insured against by Persons in the same or similar lines of businesses, in coverage amounts normally carried by such Persons. Each of the Target Companies, the Acquired Entities and the Joint Ventures has had general third-party liability coverage continuously in effect for at least five years. Schedule 3.26 hereto lists information about each policy providing fire, theft, casualty, liability (including officers and directors liability) or other coverage under which any of the Target Companies, the Acquired Entities and the Joint Ventures is the named insured. All such policies will remain in effect at least through the Effective Time.

  AA. COMPLIANCE WITH LAWS. Except as set forth in Schedule 3.27, none of the Target Companies, the Acquired Entities and the Joint Ventures nor any of their respective officers, directors or shareholders or, to the knowledge of the Gold Strike Persons, partners, members, agents or employees has failed to comply in any respect with all applicable laws and regulations of foreign, federal, state and local Governmental Authorities applicable to the businesses conducted by any of the Target Companies, the Acquired Entities and the Joint Ventures (including without limitation all Gaming Laws), or applicable to the properties owned or leased and used by any of the Target Companies, the Acquired Entities and the Joint Ventures, nor is any of the Target Company Shareholders aware of any claim of violation, or of any actual violation, of any such laws and regulations, by any of the Target Companies, the Acquired Entities and the Joint Ventures, except where such failure or violation (whether actual or claimed) would not have a Material Adverse Effect. None of the Target Companies, the Acquired Entities and the Joint Ventures nor any employee, officer, director or shareholder or, to the knowledge of the Gold Strike Persons, member or partner thereof, has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Authority in the past three years, asserting that a license of it or them, as applicable, under any Gaming Laws should be revoked or suspended.

                                     xxviii

  AB. POSSESSION OF FRANCHISES, LICENSES, ETC. Except as set forth in Schedule 3.28, each of the Target Companies, the Acquired Entities and the Joint Ventures possesses all franchises, certificates, licenses, permits and other authorizations from Governmental Authorities and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, restrictions, that are necessary to each of the Target Companies, the Acquired Entities and the Joint Ventures for the present ownership, maintenance and operation of its business, properties and assets (including without limitation all gaming and liquor licenses), except where the failure to possess such franchises, certificates, licenses, permits, and other authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and other rights (other than those required to be obtained by Applicable Gaming Authorities) would not have a Material Adverse Effect; and none of the Target Companies, the Acquired Entities or the Joint Ventures is in violation of any thereof, except where such violation would not have a Material Adverse Effect.

  AC. NO BROKER, FINDER OR UNDERWRITER. Except as set forth in Schedule 3.29, none of the Target Companies, the Acquired Entities or the Joint Ventures has negotiated or contracted with, or obligated itself to, any Person for brokers' or finders' fees in connection with any of the transactions contemplated by this Agreement and the Ancillary Agreements. Except as set forth in Schedule 3.29, none of the Target Companies, the Acquired Entities or the Joint Ventures has contracted with, or obligated itself to, any Person, firm or other entity for any fees or any other obligations (other than reimbursement for expenses) arising from any possible underwriting or offering of securities with respect to any of the Target Companies, the Acquired Entities or the Joint Ventures which will survive the Closing.

 AD.  ENVIRONMENTAL MATTERS.

    1. Each of the Target Companies, the Acquired Entities and the Joint Ventures has obtained all permits and similar authorizations which are required to be obtained as of the date of this Agreement under Environmental Laws for the operation of its business, except where the failure to so obtain would not have a Material Adverse Effect. All such permits and similar authorizations are currently in effect to the extent that the same are required to be in effect as of the date of this Agreement, and each of the Target Companies, the Acquired Entities and the Joint Ventures is in compliance with all material terms and conditions of such permits and similar authorizations, except where the failure to so comply would not have a Material Adverse Effect.

    2. None of the Target Companies, the Acquired Entities or the Joint Ventures has received notice of any civil, criminal or administrative action, suit, claim, hearing, violation, investigation, proceeding or demand against any of the Target Companies, the Acquired Entities or the Joint Ventures relating in any way to such entities' use of Hazardous Materials in violation of applicable Environmental Laws or non-compliance with Environmental Laws, except where such use or non-compliance would not have a Material Adverse Effect.

    3. There are no orders from or agreements with any Governmental Authorities or private party pertaining to violations of or non-compliance with the Environmental Laws by any of the Target Companies, the Acquired Entities or the Joint Ventures, except where such violation or non-compliance would not have a Material Adverse Effect.

    4. There has been no storage, treatment, generation, discharge, incineration or disposal of Hazardous Materials (other than cleaning and maintenance supplies which have been used, stored and disposed of in accordance with applicable Environmental Laws) on the Facilities, except where such storage, treatment, generation, discharge, incineration or disposal would not have a Material Adverse Effect.

 AE.  INVESTMENT REPRESENTATIONS.

    1. Each of the Target Company Shareholders understands that the Common Stock to be issued and delivered to him in the Stock Issuance has not been registered pursuant to the registration requirements of the Securities Act by reason of the reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

    2. Each of the Target Company Shareholders (i) has the capacity to protect his own interests in connection with the transactions contemplated hereby and
(ii) is able to bear the economic risk thereof. The Company has delivered or made available to each of the Target Company Shareholders such documents, materials and information pertaining to the Company as he may have requested and has afforded him an opportunity to ask questions of and receive answers from the Company and its executive officers and representatives.

    3. Each of the Target Company Shareholders understands that the Common Stock to be issued in the Stock Issuance may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the same or an available exemption from registration under the Securities Act, such Common Stock must be held indefinitely. In the absence of an effective registration statement under the Securities Act or an exemption therefrom, each of the Target Company Shareholders will not sell, transfer or otherwise dispose of any Common Stock received in the Stock Issuance, except in a manner consistent with his representations set forth in this Section.

    4. Each of the Target Company Shareholders understands and acknowledges that each certificate representing the Common Stock issued to him in the Stock Issuance will bear a legend to the following effect:

     "The securities represented by this certificate have not been registered under the securities act of 1933, as amended. Such securities may not be offered, sold, or otherwise transferred, pledged or hypothecated except pursuant to (i) a registration statement with respect to such securities, which is effective under such act, or (ii) any exemption from registration under such act relating to the disposition of securities, including rule 144, provided an opinion of counsel is furnished, reasonably satisfactory in form and substance to the company, that an exemption from the registration requirements of such act is available."

          5. Each of the Target Company Shareholders represents that he has carefully read this Section and discussed its requirements and other applicable limitations upon his ability to sell, transfer or otherwise dispose of the Common Stock received in the Stock Issuance to the extent that he felt necessary with his counsel and will not make any sale, transfer or other disposition of such Common Stock in violation of the Securities Act or the rules and regulations thereunder.

     AF. BURTON AGREEMENT. Gold Strike Resorts, Inc. has transferred all of its right, title and interest in and to the Burton Agreement to GSLV.

     AG. DEVELOPMENT ENTITIES. Except as set forth on Schedule 3.33, none of the Development Entities has any material properties, assets, operations or liabilities.

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     The Company hereby represents and warrants to each of the Target Company Shareholders, that, as of the date of this Agreement:

     A. ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. The Company is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except where the failure to be so qualified, licensed or admitted and in good standing would not have a Material Adverse Effect on the Company.

     B. CAPITALIZATION. The authorized capital stock of the Company consists of 450,000,000 shares of Common Stock and 75,000,000 shares of Preferred Stock. As of the date of this Agreement (i) 85,852,798 shares of Common Stock are validly issued and outstanding, fully paid and nonassessable, (ii) no shares of Preferred Stock are issued and outstanding and (iii) 5,677,204 shares of Common Stock are issuable upon exercise of outstanding Options heretofore granted. Except as contemplated by clauses (i) through (iii) above or the Exchange Agreement, and except for the Rights, there are no other shares of capital stock, or other equity securities of the Company outstanding, and no other outstanding options, warrants, rights to subscribe to (including any preemptive rights), calls or commitments of any character whatsoever to which the Company or any of its subsidiaries is a party or may be bound, requiring the issuance or sale of shares of any capital stock or other equity securities of the Company or securities or rights convertible into or exchangeable for such shares or other equity securities, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of its capital stock or other equity securities or options, warrants or rights to purchase or acquire any additional shares of its capital stock or other equity securities or securities convertible into or exchangeable for such shares or other equity securities.

     C. AUTHORITY. The Company has full corporate power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Ancillary Agreements to which it is a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     D. NO VIOLATION. The Company is not in default under or in violation of any provision of its Charter Documents, and the Company is not in default beyond any applicable grace period under or in violation (other than technical or similar violations that could not cause a default under such Instrument) of any Instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject. Except as set forth in Schedule 4.4, neither the Company's execution and delivery of this Agreement and each of the Ancillary Agreements to which it is a party, nor the consummation by the Company of the transactions contemplated hereby or thereby, will conflict with or breach any Charter Document or Instrument of the Company, or cause any such default or violation, or accelerate or allow any Person to accelerate, terminate, modify or cancel any material rights under any Instrument, or will result in the creation of any material Encumbrance on the assets or properties of the Company. Such execution, delivery and consummation will not violate or breach or constitute a default under any material law, rule, judgment, order, decree or regulation of any Governmental Authorities to which the Company is a party or is subject or to which the Company's properties or assets are subject.

     E. CONSENTS AND APPROVALS. Except as set forth in Schedule 4.5, and except as noted in the following sentence, no consent, authorization, order, license, permit, or approval of (or filing or registration with) any Governmental Authority or any other Person is required in connection with the Company's execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party. The exceptions referred to above are: (i) filings and approvals required under Nevada Law in respect of corporate mergers, (ii) filings and approvals of pre-merger notification and report forms and related documents under the HSR Act, (iii) filings with and the receipt of all required prior approvals, consents, authorizations, orders, permits, findings of suitability and licenses from Applicable Gaming Authorities under the Gaming Laws, (iv) transfer notifications, filings or approvals that may be required under any state Environmental Law, including, without limitation, the states of Nevada, Mississippi, Louisiana and Ontario, Canada, and (v) where the failure to obtain such non-gaming consents, authorizations, orders, licenses or permits, or to make such filings or registrations, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     F. COMMISSION FILINGS. The Company has filed with the Commission all reports, registration statements and definitive proxy statements required to be filed with the Commission since February 1, 1992 (collectively, with any documents filed as exhibits thereto, the "SEC REPORTS"). The Company has heretofore made available to the Target Company Shareholders its (i) Annual Reports on Form 10-K for the years ended January 31, 1993 and January 31, 1994, as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for the quarters ended April 30, 1994, July 31, 1994 and October 31, 1994, (iii) proxy statements relating to all of the Company's meetings of stockholders (whether annual or special) since February 1, 1992, and (iv) all Current Reports on Form 8-K and registration statements filed by the Company with the Commission since February 1, 1992. As of their respective dates, such reports and statements (including all exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its subsidiaries included or incorporated by reference in such reports, and in the Company's Annual Reports for the years ended January 31, 1993 and January 31, 1994 heretofore delivered to the Target Company Shareholders, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes or schedules thereto and except in the case of the unaudited interim statements, as may be permitted under Form 10-Q promulgated by the Commission pursuant to the

                                     xxxii

Exchange Act), and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

     G. STATUS OF SECURITIES. The shares of Common Stock to be issued in the Stock Issuance have been duly authorized by all necessary corporate action on the part of the Company (no consent or approval of stockholders being required by law, the Charter Documents of the Company, the qualification criteria of the New York Stock Exchange or otherwise), and upon issuance hereunder will be validly issued and outstanding, fully paid and nonassessable, and the issuance thereof is not subject to preemptive rights of any other stockholder of the Company.

     H. NO MATERIAL ADVERSE CHANGES. Since December 31, 1994, none of the following has occurred.

          1. CONDITION. Any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) or threatened change which has had, or would reasonably be expected to have, a Material Adverse Effect on the Company.

          2. DIVIDEND; REDEMPTION. Except as set forth in Schedule 4.8, the declaration, setting aside or payment of any dividend or other distribution in respect of any shares of the Company's capital stock, or the purchase, redemption, issue, sale or other disposition of any such shares, or the sale or grant of any options, warrants or other rights to purchase or convert into shares of capital stock or indebtedness of the Company.

          3. SECURITY INTEREST. Except as set forth in Schedule 4.8, any mortgage or pledge of, or creation of any Encumbrance respecting, any material property or assets of the Company, except for Encumbrances and security interests normally arising in the ordinary course of business.

          4. CASUALTY. Any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting the material properties or operations of the Company.

          5. ASSET DISPOSITION. Any sale, lease, transfer or assignment of any material asset (tangible or intangible) of the Company, except for a fair consideration or in the ordinary course of business.

          6. INSTRUMENT CHANGES. Except as set forth in Schedule 4.8, authorization or accomplishment of any change in the Charter Documents of the Company, except as necessary to effect the changes contemplated by this Agreement or the Ancillary Agreements.

          7. CLAIMS DISPOSITION. Except as set forth in Schedule 4.8, any cancellation, settlement or compromise of any material claim or debt due to or owing to the Company, other than in the ordinary course of business.

          8. RELEASE OF RIGHTS. Any waiver or release of any rights of material value of the Company, other than in the ordinary course.

                                     xxxiii

          9. LONG-TERM CONTRACTS. Except as set forth in Schedule 4.8, negotiation or execution of any material arrangement, agreement or understanding to which the Company is a party which cannot be terminated by it on notice of 90 days or less without cost or penalty, other than in the ordinary course of business.

          10. LOANS. Except as set forth in Schedule 4.8, any material loan, or other transaction not in the ordinary course of business with any Person who is an officer, director or shareholder of the Company, or who is an Affiliate or Associate of such a Person, giving rise to any claim between that Person and the Company.

          11. COMPENSATION INCREASES. Except as set forth in Schedule 4.8, any increase in salary, bonus, fringe benefit, or incentive or other compensation payable or to become payable to any officer, director or employee or other Person receiving compensation of any nature from the Company or its Affiliates, except in the ordinary course of business; or any increase in the number of shares obtainable under, or acceleration of the time of exercisability of, any stock option, stock bonus or similar plan of the Company.

          12. ACCOUNTING PROCEDURE. Except as set forth in Schedule 4.8, any change in any accounting practice or procedure of the Company.

                                   ARTICLE V.
                      ADDITIONAL COVENANTS AND AGREEMENTS

     A. CONDUCT OF BUSINESS BY TARGET COMPANIES AND ACQUIRED ENTITIES. Except as set forth in Schedule 5.1 or as contemplated by any other provision of this Agreement, and except for the Permitted Distribution, prior to the Effective Time, each of the Target Companies shall, and each of the Target Company Shareholders shall cause each of the Acquired Entities to, conduct its business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, each of the Target Companies shall, and each of the Target Company Shareholders shall cause each of the Acquired Entities to:

          1. not enter into any business combination transaction (such as a merger, consolidation or sale of assets) with any Person other than the Company;

          2. preserve intact its business organization and shall endeavor to retain the services of its officers, employees and agents and keep them available to the Company, all so as to retain its goodwill and preserve its business relationships with its customers, suppliers and others;

          3. comply in all material respects with the provisions of all laws, regulations, judicial decrees and orders applicable to it or to the conduct of its business or to the consummation of the transactions contemplated by this Agreement;

          4. not take any action regarding the amendment of any of the corporate instruments referred to in Section 3.13 in any manner not contemplated by this Agreement;

          5. not make any change in its authorized or issued capital stock or partnership interests or capital, or issue any corporate or partnership securities of any nature, or enter into any contract of any

                                     xxxiv
nature respecting shares of its capital stock or partnership capital or interests, or otherwise make any changes in its capital structure;

          6. not make any distribution or payment in respect of shares of its capital stock or its partnership capital or interests (including without limitation any distributions by the Target Companies to their respective stockholders representing any of the accumulated earnings of such Target Companies subsequent to March 31, 1995), and shall not purchase or redeem any shares of its capital stock or its partnership interests;

          7. refrain from entering into any material contract or commitment extending beyond the Effective Time, except in the ordinary course of business;

          8. refrain from terminating, modifying or amending any lease, license, permit, contract or other agreement, except in the ordinary course of business or not involving a material increase in liability or reduction in revenue and in no event entering into any modification, amendment or waiver of any contract listed on Schedule 3.23 hereto except in connection with obtaining required consents hereunder, which modifications, amendments and waivers shall be mutually agreed upon by the Company and the parties hereto;

          9. not grant or agree to grant any material increase in the wages, salary, bonus or other compensation, remuneration or benefits of any employee except in the ordinary course, nor become a party to any employment or consulting contract or arrangement, or become a party to any contract or arrangement providing for payment of bonuses, profit shares, stock benefits, severance payments or retirement benefits, or increase the number of shares subject to any stock option or stock bonus plan or reduce the time required for exercisability of any option granted under any such plan, except that on and after April 1, 1995, the base salary due pursuant to the Senior Executive Employment Agreements may be paid to such executives in accordance with the terms of such agreements;

          10. not make capital expenditures in excess of an aggregate of $2,000,000 per month without the written approval of the Chief Executive Officer of the Company (or his designee).

          11. not incur any indebtedness (including any indebtedness under the Bank Facility Agreement) in excess of an aggregate of $2 million, except for the incurrence of up to $25 million indebtedness in connection with GSLV's contribution obligations pursuant to the Victoria Partners Joint Venture Agreement dated as of December 9, 1994.

          12. maintain its books, records and accounts in its customary and usual manner, and refrain from introducing methods of accounting inconsistent with those used in prior periods;

          13. prepare and file all federal, state and other tax returns and amendments required to be filed;

          14. refrain from selling or transferring any property otherwise than in the ordinary course of business, and from acquiring or disposing of any fixed assets;

          15. refrain from making any loan or advance to any Person who is an officer, director, partner, employee or shareholder of any of the Acquired Entities, other than routine travel advances;

          16. not release, waive, sell or assign any material debts, claims, rights or other intangible obligations, or accept or agree to accept less than the stated or face amount in settlement, discharge or satisfaction of any material receivable;

          17. maintain qualification to do business in those jurisdictions in which such qualification exists on the date of this Agreement or where such qualification may hereafter be required, except where the failure so to qualify would not have a Material Adverse Effect;

          18. refrain from discharging any Encumbrance and from paying any obligation or liability (absolute or contingent) other than current liabilities shown on the Balance Sheet, current liabilities incurred after the Balance Sheet Date in the ordinary course of business and in normal amounts and other liabilities when due;

          19. refrain from mortgaging, pledging or subjecting to any Encumbrance any assets, tangible or intangible, except in the ordinary course of business;

          20. refrain from entering into any transaction other than in the ordinary course of business, except as contemplated by this Agreement;

          21. deliver to the Company all of the Target Companies, the Acquired Entities and the Joint Ventures monthly and quarterly financial statements for periods and dates subsequent to December 31, 1994, as soon as the same are available. All financial statements delivered pursuant to this Section are referred to collectively as "SUBSEQUENT FINANCIALS"; and

          22. promptly notify the Company of any new events that would have required disclosure under this Agreement had they occurred prior to its execution had they then existed or been known.

     B. CONDUCT OF BUSINESS BY JOINT VENTURES. Prior to the Effective Time, each of the Target Company Shareholders shall cause each of the Joint Ventures to conduct its business only in the ordinary course consistent with past practice. Without the prior written consent of the Company, none of the Target Company Shareholders or Target Companies shall consent to any action by any Joint Venture.

     C. BOARD REPRESENTATION. The Board currently consists of nine members, with two vacancies. For a period beginning on the Closing Date and terminating on the third anniversary of the Closing Date, the Target Company Shareholders shall be entitled to nominate two individuals to the Board, so long as such individuals are reasonably acceptable to the Company. Such individuals shall be elected to a Class II and Class III Board seat, respectively. The Company shall use its best efforts to cause such individuals to be nominated to the Board for the full term of their respective class.

     D. REGISTRATION RIGHTS. At or prior to the Closing, the Company and each of the Target Company Shareholders and the Individuals shall enter into the Registration Rights Agreement.

     E. EMPLOYMENT AGREEMENTS. At or prior to the Closing, the Company shall enter into the Senior Executive Employment Agreement with each of the Circus Circus Senior Executives and the Gold Strike Senior Executives, providing for the salary and the option and warrant grants described in the Senior Executive Compensation Schedule. The exercisability of such options and warrants shall be conditioned upon (a) any required stockholder approval under Section 312.03 of the New York Stock

                                     xxxvi

Exchange Listed Company Manual, (b) the common stock issuable upon exercise of such options and warrants not being considered as part of the transactions contemplated by this Agreement under Section 312.03 of the New York Stock Exchange Listed Company Manual and (c) the closing of the transactions contemplated by this Agreement.

     F. ADDITIONAL AGREEMENTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including using its or his best efforts (a) to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts; (b) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulations; (c) to defend all lawsuits or other legal proceedings, formal or informal, challenging this Agreement or the consummation of the transactions contemplated hereby; (d) to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; and (e) to effect all necessary registrations and filings, including, but not limited to, filings under the HSR Act and submissions of information requested by Governmental Authorities.

     G. NO SOLICITATION OF TRANSACTIONS. None of the Target Company Shareholders shall, directly or indirectly, and shall use its reasonable efforts to cause its employees, officers, directors, members, partners and agents not to, solicit, initiate or deliberately encourage submission of, or participate in discussions concerning, or supply any information in response to, proposals or offers from any Person (other than the Company) relating to any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, any of the Target Companies, the Acquired Entities or the Joint Ventures or any merger, consolidation or business combination with any of the foregoing entities. The Target Company Shareholders shall promptly notify the Company if any such proposal or offer, or any inquiry or contact with any other Person with respect thereto, is made.

     H. NOTIFICATION OF CERTAIN MATTERS. The Target Company Shareholders shall give prompt notice to the Company, and the Company shall give prompt notice to the Target Company Shareholders, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect at any time from the date hereof to the Effective Time; and (ii) any material failure of the Target Company Shareholders or the Company, as the case may be, or of any Affiliate, officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations to the parties hereunder.

     I. ACCESS TO INFORMATION. From the date hereof to the Effective Time, each of the Target Company Shareholders and the Company shall allow all designated officers, attorneys, accountants and other representatives of the other access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of the Target Companies, the Acquired Entities, the Joint Ventures, the Company and their respective Affiliates. No investigation pursuant to this Section shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

                                     xxxvii

     J. LISTING. If required by the New York Stock Exchange and/or the Pacific Stock Exchange, the Company shall prepare and submit to such exchange a listing application covering the shares of Common Stock issued in the Stock Issuance, and shall use its best efforts to obtain, prior to the Effective Time, approval for the listing of such shares, subject to official notice of issuance.

     K. EXPENSES. Whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the Exchange Agreement (including all legal, accounting and investment banking fees) and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses; provided, however, that such costs and expenses of the Target Companies and the Acquired Entities shall not exceed $2,000,000.

     L. TITLE POLICIES. Each of the Target Company Shareholders shall, prior to the Closing Date, use its reasonable efforts to obtain such reasonable and customary affidavits as shall permit the Company's title insurer to issue an endorsement to its title insurance policies insuring title to the real properties owned or leased by each of the Target Companies and Acquired Entities to the effect that the title insurer shall not claim as a defense under any such policy failure of insured to disclose to the title insurer prior to the date of the relevant policy any defects, liens, encumbrances or adverse claims not shown by public records and known to the Target Company Shareholders (but not known to the Company) prior to the Closing Date.

     M. REJECTED ASSETS. Prior to the Closing, the Company shall have the right to exclude from the Mergers and the Transfers any of the Included Assets and all liabilities associated therewith by providing written notice of such exclusion to the Target Company Shareholders, along with a schedule attached thereto identifying the assets to be excluded (such notice being referred to herein as the "REJECTED ASSETS NOTICE" and such assets being referred to herein as the "REJECTED ASSETS"); provided, that such notice shall not result in an
                           --------
adjustment to the number of shares issuable in the Stock Issuance. Upon delivery of the Rejected Assets Notice, the assets set forth on the schedule thereto shall be deemed to be Excluded Assets for all purposes hereof and shall be distributed by the subject Target Company or Acquired Entity to such company's or entity's respective shareholders, partners, or members.

     N. INFORMATION FOR TAX RETURNS. The Company will cooperate with the Target Company Shareholders and Verchota and their representatives in providing information necessary for Target Company Shareholders and Verchota to prepare their tax returns in respect of periods that they owned the Target Companies or had an interest in the Acquired Entities.

     O. OTHER TAX RELATED COVENANTS. The parties hereto agree to prepare or cause to be prepared all federal and state income tax returns or other governmental filings and reports, and applicable books and records in accordance with the treatment of each Merger as a reorganization under section 368(a)(2)(E) of the Code. The parties agree to take such other actions, or refrain from taking any action, as may be reasonably necessary so that the Mergers will qualify for such treatment. No Excluded Asset or Rejected Asset shall be distributed by any Target Company prior to April 1, 1995.

     P. TRADEMARKS, ETC. Each of the Gold Strike Persons shall execute such documents, and take such actions, as are necessary, proper or advisable in order to vest in the Company or its affiliates all rights, title and interest free and clear of any liens or encumbrances in and to any trade name, service mark or trademark (including the name "Gold Strike" and any derivative or variation thereof) that is used

                                    xxxviii
or proposed to be used in connection with the Business of the Target Companies, the Acquired Entities or the Joint Ventures.

     Q. FINANCIAL STATEMENTS. Within 30 days of the execution and delivery of this Agreement, the Target Companies shall deliver to the Company copies of the Target Companies', the Acquired Entities' and the Joint Ventures' (except that the investment in the Elgin Riverboat Resort is recorded under the equity method of accounting) audited combined financial statements for their year ended December 31, 1994. Within 45 days of the execution and delivery of this Agreement, the Target Companies shall deliver to the Company copies of (a) the Target Companies', the Acquired Companies' and the Joint Ventures' (except that the investment in the Elgin Riverboat Resort is recorded under the equity method of accounting) unaudited combined financial statements for the period January 1, 1995 to February 28, 1995 and (b) the Elgin Riverboat Resort's unaudited financial statements for the period January 1, 1995 to February 28, 1995. By May 15, 1995, the Target Companies shall deliver to the Company copies of (x) the Target Companies', the Acquired Companies' and the Joint Ventures' (except that the investment in the Elgin Riverboat Resort is recorded under the equity method of accounting) audited combined financial statements for the first quarter ended March 31, 1995 and (y) the Elgin Riverboat Resort's audited financial statements for the first quarter ended March 31, 1995. By May 15, 1995, Arthur Andersen LLP shall provide written verification to the Company as to (a) the balance as of March 31, 1995 of the accumulated adjustments accounts (as defined in Section 1368(e)(1) of the Code) of each of the Target Companies,
(b) the earnings and profits (as calculated under Section 312 of the Code) as of March 31, 1995 of each of the Target Companies and (c) the amount of interest, excludable under Section 103 of the Code, received or accrued, in accordance with its method of tax accounting, by each of the Target Companies after December 31, 1986 and before April 1, 1995.

                                  ARTICLE VI.
                             CONDITIONS TO CLOSING

     A. CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGERS AND THE TRANSFERS. The respective obligations of each party to effect the Mergers and the Transfers shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          1. HSR ACT. Any waiting period (and any extension thereof) applicable to the consummation of the Mergers and Transfers under the HSR Act shall have expired or have been terminated.

          2. ORDER OR INJUNCTIONS. None of the parties hereto shall be subject to any order or injunction of a Government Authority of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its or his reasonable efforts to have any such injunction lifted.

     B. ADDITIONAL CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company under this Agreement are also expressly subject to fulfillment of the conditions set forth in this Section at or prior to the Closing, any or all of which may be waived in writing by the Company.

          1. PERFORMANCE OF AGREEMENTS. Each of the Gold Strike Persons and Verchota shall have materially performed all obligations and agreements and shall have materially complied with all covenants and conditions required of it under the terms of this Agreement.

                                     xxxix

          2. ACCURACY OF REPRESENTATIONS AND WARRANTIES. None of the Gold Strike Persons' representations and warranties contained in Article 3 shall be untrue in any respect, either when made or at and as of the Effective Time (except as affected by the transactions contemplated by this Agreement and except that with respect to Section 3.16, the representations and warranties shall not be untrue in any respect with respect to the final audited version of the Draft Year-End Financials).

          3. CONSENTS. All material consents, authorizations, orders, permits, findings of suitability, licenses and approvals of (or filings or registrations with) any Governmental Authority or any other Person (including without limitation all consents, authorizations, orders, permits, findings of suitability, licenses and approvals (or filings or registrations) set forth on
Schedule 3.12) required in connection with the execution, delivery and performance of this Agreement and each of the Ancillary Agreements shall have been obtained or made, except for filings with the Secretary of State of the State of Nevada in connection with the Mergers and any other documents or consents required to be filed or obtained after the Effective Time.

          4. ANCILLARY AGREEMENTS. Verchota shall have executed and delivered to the Company the Verchota Assignment Agreement. Ensign shall have executed and delivered to the Company the Ensign Assignment Agreement. Simon shall have executed and delivered to the Company the Simon Assignment Agreement. Each of the Target Company Shareholders and Schaeffer shall have executed and delivered to the Company the Standstill Agreement. Lakeview Company shall have executed and delivered to the Company the Lakeview Company Management Agreement. Each of the Gold Strike Senior Executives shall have executed and delivered a Senior Executive Employment Agreement. Each of the Target Company Shareholders' spouses shall have executed and delivered the Spousal Consent. Each of Messrs. Ensign, Schaeffer and Richardson shall have executed and delivered the MRGS Agreement.

          5. CERTIFICATES. Each of the Gold Strike Persons and Verchota shall furnish the Company with such certificates of its officers, partners, members and others to evidence compliance with the conditions set forth in this Article 6 as may reasonably be requested by the Company.

          6. OPINION OF COUNSEL. The Company shall have received opinions of counsel to the Gold Strike Persons dated the Closing Date and reasonably acceptable to the Company substantially to the effect specified in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.8, 3.9, 3.10, 3.11, 3.12 and 3.20, with such exceptions and qualifications as are customary and reasonable under the law of the applicable jurisdiction. In rendering such opinion, such counsel may rely upon certificates of public officers and, as to matters of fact, upon certificates of duly authorized representatives of the Gold Strike Persons; provided, that copies of such certificates shall be contemporaneously delivered
- --------
to the Company.

          7. DISTRIBUTION OF REJECTED ASSETS. All Rejected Assets, if any, shall have been distributed by the subject Target Companies and/or Acquired Entities to their respective shareholders, partners or members.

          8. EXCHANGE AGREEMENT. The Exchange Agreement shall have been duly and validly executed and delivered by each of the Individuals and shall constitute a legal, valid and binding obligation of each of them.

     C. ADDITIONAL CONDITIONS TO THE GOLD STRIKE PERSONS' AND VERCHOTA'S OBLIGATIONS. The obligations of each of the Gold Strike Persons and Verchota under this Agreement are also expressly xl
subject to fulfillment of the conditions set forth in this Section at or prior to the Closing, any or all of which may be waived in writing by the Gold Strike Persons and Verchota.

          1. PERFORMANCE OF AGREEMENTS. The Company shall have materially performed all obligations and agreements and materially complied with all covenants and conditions required of it under the terms of this Agreement.

          2. ACCURACY OF REPRESENTATIONS AND WARRANTIES. None of the Company's representations and warranties contained in Article 4 of this Agreement shall be untrue in any respect, either when made or at and as of the Effective Time (except as necessarily affected by the transactions contemplated by this Agreement).

          3. CONSENTS. All material consents, authorizations, orders, permits, findings of suitability, licenses and approvals of (or filings or registrations with) any Governmental Authority or any other Person (excluding all consents, authorizations, orders, permits, findings of suitability, licenses and approvals (or filings or registrations) set forth on Schedule 3.12) required in connection with the execution, delivery and performance of this Agreement and each of the Ancillary Agreements shall have been obtained or made, except for filings with the Secretary of State of the State of Nevada in connection with the Mergers and any other documents or consents required to be filed or obtained after the Effective Time.

          4. REGISTRATION RIGHTS AGREEMENT AND EMPLOYMENT AGREEMENTS. The Company shall have executed and delivered the Registration Rights Agreement. Each of the Circus Circus Senior Executives shall have executed and delivered a Senior Executive Employment Agreement.

          5. CERTIFICATES. The Company shall furnish the Target Company Shareholders with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article 6 as may reasonably be requested by the Target Company Shareholders.

          6. OPINION OF COUNSEL. The Target Company Shareholders shall have received opinions of counsel dated the Closing Date and reasonably acceptable to the Target Company Shareholders to the effect specified in Sections 4.1, 4.2, 4.3, 4.4, 4.5, and 4.7, with such exceptions and qualifications as are customary and reasonable under the law of the applicable jurisdiction. In rendering such opinion, such counsel may rely upon certificates of public officers and, as to matters of fact, upon certificates of duly authorized representatives of the Company; provided, that copies of such certificates shall be contemporaneously
         --------
delivered to the Target Company Shareholders.

          7. GOLD STRIKE BANK AGREEMENT. The Company shall have assumed all rights and obligations of Finance, Inc., the Guarantors (provided, that with respect to Lakeview Gaming, such assumption shall not apply with respect to Pioneer Investment Group's allocable portion of the guaranteed debt), Verchota, and Glenn W. Schaeffer under the Bank Facility Agreement or such agreement shall have been terminated in accordance with the terms thereof. The personal security interests granted to the Lenders by each of Richardson, Belding and Ensign pursuant to section 2.06 of the Bank Facility Agreement shall have been fully released.

                                      xli

                                  ARTICLE VII.
                                INDEMNIFICATION

     A. SURVIVAL OF REPRESENTATIONS, ETC. All statements contained in the Schedules hereto or in any certificate or instrument of conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the consummation of the transactions contemplated hereby, shall be deemed to be representations and warranties by the parties hereunder. The representations and warranties of the Target Company Shareholders, Verchota and the Company contained herein shall survive the Closing Date until the date that is the third anniversary of the Closing Date, without regard to any investigation made by any of the parties hereto; provided, however, that the representations and
                       -----------------
warranties set forth in (i) Section 3.15 shall survive until the applicable statute of limitations expires and (ii) Sections 3.4, 3.5 and 3.6 shall survive indefinitely.

     B.   INDEMNIFICATION.

          1. BY EACH OF THE TARGET COMPANY SHAREHOLDERS. Each of the Target Company Shareholders jointly and severally, shall indemnify, save and hold harmless the Company, its affiliates and subsidiaries, and its and their respective Representatives, from and against any and all costs, losses, including without limitation diminution in value, taxes, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), including without limitation, interest, penalties, costs of mitigation and losses in connection with Section 3.32, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "DAMAGES"), incurred in connection with, arising out of, or resulting from (i) any breach or inaccuracy of any representation or warranty made by any of the Target Company Shareholders in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by any of the Target Company Shareholders in this Agreement; or (iii) any breach of a representation or warranty contained in
Section 3.12 without giving effect to any exceptions contained in Schedule 3.12 hereto.

          The foregoing reference to "diminution in value" shall not constitute directly or indirectly a representation with respect to projections of the subject entity. The term "DAMAGES" as used in this Section is not limited to matters asserted by third parties against any of the Target Company Shareholders or the Company, but includes Damages incurred or sustained by any of the Target Company Shareholders or the Company in the absence of third party claims. Payments by the Company of amounts for which the Company is indemnified hereunder, and payments by any of the Target Company Shareholders of amounts for which any of the Target Company Shareholders is indemnified, shall not be a condition precedent to recovery. Each of the Target Company Shareholders obligations to indemnify the Company, and the Company's obligation to indemnify each of the Target Company Shareholders, shall not limit any other rights, including without limitation rights of contribution which either party may have under statute or common law. The Target Company Shareholders shall be permitted at their election to pay any and all Damages asserted pursuant this Section by the tender of the Common Stock of the Company received as merger consideration pursuant to Section 2.2 hereof which Common Stock shall be valued for purposes of satisfying any claim for Damages at the then current market price calculated as the average of the per share closing sale prices of the Common Stock on the New York Stock Exchange Composite Tape for the 20 trading days (excluding the 5 lowest and 5 highest closing prices during such period) immediately prior to the determination of such Damages.

                                      xlii

          2. BY THE COMPANY. The Company shall indemnify and save and hold harmless each of the Target Company Shareholders, their respective affiliates and subsidiaries, and their respective Representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach or inaccuracy of any representation or warranty made by the Company in or pursuant to this Agreement; or (ii) any breach of any covenant or agreement made by the Company in or pursuant to this Agreement.

          3. COOPERATION. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own
                   --------  -------
cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

          4. DEFENSE OF CLAIMS. If a claim for Damages (a "CLAIM") is to be made by a party entitled to indemnification hereunder (the "INDEMNIFIED PARTY") against the indemnifying party (the "INDEMNIFYING PARTY"), the Indemnified Party claiming such indemnification shall give written notice (a "CLAIM NOTICE") to the Indemnifying Party as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section. If any lawsuit or enforcement action is filed against any Indemnified Party hereunder, written notice thereof shall be given to the Indemnifying Party as promptly as practicable (and in any event within 15 calendar days after the service of a citation or summons). The failure of any Indemnified Party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the Indemnifying Party demonstrates actual damage caused by such failure. Subject to Section 7.2(g), after such notice, if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the Indemnifying Party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnifying Party's cost, risk and expense unless the named parties to such action or proceeding include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, and (iii) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld; provided, however, if the remediation or resolution of any such Claim will occur
- --------  -------
on or at any Facility or is reasonably expected to have a direct and significant adverse effect on the Indemnified Party's business operations, then, notwithstanding the foregoing, the Indemnified Party shall be entitled to control such remediation or resolution, including without limitation to take control of the defense and investigation of such lawsuit or action, to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnifying Party's cost, risk and expense, and to compromise or settle such Claim. If the Indemnifying Party fails to assume the defense of such Claim within 15 calendar days after receipt of the Claim Notice, the Indemnified Party against which such Claim has been asserted shall (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party; provided, however, that such Claim shall not be compromised or settled without
- --------  -------
the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the event the Indemnified Party assumes the defense of the claim, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such xliii
defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section and for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any Damages by reason of such settlement or judgment.

          5. BROKERS AND FINDERS. Pursuant to the provisions of this Section, the Company and each of the Target Company Shareholders shall indemnify, hold harmless and defend the other party from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the Indemnifying Party, or may have been earned by any third party acting on behalf of the Indemnifying Party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

          6. LIMITATIONS. Except as set forth in the next sentence, neither the Company nor Target Company Shareholders shall be liable to the other under this Section for any Damages incurred pursuant to Section 7.2(a)(i) or Section 7.2(b)(i) until the aggregate amount otherwise due the Indemnified Party exceeds an accumulated total of $2,500,000, (the "THRESHOLD") at which time the Indemnifying Party shall be liable for only those Damages exceeding such amount. The Target Company Shareholders shall be liable to the Company under this Section for any and all Damages arising under Section 7.2(a)(ii) and (iii) without regard to the Threshold, except that Damages arising under claims arising as a result of a failure to obtain the consent specified in Schedule 3.12(ii) attached hereto shall be limited to the payment of $25,000,000. The Company shall be liable to the Target Company Shareholders under this Section for any and all Damages arising under Section 7.2(b)(ii) without regard to the Threshold.

          7. CONTROL. Notwithstanding Section 7.2(d), in the event any claims are made for Damages arising as a result of a breach of Section 3.12, the Indemnified Party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action, and (ii) to employ and engage attorneys of its own choice to handle and defend the same, at the Indemnifying Party's cost, risk and expense.

          8. REPRESENTATIVES. No individual Representative of any party shall be personally liable for any Damages under the provisions contained in this Section.

     C.   TAX MATTERS.

          1. NOTICE. The Company shall promptly notify each Target Company Shareholder in writing of the commencement of any claim, audit, examination, or other proposed change or adjustment by any tax authority concerning any tax or any other similar claim or assessment for which the Target Company Shareholders may be responsible under Section 3.15 (a "Tax Claim"); provided, however, that failure to give such notice shall not relieve any party from its obligations to indemnify with respect to any such Tax Claim except to the extent of actual prejudice.

          2. PARTICIPATION. The Company shall afford the Target Company Shareholders the opportunity to participate in any proceedings and review all correspondence and submissions related to a Tax Claim and shall in good faith give due consideration to the request of the Target Company Shareholders regarding the resolution of such claim. The Target Company Shareholders shall have the xliv
right to control the proceedings relating to such Tax Claim if no other material issues or adjustments, not subject to indemnification under this
Article 7, are proposed in such proceedings.

          3. CONSENT TO SETTLE TAX CLAIM. The Company shall receive written consent from each Target Company Shareholder prior to the settlement of any Tax Claim, which consent shall not be unreasonably delayed or withheld.

          4. GOOD FAITH. The Company will act in good faith with regard to any claim or issue that may have an impact on the Target Company Shareholders. Except as required by applicable law or with respect to which there is no reasonable possibility of success, the Company will also not take any position which would result in, or have the effect of, (i) the shifting of deductions, credits, and other similar items into a post-Closing Date period or (ii) the shifting of income and other similar items into a pre-Closing Date period.

                                 ARTICLE VIII.
                       TERMINATION, AMENDMENT AND WAIVER

     A. TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Closing on the Closing Date:

          1.  by mutual written agreement of the parties hereto;

          2. by either the Target Company Shareholders or the Company (i) if a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable or (ii) if any of the conditions set forth in Section 6.1 is not satisfied.

          3. by the Company, if any of the conditions set forth in Section 6.2 is not satisfied by September 30, 1995.

          4. by the Target Company Shareholders, if any of the conditions set forth in Section 6.3 is not satisfied by September 30, 1995.

     B. EFFECT OF TERMINATION. If this Agreement is validly terminated by any party pursuant to Section 8.1, this Agreement will forthwith become null and void and no party hereto shall have any liability to any other party hereto under or by reason of this Agreement or the transactions contemplated hereby, except for any breach of this Agreement occurring prior to or as a result of termination of this Agreement, and except that the provisions of Sections 8.2 and 9.1 shall continue in full force and effect. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

     C. AMENDMENT. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective parties hereto. No such amendment, supplement or modification xlv
shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

     D. WAIVER. Any party hereto may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance.

                                  ARTICLE IX.
                               GENERAL PROVISIONS

     A. ENTIRE AGREEMENT. This Agreement (including all exhibits and schedules hereto) and the Ancillary Agreements contain the sole and entire agreement among the parties with respect to the subject matter hereof, and thereof, and supersede any and all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties hereto with respect to such subject matter; provided, however, that this Agreement
                                     --------  -------
shall not supersede that certain confidentiality and standstill agreement dated as of March 17, 1995 by and among the Target Company Shareholders and the Company unless and until the Closing occurs.

     B. NO THIRD-PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

     C. NOTICES. Unless otherwise specifically provided herein, all notices, demands, consents, waivers and other communications required or permitted by the terms of this Agreement shall be in writing, and any notice shall become effective three (3) days after deposit in the United States mails, first class postage prepaid, or one (1) day after delivery to an overnight courier or express company or immediately upon delivery by hand or in the form of telecopy, telegram or other electronic means of communication that produces a written copy, and, if mailed or delivered by courier, express company or hand, shall be addressed as follows:

                                      xlvi

          If to the Company:        Circus Circus Enterprises, Inc.
                                    2880 Las Vegas Blvd., South
                                    Las Vegas, Nevada  89109
                                    Attn:  Chief Executive Officer

          with a copy to:           Circus Circus Enterprises, Inc.
                                    2880 Las Vegas Blvd., South
                                    Las Vegas, Nevada  89109
                                    Attn:  General Counsel

          with a copy to:           Latham & Watkins
                                    633 West Fifth Street, Suite 4000
                                    Los Angeles, California  90071
                                    Attn:  Mary Ellen Kanoff, Esq.

          If to Michael S. Ensign
            or MSE, Inc.:           Michael S. Ensign
                                    1 Main Street
                                    P.O. Box 19278
                                    Jean, Nevada 89019

          with a copy to:           Skadden, Arps, Slate, Meagher & Flom
                                    300 South Grand Avenue
                                    Suite 3400
                                    Los Angeles, California  90071
                                    Attn: Nick P. Saggese, Esq.

          If to LCI, Inc. or
            Richardson:             William A. Richardson
                                    1 Main Street
                                    P.O. Box 19278
                                    Jean, Nevada 89019

          with a copy to:           Skadden, Arps, Slate, Meagher & Flom
                                    300 South Grand Avenue
                                    Suite 3400
                                    Los Angeles, California  90071
                                    Attn: Nick P. Saggese, Esq.

          If to GSI, Inc.
            or Belding:             David R. Belding
                                    Gold Strike Inn & Casino
                                    U.S. Highway 93
                                    Boulder City, Nevada 89005

          with a copy to:           Skadden, Arps, Slate, Meagher & Flom
                                    300 South Grand Avenue
                                    Suite 3400
                                    Los Angeles, California  90071
                                    Attn: Nick P. Saggese, Esq.

                                     xlvii

          If to DGI, Inc., ODC
            or Simon:               P.O. Box 19088
                                    Jean, Nevada 89019

          with a copy to:           Skadden, Arps, Slate, Meagher & Flom
                                    300 South Grand Avenue
                                    Suite 3400
                                    Los Angeles, California  90071
                                    Attn: Nick P. Saggese, Esq.

          If to Aviation, Inc.:     Gold Strike Aviation, Inc.
                                    1 Main Street
                                    P.O. Box 19278
                                    Jean, Nevada 89019
                                    Attn.: President

          with a copy to:           Skadden, Arps, Slate, Meagher & Flom
                                    300 South Grand Avenue
                                    Suite 3400
                                    Los Angeles, California  90071
                                    Attn: Nick P. Saggese, Esq.

          If to Finance, Inc.:      Goldstrike Finance, Inc.
                                    1 Main Street
                                    P.O. Box 19278
                                    Jean, Nevada 89019
                                    Attn.: President

          with a copy to:           Skadden, Arps, Slate, Meagher & Flom
                                    300 South Grand Avenue
                                    Suite 3400
                                    Los Angeles, California  90071
                                    Attn: Nick P. Saggese, Esq.

          If to Verchota:           P.O. Box 80358
                                    Las Vegas, Nevada 89180-0358


     D. NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest, duty or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto, and any attempt to assign this Agreement or any right, interest, duty or obligation hereunder without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     E. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully xlviii
severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

     F. FURTHER ASSURANCES. Each of the parties hereto agrees to execute and deliver any and all further agreements, documents, certificates or instruments necessary to effectuate this Agreement and the Mergers and the Transfers. Each party shall promptly notify the other parties of any information delivered to or obtained by such party that would prevent the consummation of the transactions contemplated by this Agreement or would indicate a breach of the representations or warranties of any of the parties to this Agreement, provided that failure so to notify will not constitute a waiver of such party's rights under this Agreement.

     G. NON-WAIVER OF BREACH. A party hereto may specifically waive any breach of this Agreement by another party as to any provision in favor of the party waiving such breach, provided that no such waiver shall be binding or effective unless in writing and no such waiver shall constitute a continuing waiver of similar or other breaches. A waiving party may at any time, by notice given to the breaching party, direct future compliance with the waived term or terms of this Agreement, in which event the breaching party shall comply as directed from such time forward.

     H. CONFIDENTIALITY; PUBLICITY. The parties acknowledge that the transactions described herein is of a confidential nature and shall not be disclosed except to consultants, advisors and Affiliates, or as required by law. None of the parties hereto shall make any public disclosure of the specific terms of this Agreement, except as required by law. The parties shall endeavor to make only those press releases as required by law, provided, however, that no press release shall be made without prior consultation with the other parties.

     I. GOVERNING LAW. This Agreement has been negotiated and executed and shall be performed in the State of Nevada and shall be governed and construed by the laws of such State, without giving effect to the conflicts of laws principles thereof.

     J. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


     K. REPRESENTATIONS AND WARRANTIES OF VERCHOTA. Verchota represents and warrants to the Company that, as of the date of this Agreement, each of the representations and warranties contained in Section 3.5 (with respect to his proportionate partnership interest in Railroad Pass), Section 3.10 (only with respect to Verchota) and Section 3.12 (only with respect to Verchota) are true and correct in all respects.


                           [Signature page to follow]

                                      xlix

     IN WITNESS WHEREOF, each party has executed this Agreement as of the date first above written.

                              CIRCUS CIRCUS ENTERPRISES, INC.,
                              a Nevada corporation


                              By    CLYDE T. TURNER
                                -----------------------------------------------
                                           Name:  CLYDE T. TURNER
                                           Title: PRESIDENT

                              M.S.E. INVESTMENTS, INCORPORATED,
                              a Nevada corporation


                              By    MICHAEL S. ENSIGN
                                 -----------------------------------------------
                                           Name:  Michael S. Ensign
                                           Title: President

                              LAST CHANCE INVESTMENTS, INCORPORATED,
                              a Nevada corporation


                              By  WILLIAM A. RICHARDSON
                                ------------------------------------------------
                                            Name:  William A. Richardson
                                            Title: President

                              GOLDSTRIKE INVESTMENTS, INCORPORATED,
                              a Nevada corporation


                              By    DAVID R. BELDING
                                 -----------------------------------------------
                                            Name:  David R. Belding
                                            Title: President

                              DIAMOND GOLD, INC.,
                              a Nevada corporation


                              By  PETER A. SIMON II
                                ------------------------------------------------
                                            Name:  Peter A. Simon II
                                            Title: President

                              GOLD STRIKE AVIATION, INCORPORATED,
                              a Nevada corporation


                              By  WILLIAM A. RICHARDSON
                                ------------------------------------------------
                                            Name: William A. Richardson
                                            Title: President

                              GOLDSTRIKE FINANCE COMPANY, INC.,
                              a Nevada corporation


                              By  MICHAEL S. ENSIGN
                                 -----------------------------------------------
                                            Name: Michael S. Ensign
                                            Title: President

                              OASIS DEVELOPMENT COMPANY, INC.
                              a Nevada corporation


                              By  PETER A. SIMON II
                                ------------------------------------------------
                                            Name: Peter A. Simon II
                                            Title: President


                                           MICHAEL S.ENSIGN
                              --------------------------------------------------
                                           Michael S. Ensign


                                           WILLIAM A.RICHARDSON
                              --------------------------------------------------
                                           William A. Richardson


                                           DAVID R. BELDING
                              --------------------------------------------------
                                           David R. Belding


                                           PETER A. SIMON II
                              --------------------------------------------------
                                           Peter A. Simon II


                                           ROBERT J. VERCHOTA
                              --------------------------------------------------
                                           Robert J. Verchota

                                  EXHIBIT A-1


                                    FORM OF

                      ASSIGNMENT AND ASSUMPTION AGREEMENT



                           DATED AS OF [MAY __,] 1995


                                 BY AND BETWEEN


                        CIRCUS CIRCUS ENTERPRISES, INC.
                              A NEVADA CORPORATION

                                      AND

                               ROBERT J. VERCHOTA

                                  EXHIBIT A-1

                                    FORM OF


                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------


          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of ________ __, 1995 (the "Agreement"), is entered into by and between ___________ ("Assignor") and New Way, a Delaware corporation ("Assignee"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Exchange Agreement (as defined below).


                                    RECITALS
                                    --------

          WHEREAS, Assignor is a [general partner/member] of _________________, a _____________ [general partnership/limited liability company] (the "Relevant Entity");

          WHEREAS, pursuant to the Exchange Agreement, dated ______, 1995 (the "Exchange Agreement"), by and among Circus Circus Enterprises, Inc., a Nevada corporation (the "Company"), Assignee, Glenn W. Schaeffer, Gregg H. Solomon, Antonio C. Alamo, Anthony Korfman and William Ensign, Assignor has agreed to assign [his/its] interest in the Relevant Entity to Assignee; and

          WHEREAS, pursuant to the Exchange Agreement, Assignee has agreed to assume all liabilities and obligations of Assignor relating to Assignor's interest or previous participation in the Relevant Entity.

          NOW, THEREFORE, in consideration of the mutual covenants and promises
contained herein and for other   good and valuable consideration the receipt and
adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                           ASSIGNMENT AND ASSUMPTION

          1.1  Assignment of Rights and Interest.  Assignor hereby transfers,
               ---------------------------------
assigns and conveys to Assignee, effective as of the Closing Date, all right, title and interest of Assignor, as [general partner/member], in and to the Relevant Entity and under that certain [Partnership/Operating] Agreement, dated __________, by and among Assignor and ____________.

          1.2  Acceptance of Assignment and Assumption of Liabilities.  Assignee
               ------------------------------------------------------
hereby accepts the foregoing assignment, effective as of the Closing Date, and assumes and agrees to pay, perform and discharge, as and when due, all of the agreements, obligations and liabilities of Assignor, as [general partner/member] of the Relevant Entity, now existing or hereafter accruing. Nothing herein shall be deemed to compromise or limit in any manner whatsoever any rights of the Company or Assignee to indemnification under any other agreement.

          1.3  Further Assurances.  From time to time, each party, as and when
               ------------------
requested by the other party hereto, shall execute and deliver, or cause to be executed and delivered, all such agreements, documents and instruments and shall take, or cause to be taken, all such further or other actions, as such requesting party may reasonably deem necessary or desirable to evidence, vest, confirm, perfect or consummate the assignment of rights and assumption of liabilities contemplated by this Agreement.


                                   ARTICLE II
                               GENERAL PROVISIONS

          2.1  Entire Agreement.  This Agreement contains the sole and entire
               ----------------
agreement among the parties with respect to the assignment and assumption of the respective interests and obligations contemplated herein and supersedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties hereto with respect to such subject matter (other than the Exchange Agreement).

          2.2  Notices.  Unless otherwise specifically provided herein, all
               -------
notices, demands, consents, waivers and other communications required or permitted by the terms of this Agreement shall be in writing, and any notice shall become effective three (3) days after deposit in the United States mails, first class postage prepaid, or one (1) day after delivery to an overnight courier or express company or immediately upon delivery by hand or in the form of telecopy, telegram or other electronic means of communication that produces a written copy, and, if mailed or delivered by courier, express company or hand, shall be addressed as follows:

               If to Assignor:



               If to Assignee:

          2.3  No Assignment; Binding Effect.  Neither this Agreement nor any
               -----------------------------
right, interest, duty or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto, and any attempt to assign this Agreement or any right, interest, duty or obligation hereunder without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

          2.4  Severability.  If any provision of this Agreement is held to be
               ------------
illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by illegal, invalid or unenforceable provision or by its severance from this Agreement.

          2.5  Non-Waiver of Breach.  A party hereto may specifically waive any
               --------------------
breach of this Agreement by another party as to any provision in favor of the party waiving such breach, provided that no such waiver shall be binding or effective unless in writing and no such waiver shall constitute a continuing waiver of similar or other breaches. A waiving party may at any time, by notice given to the breaching party, direct future compliance with the waived term or terms of this Agreement, in which event the breaching party shall comply as directed from such time forward.

          2.6  Governing Law.  This Agreement has been negotiated and executed
               -------------
and shall be performed in the State of Nevada and shall be governed and construed by the laws of such State, without giving effect to the conflicts of laws principles thereof.

          2.7  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

               IN WITNESS WHEREOF, each party has executed this Agreement as of the date first above written.


                                    "ASSIGNEE"

                                    NEW WAY, INC.
                                    a Delaware corporation



                                    By:  ______________________
                                         Name:
                                         Title:


                                    "ASSIGNOR"



                                    [Name of Assignor]



                                    By:  ______________________
                                         Name:
                                         Title:

                                  EXHIBIT A-2


                                    FORM OF

                           ASSIGNMENT OF RIGHTS UNDER
                         OPTION TO LEASE REAL PROPERTY
                           AND RIGHT OF FIRST REFUSAL
                                     AND OF
                        KENTUCKY AGREEMENT IN PRINCIPLE



                           DATED AS OF [MAY __,] 1995


                                 BY AND BETWEEN


                        CIRCUS CIRCUS ENTERPRISES, INC.
                              A NEVADA CORPORATION

                                      AND

                               MICHAEL S. ENSIGN

       ASSIGNMENT OF RIGHTS UNDER OPTION TO LEASE REAL PROPERTY AND RIGHT
            OF FIRST REFUSAL AND OF KENTUCKY AGREEMENT IN PRINCIPLE

               This Assignment of Rights Under Option to Lease Real Property and Right of First Refusal and of Kentucky Agreement in Principle (the "AGREEMENT") is made and entered into as of the [____ day of May,] 1995 by and between MICHAEL S. ENSIGN, an individual (the "ASSIGNOR") and CIRCUS CIRCUS ENTERPRISES, INC., a Nevada corporation (the "ASSIGNEE"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement and Plan of Merger dated as of [March __, 1995,] by and between, among others, the Assignor and the Assignee (the "AGREEMENT AND PLAN OF MERGER").


                                    RECITALS
                                    --------

               The Assignor desires to assign to the Assignee, and the Assignee desires to accept from the Assignor, the Transferred Interests (as defined below), subject to the terms and conditions of the Agreement and Plan of Merger.


                                   AGREEMENT
                                   ---------

               NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, as set forth in the Agreement and Plan of Merger, the receipt and sufficiency which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I

                 REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR

               The Assignor represents and warrants to the Assignee that:

               1.1 AUTHORITY OF THE ASSIGNOR. This Agreement has been duly and validly executed and delivered by the Assignor and constitutes a legal, valid and binding obligation of the Assignor enforceable against him in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               1.2 NO VIOLATION. The Assignor is not in default under or in violation of any Instrument to which he is a party or by which he is bound or to which any of his properties or assets is subject. Neither the Assignor's execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or breach any Instrument of the Assignor, or cause any such default or violation, or accelerate or allow any Person to accelerate, terminate, modify or cancel any material rights under any Instrument, or will result in the creation of any material Encumbrance on the assets or properties of the Assignor. Such execution, delivery and consummation will not violate or breach or constitute a default under any material law, rule, judgment, order, decree or regulation of any Governmental Authority to which the Assignor is a party or is subject or to which the Assignor's properties or assets is subject.

               1.3 CONSENTS AND APPROVALS. Except as noted in the following sentence, no consent, authorization, order, license, permit, or approval of (or filing or registration with) any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement. The exceptions referred to above are: (i) filings and approvals required under Nevada Law in respect of corporate mergers, (ii) filings and approvals of pre-merger notification and report forms and related documents under the HSR Act and (iii) filings with and the receipt of all required prior approvals, consents, authorizations, orders, permits, findings of suitability and licenses from, applicable Gaming Authorities under the Gaming Laws.

               1.4. AUTHORITY; NO VIOLATION OF OPTION TO LEASE REAL PROPERTY AND RIGHT OF FIRST REFUSAL AND OF KENTUCKY AGREEMENT IN PRINCIPLE. The Option to Lease Real Property and Right of First Refusal has been duly and validly executed by the parties thereto and is in full force and effect. Neither the Assignor nor any other Person a party to such agreement is in default thereunder. The Option to Lease Real Property and Right of First Refusal shall continue after the date hereof to be binding in accordance with its terms. The Assignor has not assigned any of its right, title and interest in the Option to Lease Real Property and Right of First Refusal to any Person.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE ASSIGNEE

               The Assignee represents and warrants to the Assignor that:

               2.1 AUTHORITY OF THE ASSIGNEE. This Agreement has been duly and validly executed and delivered by the Assignee and constitutes a legal, valid and binding obligation of the Assignee enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               2.2 NO VIOLATION. The Assignee is not in default under or in violation of any provision of its Charter Documents, and the Assignee is not in default under or in violation of any Instrument to which it is a party or by which it is bound or to which any of its material properties or assets is subject. Neither the Assignee's execution and delivery of this Agreement, nor the consummation by the Assignee of the transactions contemplated hereby, will conflict with or breach any Charter Document or Instrument of the Assignee, or cause to any such default or violation, or accelerate or allow any Person to accelerate, terminate, modify or cancel any material rights under any Instrument, or will result in the creation of any material Encumbrance on the assets or properties of the Assignee. Such execution, delivery and consummation will not violate or breach or constitute a default under any material law, rule, judgment, order, decree or regulation of any government, governmental agency or court (including without limitation all Gaming Laws) to which the Assignee is a party or is subject or to which the Assignee's properties or assets is subject.

               2.3 CONSENTS AND APPROVALS. Except as noted in the following sentence, no consent, authorization, order, license, permit, or approval of (or filing or registration with) any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement. The exceptions referred to above are: (i) filings and approvals required under Nevada Law in respect of corporate mergers, (ii) filings and approvals of pre-merger notification and report forms and related documents under the HSR Act and (iii) filings with and the receipt of all required prior approvals, consents, authorizations, orders, permits, findings of suitability and licenses from, applicable Gaming Authorities under the Gaming Laws.

                                  ARTICLE III

                           ASSIGNMENT AND ACCEPTANCE

               3.1 ASSIGNMENT. The Assignor hereby transfers to the Assignee all of the Assignor's right, title and interest in and to (i) Option to Lease Real Property and Right of First Refusal, dated as of January 26, 1993, by and between Gold Strike Resorts and Warren Ware Sullivan, and (ii) Kentucky Agreement in Principle, dated as of January 10, 1994, by and among Assignor, Hyatt Development Corporation and Ellis Race Park (collectively, the "TRANSFERRED INTERESTS"). All such right, title and interest of the Assignor in and to the Transferred Interests shall become fully and completely conveyed and transferred by the Assignor to the Assignee by the making of this instrument by the Assignor without any further action on the part of any party, provided that, the Assignor agrees, at the request of
                        -------- ----
     the Assignee, to make, execute and deliver to such Assignee such other and further deeds, assignments and other transfer documents as may be necessary or desirable to effect and/or evidence the conveyance, assignment and transfer intended herein.

               3.2 ACCEPTANCE. The Assignee accepts the assignment and transfer from the Assignor of said Transferred Interests.

               3.3 FURTHER ASSURANCES. The Assignor hereby agrees to execute such other instruments and to take such other actions as necessary or desirable to effect the assignment of the Transferred Interests to the Assignee.

               3.4 GOVERNING LAW. This Agreement has been negotiated and executed and shall be performed in the State of Nevada and shall be governed and construed by the laws of such State, without giving effect to the conflicts of laws principles thereof.

               3.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                    _______________________________
                                      Michael S. Ensign



                                    CIRCUS CIRCUS ENTERPRISES, INC.,
                                    a Nevada corporation



                                    By_____________________________
                                      Name:
                                      Title:

                                  EXHIBIT A-3


                                    FORM OF

                                 ASSIGNMENT OF
                     RIGHTS UNDER PURCHASE OPTION AGREEMENT


                           DATED AS OF [MAY __,] 1995


                                 BY AND BETWEEN


                        CIRCUS CIRCUS ENTERPRISES, INC.
                              A NEVADA CORPORATION

                                      AND

                               PETER A. SIMON II

              ASSIGNMENT OF RIGHTS UNDER PURCHASE OPTION AGREEMENT

               This Assignment of Rights under Purchase Option Agreement, as amended (the "AGREEMENT") is made and entered into as of the [____ day of May,] 1995 by and between PETER A. SIMON II, an individual (the "ASSIGNOR") and CIRCUS CIRCUS ENTERPRISES, INC., a Nevada corporation (the "ASSIGNEE"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement and Plan of Merger dated as of [March __, 1995,] by and between, among others, the Assignor and the Assignee (the "AGREEMENT AND PLAN OF MERGER").


                                    RECITALS
                                    --------

               The Assignor desires to assign to the Assignee, and the Assignee desires to accept from the Assignor, the Transferred Interest (as defined below), subject to the terms and conditions of the Agreement and Plan of Merger.


                                   AGREEMENT
                                   ---------

               NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, as set forth in the Agreement and Plan of Merger, the receipt and sufficiency which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                 REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR

               The Assignor represents and warrants to the Assignee that:

               1.1 AUTHORITY OF THE ASSIGNOR. This Agreement has been duly and validly executed and delivered by the Assignor and constitutes a legal, valid and binding obligation of the Assignor enforceable against him in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               1.2 NO VIOLATION. The Assignor is not in default under or in violation of any Instrument to which he is a party or by which he is bound or to which any of his properties or assets is subject. Neither the Assignor's execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or breach any Instrument of the Assignor, or cause any such default or violation, or accelerate or allow any Person to accelerate, terminate, modify or cancel any material rights under any Instrument, or will result in the creation of any material Encumbrance on the assets or properties of the Assignor. Such execution, delivery and consummation will not violate or breach or constitute a default under any material law, rule, judgment, order, decree or regulation of any Governmental Authority to which the Assignor is a party or is subject or to which the Assignor's properties or assets is subject.

               1.3 CONSENTS AND APPROVALS. Except as noted in the following sentence, no consent, authorization, order, license, permit, or approval of (or filing or registration with) any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement. The exceptions referred to above are: (i) filings and approvals required under Nevada Law in respect of corporate mergers, (ii) filings and approvals of pre-merger notification and report forms and related documents under the HSR Act and (iii) filings with and the receipt of all required prior approvals, consents, authorizations, orders, permits, findings of suitability and licenses from, applicable Gaming Authorities under the Gaming Laws.

               1.4. AUTHORITY, NO VIOLATION OF PURCHASE OPTION AGREEMENT. The Purchase Option Agreement has been duly and validly executed by the parties thereto and is in full force and effect. Neither the Assignor nor any other Person a party to such agreement is in default thereunder. The Purchase Option Agreement shall continue after the date hereof to be binding in accordance with its terms. The Assignor has not assigned any of its right, title and interest in the Purchase Option Agreement to any Person.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE ASSIGNEE

               The Assignee represents and warrants to the Assignor that:

               2.1 AUTHORITY OF THE ASSIGNEE. This Agreement has been duly and validly executed and delivered by the Assignee and constitutes a legal, valid and binding obligation of the Assignee enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               2.2 NO VIOLATION. The Assignee is not in default under or in violation of any provision of its Charter Documents, and the Assignee is not in default under or in violation of any Instrument to which it is a party or by which it is bound or to which any of its material properties or assets is subject. Neither the Assignee's execution and delivery of this Agreement, nor the consummation by the Assignee of the transactions contemplated hereby, will conflict with or breach any Charter Document or Instrument of the Assignee, or cause to any such default or violation, or accelerate or allow any Person to accelerate, terminate, modify or cancel any material rights under any Instrument, or will result in the creation of any material Encumbrance on the assets or properties of the Assignee. Such execution, delivery and consummation will not violate or breach or constitute a default under any material law, rule, judgment, order, decree or regulation of any government, governmental agency or court (including without limitation all Gaming Laws) to which the Assignee is a party or is subject or to which the Assignee's properties or assets is subject.

               2.3 CONSENTS AND APPROVALS. Except as noted in the following sentence, no consent, authorization, order, license, permit, or approval of (or filing or registration with) any Governmental Authority, or any other Person is required in connection with the execution, delivery and performance of this Agreement. The exceptions referred to above are: (i) filings and approvals required under Nevada Law in respect of corporate mergers, (ii) filings and approvals of pre-merger notification and report forms and related documents under the HSR Act and (iii) filings with and the receipt of all required prior approvals, consents, authorizations, orders, permits, findings of suitability and licenses from, applicable Gaming Authorities under the Gaming Laws.

                                  ARTICLE III

                    ASSIGNMENT, ACCEPTANCE AND SUBSTITUTION

               3.1 ASSIGNMENT. The Assignor hereby transfers to the Assignee all of the Assignor's right, title and interest in and to the Purchase Option Agreement, dated as of August 25, 1993 and Amendedment No. 1, dated as of September 14, 1994, among Mildred H. Griffen, D. Keithly Griffin and Assignee, as assignee of Carey M. Thompson, pursuant to an Assignment of Option Agreement, dated as of November 11, 1993 (the "Transferred Interest"). All such right, title and interest of the Assignor in and to the Transferred Interest shall become fully and completely conveyed and transferred by the Assignor to the Assignee by the making of this instrument by the Assignor without any further action on the part of any party, provided that, the Assignor agrees, at the request of the Assignee,
            -------- ----
     to make, execute and deliver to such Assignee such other and further deeds, assignments and other transfer documents as may be necessary or desirable to effect and/or evidence the conveyance, assignment and transfer intended herein.

               3.2 ACCEPTANCE. The Assignee accepts the assignment and transfer from the Assignor of said Transferred Interest.

               3.3 FURTHER ASSURANCES. The Assignor hereby agrees to execute such other instruments and to take such other actions as necessary or desirable to effect the assignment of the Transferred Interest to the Assignee.

               3.4 GOVERNING LAW. This Agreement has been negotiated and executed and shall be performed in the State of Nevada and shall be governed and construed by the laws of such State, without giving effect to the conflicts of laws principles thereof.

               3.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


                           [signature page to follow]

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                    _______________________________
                                      Peter A. Simon II



                                    CIRCUS CIRCUS ENTERPRISES, INC.,
                                    a Nevada corporation



                                    By_____________________________
                                      Name:
                                      Title:

                                  EXHIBIT "B"

                            LIST OF EXCLUDED ASSETS
                            -----------------------

1.   interests in Lakeview Company (Gold Strike Inn and Casino, Boulder City)
2. interests in Pioneer Investment Group (or its assets, if Pioneer is first liquidated)
3.   Oregon property (owned by LCI, Inc.)
4.   Las Vegas veterinary hospital (owned by MSE, Inc.)
5.   Henderson undeveloped property (owned by GSI, Inc.)
6.   vintage and imported automobiles (owned by GSI, Inc.)
7.   condominium (including fixtures) located in Spanish Trails (owned by GSI,
     Inc.)
8. Paine Webber investment account with a cash balance of $2,881,801.41 at February 28, 1995, along with interest, dividends and similar accruals attributed to such balance after February 28, 1995 (owned by GSI, Inc.)
9. Morgan Stanley investment account with a cash balance of $405,363 at February 28, 1995, along with interest, dividends and similar accruals attributed to such balance after February 28, 1995 (owned by GSI, Inc.)
10. First Interstate Bank of Nevada investment account with a cash balance of $8,072.19 at February 28, 1995, along with interest, dividends and similar accruals attributed to such balance after February 28, 1995 (owned by GSI, Inc.)
11.  Mercedes 380 (owned by MSE, Inc.)
12.  all assets owned by ODC, other than those related to Fuel and Fuel West
13. cash accounts with an aggregate balance of approximately $200,000 (owned by MSE and LCI, Inc.)
14. note receivable in the amount of approximately $310,000 (owned by LCI, Inc.)
15. miscellaneous investments in the amount of approximately $85,000 (owned by LCI, Inc.)
16. miscellaneous investments in the amount of approximately $60,000 (owned by GSI, Inc.)

                                   EXHIBIT C

                            FORM OF MERGER AGREEMENT
                            ------------------------


                                MERGER AGREEMENT

     This Merger Agreement is executed as of the ____ day of __________, 1995.


                                  WITNESSETH:
                                  -----------

     WHEREAS, the Board of Directors of each of the undersigned corporations has adopted the Plan of Merger of __________, a Nevada corporation, into _____________________, a Nevada corporation, attached as Annex 1 (the "PLAN"); and

     WHEREAS, all of the stockholders of each such corporation have approved the Plan;

     NOW, THEREFORE, the undersigned corporations hereby agree that the Plan and the merger contemplated thereby, shall be consummated as provided by the Plan, unless terminated pursuant to Section (l) of the Plan prior to the filing of Articles of Merger, and further agree that following consummation of the merger, this instrument and Annex 1 hereto shall constitute the complete executed Plan of Merger referred to in Nevada Revised Statutes 78.451 et seq.
                                                        -------

     IN WITNESS WHEREOF, each of the undersigned corporations has caused this instrument to be executed as its respective act, deed and agreement, as of the date first written above.

                                    ________________________________
                                    a Nevada corporation


                                    ___________________________________________
                                    Name:
                                    Title:



                                    ______________________,
                                    a Nevada corporation


                                    ___________________________________________
                                    Name:
                                    Title:

                                    ANNEX 1

                                 PLAN OF MERGER
                                 --------------


          Pursuant to the provisions of Nevada Revised Statutes ("NRS") 78.451,

et seq., the following sets forth a plan of merger of _________________, a
- -------
Nevada corporation (the "CONSTITUENT CORPORATION"), into ______________________, a Nevada corporation (the "SURVIVING CORPORATION"):

          a. If this plan of merger is adopted by the stockholders of the parties in accordance with the laws of the State of Nevada and not terminated or abandoned as hereinafter provided, the merger of the Constituent Corporation into the Surviving Corporation shall become effective upon the filing of Articles of Merger in the office of the Secretary of State of Nevada pursuant to the provisions of NRS 78.458, or at such later time as may be set forth in the Articles of Merger (the "EFFECTIVE DATE").

          b. At the Effective Date, the separate existence of the Constituent Corporation shall cease, and the Surviving Corporation shall possess all rights, privileges and powers, and be subject to all restrictions, disabilities and duties of the Constituent Corporation.

          c. At the Effective Date, the title to all real estate and other property, real and personal, owned by the Constituent Corporation and all debts due to the Constituent Corporation shall be vested in the Surviving Corporation without reversion or impairment.

          d. At the Effective Date, the Surviving Corporation shall have all of the debts, liabilities and duties of the Constituent Corporation, but all rights of creditors and all liens upon any property of the Constituent Corporation shall be preserved unimpaired.

          e. Any proceeding pending against the Constituent Corporation may be continued as if the merger had not occurred or the Surviving Corporation may be substituted in the proceeding for the Constituent Corporation.

          f. The Articles of Incorporation of the Surviving Corporation shall remain in full force and effect as the Articles of Incorporation of the Surviving Corporation following the Effective Date, without amendment, until altered or amended as provided by law.

          g. The Bylaws of the Surviving Corporation shall remain in full force and effect as the Bylaws of the Surviving Corporation following the Effective Date, without amendment, until altered, amended or repealed as provided therein.

          h. The officers and directors of Circus Circus Enterprises, Inc. on the Effective Date, to wit:

          Name                              Position
          ----                              --------
Tony Coelho                Director, Class I
Carl F. Dodge              Director, Class I
William M. Pennington      Director, Class I
Arthur M. Smith, Jr.       Director, Class III
Fred W. Smith              Director, Class II
Clyde Turner               Chairman of the Board, Class II, and
                           Chief Executive Officer
Michael S. Ensign          Vice Chairman of the Board, (Class II or
                           III), and Chief Operating Officer
William A. Richardson      Director, (Class II or III), Executive
                           Vice President
Glenn W. Schaeffer         President, Chief Financial Officer and
                           Treasurer
Kurt Sullivan              Director, Class III and Senior Vice
                           President
Daniel Copp                Senior Vice President
David R. Belding           Senior Vice President and Secretary
Antonio C. Alamo           Senior Vice President
Gregg Solomon              Senior Vice President
Mike Sloan                 Senior Vice President and General
                           Counsel

shall be the officers and directors of the Surviving Corporation following the Effective Date until respective successors are appointed or elected and qualified.

          i. The name of the Surviving Corporation from and after the Effective Date shall be and remain ___________________________.

         [j. The shares of common stock of the into shares of common stock of _____________________ Constituent Corporation shall be converted according to the following conversion table:

                                                        Number of
                                                        _______________
                                                        Shares Issuable on
                                Constituent             Conversion of
                                Corporation             Constituent Corporation
Stockholder                     Shares Held             Shares                 ]
- -----------                     -----------             ------------------------




          k. The manner of converting the outstanding shares of the capital stock of the Constituent Corporation into the shares or other securities of the ____________________ shall be as follows:

               (1) Each share of common stock of ____________________, which shall be issued and outstanding at the Effective Date shall remain issued and outstanding.

               (2) The shares of common stock of the Constituent Corporation which shall be outstanding at the Effective Date and all rights in respect thereof, shall forthwith be changed and converted into such number of shares of common stock of ________________________ as are set forth on the conversion table contained in Section (j) above.

               (3) After the Effective Date, each holder of an outstanding certificate representing shares of common stock of the Constituent Corporation shall surrender the same to the Surviving Corporation and each such holder shall be entitled upon such surrender to receive the number of shares of common stock of ____________________ the basis provided herein. Until so surrendered, the outstanding shares of the stock of the Constituent Corporation to be converted into the stock of ______________________ as provided herein, may be treated by
               _______________________ for all corporate purposes as evidencing the ownership of shares of __________________ as though said surrender and exchange had taken place. After the Effective Date, each registered owner of any uncertified shares of common stock of the Constituent Corporation shall have said shares cancelled and said registered owner shall be entitled to such number of common shares of ____________________ as are provided for herein.

          l. Anything herein or elsewhere to the contrary notwithstanding, the merger may be abandoned by the Board of Directors of either corporation, in the sole discretion of any such Board and without further action by stockholders, at any time prior to the filing of Articles of Merger in the Office of the Secretary of the State of Nevada.

          m. Any officer of the Surviving Corporation is authorized to execute and deliver such other and further instruments and documents as may be necessary to effectuate this plan of merger in accordance with its terms.

          [n. The _________________ shares to be issued in the merger will not be registered under the Securities Act of 1933, as amended, or under any state securities laws.]

          o. The Surviving Corporation shall in no event be required to consummate the merger unless the Surviving Corporation in its sole discretion shall have determined that issuance of ___________ shares in the merger is exempt from the registration requirements of the Securities Act of 1933, as amended, and that such shares may be lawfully issued without registration under the provisions of any state securities law.

                               ARTICLES OF MERGER

                                       OF

                   ___________________, a Nevada corporation

                                      INTO

                  _____________________, a Nevada corporation


          THE UNDERSIGNED, as the President and the Secretary of __________________________, a Nevada corporation (the "SURVIVING CORPORATION"), as and for the purpose of complying with the provisions of Nevada Revised Statutes ("NRS") Sections 78.451 et seq., and in order to effectuate the merger of _________________, a Nevada corporation (the "CONSTITUENT CORPORATION") into the Surviving Corporation, hereby certifies as follows:

          1. The name of the Constituent Corporation is ____________ and its place of incorporation was the State of Nevada. The name of the Surviving Corporation is _____________________ and its place of incorporation was also the State of Nevada.

          2. A plan of merger has been adopted by the Board of Directors of each corporation that is a party to this merger.

          3. The plan of merger has been approved by the written consent of the stockholders, if any, of each corporation that is a party to this merger.

          4. The Articles of Incorporation of the Surviving Corporation have not been amended in connection with the merger.

          5.   A complete executed plan of merger is on file at the registered
office of the Surviving Corporation, currently: [                              ]

          6. A copy of the plan of merger will be furnished by the Surviving Corporation on request and without any cost to any stockholder of any corporation which is a party to this merger.

. . .

. . .

. . .

. . .

. . .

          7. The effective date of this merger is the date upon which these Articles of Merger are filed in the Office of the Secretary of State of the State of Nevada.

          IN WITNESS WHEREOF, we have set forth our hands as of the ____ day of ___________, 1995.

                                    "Surviving Corporation"

                                    _______________________________
                                    a Nevada corporation


                                    ____________________________________________
                                    Name:
                                    Title:



                                    ____________________________________________
                                    Name:
                                    Title:


STATE OF NEVADA          )
                         ) ss.
COUNTY OF CLARK          )

     This instrument was acknowledged before me on __________________, 1995 by
[              ] as President of _____________________________.


                         Notary Public
                         (My commission expires:_______________________________)


STATE OF NEVADA          )
                         ) ss.
COUNTY OF CLARK          )

     This instrument was acknowledged before me on __________________, 1995 by
[              ] as Secretary of ________________________________.


                         Notary Public
                         (My commission expires:_______________________________)

================================================================================

                                   EXHIBIT D


                                    FORM OF

                         REGISTRATION RIGHTS AGREEMENT


                           dated as of March __, 1995

                                  by and among

                        CIRCUS CIRCUS ENTERPRISES, INC.,
                             a Nevada corporation,

                               MICHAEL S. ENSIGN,

                             WILLIAM R. RICHARDSON,

                               DAVID R. BELDING,

                               PETER A. SIMON II,

                              GLENN W. SCHAEFFER,

                               GREGG H. SOLOMON,

                               ANTONIO C. ALAMO,

                                ANTHONY KORFMAN,

                                      and

                                 WILLIAM ENSIGN


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                       Page
                                                                       ----

ARTICLE 1   DEFINITIONS..............................................    1

ARTICLE 2   DEMAND REGISTRATIONS.....................................    4
            2.1  Timing and Number of Demand Registrations...........    4
            2.2  Required Thresholds.................................    5
            2.3  Participation.......................................    5
            2.4  Managing Underwriter................................    5

ARTICLE 3   PIGGYBACK REGISTRATIONS..................................    5
            3.1  Participation.......................................    5
            3.2  Underwriter's Cutback...............................    6
            3.3  Company Control.....................................    6

ARTICLE 4   HOLD-BACK AGREEMENTS.....................................    6
            4.1  By Holders..........................................    6
            4.2  By the Company and Others...........................    6

ARTICLE 5   REGISTRATION PROCEDURES..................................    7

ARTICLE 6   REGISTRATION EXPENSES....................................    9

ARTICLE 7   INDEMNIFICATION..........................................    9
            7.1  Indemnification by Company..........................    9
            7.2  Indemnification Procedures..........................   10
            7.3  Indemnification by Holder...........................   11
            7.4  Contribution........................................   11

ARTICLE 8   REQUIREMENTS FOR PARTICIPATION IN UNDERWRITTEN
                 OFFERINGS...........................................   12

ARTICLE 9   SUSPENSION OF SALES......................................   12

ARTICLE 10  MISCELLANEOUS............................................   12
            10.1  No Inconsistent Agreements.........................   12
            10.2  Entire Agreement...................................   12
            10.3  No Third-Party Beneficiaries.......................   13
            10.4  Notices............................................   13
            10.5  No Assignment; Binding Effect......................   13
            10.6  Severability.......................................   13
            10.7  Governing Law......................................   13
            10.8  Counterparts.......................................   13


                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     THIS REGISTRATION RIGHTS AGREEMENT, dated as of March __, 1995 (this "Agreement"), is made and entered into by and among CIRCUS CIRCUS ENTERPRISES, INC., a Nevada corporation (the "Company"), and each of MICHAEL S. ENSIGN, an individual ("M. Ensign"), WILLIAM A. RICHARDSON, an individual ("Richardson"), DAVID R. BELDING, an individual ("Belding"), PETER A. SIMON II, an individual ("Simon"), GLENN W. SCHAEFFER, an individual ("Schaeffer"), GREGG H. SOLOMON, an individual ("Solomon"), ANTONIO C. ALAMO, an individual ("Alamo"), ANTHONY KORFMAN, an individual ("Korfman"), and WILLIAM ENSIGN, an individual ("W. Ensign" and collectively with all other individuals party hereto, the "Investors").

                                    RECITALS
                                    --------

     WHEREAS, the Company, M. Ensign, Richardson, Belding, Simon, Verchota, and certain other parties, are entering into an Agreement and Plan of Merger dated as of March 19, 1995 (the "Agreement and Plan of Merger"); and

     WHEREAS, the Company, Schaeffer, Solomon, Alamo, Korfman, W. Ensign and certain other parties are entering into an Exchange Agreement dated as of March 19, 1995 (the "Exchange Agreement").

     WHEREAS, in order to induce certain parties to enter into the Agreement and Plan of Merger and the Exchange Agreement and to consummate the transactions contemplated thereby, each of the Investors and the Company has agreed to enter into this Agreement.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     The following capitalized terms shall have the following meanings:

          "BOARD" shall mean the Board of Directors of the Company.

          "CLAIM" shall mean any loss, claim, damages, liability or expense (including the reasonable costs of investigation and legal fees and expenses).

          "COMMON STOCK" shall mean the common stock, par value $.01 (one cent and two-thirds mil) per share, of the Company.

          "DEMAND GROUP"  shall mean all Demand Persons.

          "DEMAND PERSON" shall mean each of M. Ensign, Richardson and Belding, so long as such Demand Person is a Holder.

          "DEMAND REGISTRATION" shall mean a registration pursuant to Article 2 hereof.

          "EQUITY SECURITY" shall mean any capital stock of the Company or any security convertible, with or without consideration, into any such stock, or any security carrying any warrant or right to subscribe to or purchase any such stock, or any such warrant or right.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

          "EXCHANGEABLE PREFERRED STOCK" shall mean the Exchangeable Preferred Stock, $.01 par value per share, issued to Schaeffer, Solomon, Alamo, Korfman and W. Ensign pursuant to that certain Exchange Agreement dated as of the date first above written by and among the Company, New Day, Inc., a Nevada corporation, and such Investors.

          "FIRM COMMITMENT UNDERWRITTEN OFFERING" shall mean an offering in which the underwriters agree to purchase securities for distribution pursuant to a registration statement under the Securities Act and in which the obligation of the underwriters is to purchase all the securities being offered if any are purchased.

          "FIRST DEMAND REGISTRATION STATEMENT" shall have the meaning set forth in Section 2.1 hereof.

          "HOLDER" shall mean each Investor, so long as such Investor is the beneficial owner of Registrable Securities.

          "INDEMNIFIED HOLDER" shall mean any Holder, any officer, director, employee or agent of any such Holder and any Person who controls any of the foregoing Persons within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act; provided, however, that no Person who was an officer, director or employee of the Company at the time of the effectiveness of any Registration Statement shall be an Indemnified Holder.

          "MISSTATEMENT" shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement, Prospectus or preliminary prospectus not misleading.

          "PERSON" shall mean a natural person, partnership, corporation, business trust, association, joint venture or other entity or a government or agency or political subdivision thereof.

          "PIGGYBACK REGISTRATION" shall mean a registration pursuant to Article 3 hereof.

          "PROSPECTUS" shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

          "REGISTRATION" shall mean a Demand Registration or a Piggyback Registration.

          "REGISTRATION EXPENSES" shall mean the out-of-pocket expenses of the Company in connection with a Registration, including:

               (1) all registration and filing fees (including fees with respect to filings required to be made with the National Association of Securities Dealers);

               (2) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and determinations of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate);

               (3)  printing expenses;

               (4) fees and disbursements of counsel for the Company and counsel for the underwriters;

               (5) fees and disbursements of all independent certified public accountants of the Company incurred specifically in connection with such Registration;

               (6) fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities); and

               (7) fees and expenses of any other Persons retained by the Company.

          "REGISTRABLE SECURITIES" shall mean all shares of Common Stock issued to the Investors pursuant to the Agreement and Plan of Merger, any shares of Common Stock issued in exchange for the Exchangeable Preferred Stock, and any securities issued with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided that any such Common Stock or any such securities shall be deemed to be Registrable Securities only if and so long as it is a Transfer Restricted Security.

          "REGISTRATION STATEMENT" shall mean any registration statement which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

          "SECOND DEMAND REGISTRATION STATEMENT" shall have the meaning set forth in Section 2.1 hereof.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

          "SEC" shall mean the Securities and Exchange Commission.

          "TERMINATED WITHOUT CAUSE BY THE COMPANY OR WITH GOOD REASON BY SUCH DEMAND PERSON" shall mean the termination of the employment of a Demand Person by the Company without cause or by such Demand Person with good reason pursuant to Section 5(a) of the Employment Agreement dated as of the date first above written by and between the Company and such Demand Person.

          "THIRD DEMAND REGISTRATION STATEMENT" shall have the meaning set forth in Section 2.1 hereof.

          "TRANSFER RESTRICTED SECURITY" shall mean a security that has not been sold to or through a broker, dealer or underwriter in a public distribution or other public securities transaction or sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Rule 144 promulgated thereunder (or any successor rule). The foregoing notwithstanding, a security shall remain a Transfer Restricted Security until all stop transfer instructions or notations and restrictive legends with respect to such security have been lifted or removed.

          "UNDERWRITTEN REGISTRATION" or "UNDERWRITTEN OFFERING" shall mean a registration in which securities of the Company are sold to an underwriter for distribution to the public.

                                   ARTICLE 2
                              DEMAND REGISTRATIONS

     2.1 TIMING AND NUMBER OF DEMAND REGISTRATIONS. At any time after the first anniversary of the date of this Agreement, a Demand Person may request in writing (a "Demand Request") that the Company file a registration statement under the Securities Act covering shares of Registrable Securities then outstanding which are beneficially owned by the Demand Person and which are specified in the Demand Request.

          The Company shall be obligated to prepare, file and cause to become effective pursuant to this Article 2 no more than two Registration Statements (the first, if any, being referred to herein as the "First Demand Registration Statement" and the second, if any, being referred to herein as the "Second Demand Registration Statement"); provided, however, the Company shall be obligated to prepare, file and cause to become effective a third Registration Statement (the "Third Demand Registration Statement"), if at the time of the Demand Request with respect to the Third Demand Registration Statement the Demand Person making such Demand Request was Terminated Without Cause by the Company or With Good Reason by such Demand Person. Notwithstanding the foregoing, (i) no Demand Request shall be provided with respect to a Second Demand Registration Statement or a Third Demand Registration Statement (and the Company shall not be obligated to prepare, file and cause to become effective a Second Demand Registration Statement or a Third Demand Registration Statement, respectively) prior to the period ending eighteen months after the effectiveness of the First Demand Registration Statement and prior to the period ending eighteen months after the effectiveness of the Second Demand Registration Statement, respectively, and (ii) a Demand Request that has been revoked by any Demand Person shall be deemed a request for the purposes of calculating the number of Registration Statements which have been prepared, filed and become effective pursuant to this paragraph of Section 2.1, unless such Demand Person reimburses the Company for all Registration Expenses incurred in connection with the preparation of a Registration Statement pursuant to such Demand Request.

          If a Demand Person requests that the Company effect a Demand Registration and the Company furnishes to such Demand Person a copy of a resolution of the Board certified by the Secretary of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed on or before the date such filing would otherwise be required hereunder, the Company shall have the right to defer such filing for a period of not more than 180 days after receipt of the Demand Request from such Demand Person; provided that during such time the Company may not file a registration statement (other than on Form S-8 or any successor form thereto) for securities to be issued and sold for its own account or that of anyone other than the Demand Group.

     2.2 REQUIRED THRESHOLDS. The Company shall not be obligated to prepare, file and cause to become effective pursuant to this Article 2 a Registration Statement unless the proposed aggregate public offering price of the securities to be included in such Demand Registration is at least $25 million. The Company shall not be required to effect any Demand Registration unless the offering is to be a Firm Commitment Underwritten Offering.

     2.3 PARTICIPATION. The Company shall promptly give written notice to all Holders upon receipt of a request for a Demand Registration pursuant to Section
2.1 above. The Company shall include in such Demand Registration the shares of Registrable Securities for which it has received written requests to register such shares within 30 days after such written notice has been given.

     2.4 MANAGING UNDERWRITER. The managing underwriter or underwriters of any underwritten public offering covered by a Demand Registration shall be selected by the Company; provided, however, if no member of the Demand Group is a director or officer of the Company, the Company's selection of such managing underwriter or underwriters shall be subject to the approval of the Demand Group, which approval shall not be unreasonably withheld.

                                   ARTICLE 3
                            PIGGYBACK REGISTRATIONS

     3.1 PARTICIPATION. Each time after the first anniversary of the date of this Agreement that the Company decides to file a registration statement under the Securities Act (other than on Forms S-4 or S-8 or any successor form thereto) covering the offer and sale by it or any of its security holders of any of its Equity Securities, for money, the Company shall give written notice thereof to all Holders. The Company shall include in such registration statement the shares of Registrable Securities for which it has received written requests to register such shares within 30 days after such written notice has been given. If the registration statement is to cover an underwritten offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

     3.2 UNDERWRITER'S CUTBACK. If, in the good faith judgment of the managing underwriter of such offering, the inclusion of all of the shares of Registrable Securities would adversely affect the successful marketing of a smaller number of such shares, then (i) the managing underwriter shall provide written notice of such judgment to all Holders requesting such inclusion and (ii) the number of shares of Registrable Securities to be included in the offering (except for shares to be issued by the Company in an offering initiated by the Company) shall be reduced pro rata among Holders requesting such inclusion pursuant to a Piggyback Registration and any other Persons requesting Common Stock to be included in such Registration based upon the number of shares of Common Stock and Registrable Securities owned by such Persons.

          All shares so excluded from the underwritten public offering shall be withheld from the market by the Holders thereof for a period (not to exceed 15 days prior to the effective date and 120 days thereafter) that the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

     3.3 COMPANY CONTROL. The Company may decline to file a Registration Statement after giving notice to any Holder pursuant to Section 3.1 above, or withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof.

                                   ARTICLE 4
                              HOLD-BACK AGREEMENTS

     4.1 BY HOLDERS. Upon the written request of the managing underwriter of any underwritten offering of the Company's securities, a Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in such registration) without the prior written consent of such managing underwriter for a period (not to exceed 15 days before the effective date and 120 days thereafter) that such managing underwriter reasonably determines is necessary in order to effect the underwritten public offering; provided that each of the officers and directors of the Company shall have entered into substantially similar holdback agreements with such managing underwriter covering at least the same period.

     4.2  BY THE COMPANY AND OTHERS.  The Company agrees:

          (a) not to effect any public or private sale or distribution of its Equity Securities during the 15-day period prior to, and during the 120-day period after, the effective date of each underwritten offering made pursuant to a Demand Registration or a Piggyback Registration, if so requested in writing by the managing underwriter (except as part of such underwritten offering or pursuant to registrations on Forms S-4 or S-8 or any successor form thereto), and

          (b) not to issue any Equity Securities other than for sale in a registered public offering unless each of the Persons to which such securities are issued has entered into a written agreement binding on its transferees not to effect any public sale or distribution of such securities during such period, including without limitation a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration, if and to the extent permitted hereunder).

                                   ARTICLE 5
                            REGISTRATION PROCEDURES

     If and whenever the Company is required to register Registrable Securities in a Demand Registration or a Piggyback Registration, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

     (a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective and remain effective until the Registrable Securities covered by such Registration Statement have been sold; provided that the Company shall not be required to maintain the effectiveness of any Registration Statement for more than 90 days after such Registration Statement becomes effective; and provided, further, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, draft copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and underwriters;

     (b) prepare and file with the SEC such amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or for such shorter period of time during which such Registration Statement must be kept effective by the terms of this Agreement;

     (c) promptly notify the selling Holders and the managing underwriter, if any, and (if requested by any such Person) confirm such advice in writing,

          (1) when the Prospectus or any supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

          (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

          (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

          (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

          (5) of the existence of any fact which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing a Misstatement;

     (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

     (e) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to the selling Holders and to the managing underwriter, if any;

     (f) furnish to each selling Holder and the managing underwriter, without charge, at least one signed copy of the Registration Statement and any amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     (g) deliver to each selling Holder and the underwriters, if any, without charge, as many copies of each Prospectus (and each preliminary prospectus) as such Persons may reasonably request (the Company hereby consenting to the use of each such Prospectus (or preliminary prospectus) by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus (or preliminary prospectus));

     (h) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling Holders, the underwriters, if any, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as such selling Holders or underwriters may designate and do anything else necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

     (i) cooperate with the selling Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriter may request at least three business days prior to any sale of Registrable Securities to the underwriters;

     (j) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

     (k) if the Registration Statement or the Prospectus contains a Misstatement, prepare a supplement or amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain a Misstatement;

     (l) provide a CUSIP number for all Registrable Securities not later than 3 business days prior to the effective date of the Registration Statement;

     (m) enter into such agreements (including an underwriting agreement) and do anything else necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities; and

     (n) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (x) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, (y) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods.

                                   ARTICLE 6
                             REGISTRATION EXPENSES

          The Company shall bear all Registration Expenses incurred in connection with any Registration, except as set forth in Section 2.1 and the fees and disbursements of counsel to the selling security holders shall be paid by such holders. Notwithstanding the foregoing, if (i) any Holder requests that shares of Registrable Securities be registered, whether in connection with a Demand Registration pursuant to Article 2 or in connection with a Piggyback Registration pursuant to Article 3, and (ii) such Holder later requests that a lesser number of such shares be registered after the registration and filing fees with respect to such greater number of shares has been paid, then such Holder shall pay such registration and filing fees with respect to the number of shares which such Holder requested be withdrawn from registration and which number of shares are thereafter not included in such registration (whether registered on behalf of the Company or any other Person requesting registration).

                                   ARTICLE 7
                                INDEMNIFICATION

     7.1 INDEMNIFICATION BY COMPANY. The Company agrees to indemnify and hold harmless each Indemnified Holder from and against all Claims arising out of or based upon any Misstatement or alleged Misstatement, except insofar as such Misstatement or alleged Misstatement was based upon information furnished in writing to the Company by such Indemnified Holder expressly for use in the document containing such Misstatement or alleged Misstatement. This indemnity shall not be exclusive and shall be in addition to any liability which the Company may otherwise have.

          The foregoing notwithstanding, the Company shall not be liable to an Indemnified Holder to the extent that any such Claim arises out of or is based upon a Misstatement or alleged Misstatement in a Prospectus, if (i) such Claim is asserted by a Person (other than an underwriter participating in the offering to which such Prospectus relates) who purchased a Registrable Security from such Indemnified Holder, (ii) such Misstatement or alleged Misstatement was corrected in an amendment or supplement to such Prospectus, and (iii) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Indemnified Holder thereafter failed to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale to such Person who purchased a Registrable Security from such Indemnified Holder and who is asserting such Claim.

     7.2 INDEMNIFICATION PROCEDURES. If any action or proceeding (including any governmental investigation or inquiry) shall be brought or asserted against an Indemnified Holder in respect of which indemnity may be sought from the Company, such Indemnified Holder shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder and the payment of all reasonable expenses in connection therewith.

          Such Indemnified Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be the expense of such Indemnified Holder unless (i) the Company has agreed to pay such fees and expenses, (ii) the Company shall have failed to assume the defense of such action or proceeding or has failed to employ counsel reasonably satisfactory to such Indemnified Holder in any such action or proceeding or (iii) the Company or other Persons indemnified by the Company are parties to such action or proceeding and such Indemnified Holder shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Holder that are different from or additional to those available to the Company or such other Persons.

          If such Indemnified Holder notifies the Company in writing that it elects to employ separate counsel at the expense of the Company as permitted by the provisions of the preceding paragraph, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Holder. The foregoing notwithstanding, the Company shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holder and any other Indemnified Holders (which firm shall be designated in writing by such Indemnified Holders) in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, unless clause (iii) of the foregoing paragraph applies.

          The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Holders from and against any loss or liability by reason of such settlement or judgment.

     7.3 INDEMNIFICATION BY HOLDER. Each Holder agrees to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement, Prospectus or preliminary prospectus. In no event, however, shall the liability hereunder of any selling Holder be greater than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person, in respect of which indemnity may be sought against a Holder, such Holder shall have the rights and duties given the Company and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by Sections 7.1 and 7.2 above.

          The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

     7.4 CONTRIBUTION. If the indemnification provided for in this Article 7 is unavailable to an indemnified party under Section 7.1 or Section 7.3 above (other than by reason of exceptions provided in those Sections) in respect of any Claims referred to in such Sections, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Indemnified Holder on the other in connection with the statements or omissions which resulted in such Claims as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in Section 7.2, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the Misstatement or alleged Misstatement relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Misstatement or alleged Misstatement.

          The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

          Notwithstanding the provisions of this Section 7.4, an Indemnified Holder shall not be required to contribute any amount in excess of the amount by which (i) the total price at which the securities that were sold by such Indemnified Holder and distributed to the public were offered to the public exceeds (ii) the amount of any damages which such Indemnified Holder has otherwise been required to pay by reason of such Misstatement.

          No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                   ARTICLE 8
            REQUIREMENTS FOR PARTICIPATION IN UNDERWRITTEN OFFERINGS

     No Person may participate in any underwritten offering pursuant to a Registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                                 ARTICLE 9
                              SUSPENSION OF SALES

     Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each Holder shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of the supplemented or amended Prospectus required by Article 5 hereof, or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the 90-day period referred to in Article 5 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either has received the copies of the supplemented or amended prospectus contemplated by Article 5 hereof or has been advised in writing by the Company that the use of the Prospectus may be resumed.

                                   ARTICLE 10
                                 MISCELLANEOUS

     10.1  NO INCONSISTENT AGREEMENTS.   The Company shall not on or after the
date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

     10.2 ENTIRE AGREEMENT. This Agreement, including all exhibits and schedules hereto, contains the sole and entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties hereto with respect to such subject matter.

     10.3 NO THIRD-PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended for the benefit of each party hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person (except as provided in Article 7).

     10.4 NOTICES. Unless otherwise specifically provided herein, all notices, demands, consents, waivers and other communications required or permitted by the terms of this Agreement shall be in writing, and any notice shall become effective three (3) days after deposit in the United States mails, first class postage prepaid, or one (1) day after delivery to an overnight courier or express company or immediately upon delivery by hand or in the form of telecopy, telegram or other electronic means of communication that produces a written copy, and, if mailed or delivered by courier, express company or hand, shall be addressed as indicated in Section 9.3 of the Agreement and Plan of Merger.

     10.5 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest, duty or obligation hereunder may be assigned by the Company or any Holder without, in the case of the Company, the prior written consent of the Holders of a majority of the Registrable Securities and, in the case of any Holder, the prior written consent of the Company and the Holders of a majority of the Registrable Securities, and any attempt to assign this Agreement or any right, interest, duty or obligation hereunder without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     10.6 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

     10.7 GOVERNING LAW. This Agreement has been negotiated and executed and shall be performed in the State of Nevada and shall be governed and construed by the laws of such State, without giving effect to the conflicts of laws principles thereof.

     10.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


                          [Signature pages to follow]

    IN WITNESS WHEREOF, each party has executed this Agreement as of the date first above written.



                              CIRCUS CIRCUS ENTERPRISES, INC.,

                              a Nevada corporation



                              By_______________________________________
                              Name:
                              Title:



                              __________________________________________
                                           Michael S. Ensign



                              __________________________________________
                                         William A. Richardson



                              __________________________________________
                                           David R. Belding



                              __________________________________________
                                           Peter A. Simon II



                              __________________________________________
                                           Glenn W. Schaeffer



                              __________________________________________
                                             Gregg H. Solomon

                              __________________________________________
                                             Antonio C. Alamo



                              __________________________________________
                                             Anthony Korfman



                              __________________________________________
                                              William Ensign

                                  EXHIBIT "E"

                     SENIOR EXECUTIVE COMPENSATION SCHEDULE
                     --------------------------------------

                         Proposed Employment Agreement
                                      for
                                  Clyde Turner

                              Summary of Key Terms
                              --------------------

          Overall Rationale: The Company recognizes the crucial role of the Officer in the future growth and success of the Company and desires to provide for the employment of such Officer and to encourage such Officer's attention and dedication to the Company. Moreover, the Company believes it is imperative to diminish the inevitable distraction to the Officer by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control of the Company, to reinforce the Officer's attention and dedication to his assigned duties, and to provide the Officer with appropriate severance arrangements in connection with any termination of employment following the occurrence of a Change in Control. Accordingly, the following compensation, benefit and severance arrangement is proposed for such Officer.

(a)  Position/Duties:         Chairman of the Board and Chief Executive Officer

(b)  Contract Term:           Three (3) years, provided that as of the
                              expiration date of each of (i) the initial three
                              (3) year term of the Agreement and (ii) if applicable, any Renewal Period (as defined below), the term of this Agreement shall automatically be extended for a three (3) year period (each a "Renewal Period") unless either the Company or the Officer provides six (6) months' notice to the contrary.

(c)  Base Salary/
     Annual Target Bonus:     $800,000/$800,000
                              Base Salary would be subject to mandatory increases equal to 5% per year for each year during the term with further discretionary increases as determined by the Board of Directors.
                              Base salary not to decrease unless Officer agrees in writing.

(d)  Long Term Incentive/
     Stock Options:           The Board will recommend to the Stock
                              Option Committee that the Officer be granted the right to purchase an option on 2 million shares of Company Stock under the following terms or on terms which provide the Officer with substantially equivalent economic value:

                              1. Purchase Price of the Option = $1.00 per share;

                              2. Option Exercise Price per Share = 110% of the closing market price of the Company's Stock on March 17, 1995 (the "Closing Price");

                              3.    Term:  7 years;

                              4.    Subject to approval by the Company's
                                    shareholders and the Closing of the Merger, the Option will vest and become exercisable at the rate of 33% per year with full acceleration in the event of a Change in Control or if the Officer is terminated (a) by the Company without Cause, or (b) by the Officer for Good Reason.

(e)  Payments Upon

      Termination:            (a)  By the Company for Cause, Death or
                                   ----------------------------------
                              Disability or By the Officer Other Than For Good
                              ------------------------------------------------
                              Reason:  The Company shall pay Officer his full
                              ------
                              base salary and bonus and all other amounts due to, or for the benefit of, Officer through the date of termination, together with any other amounts to which Officer is entitled pursuant to the Company benefit plans, programs and policies.

                              (b)  By the Company Without Cause, or by Officer
                                   -------------------------------------------
                              for Good Reason: The Company shall pay salary and
                              ---------------
                              target bonus, plus any other amounts due to, or for the benefit of, Officer as provided under the employment agreement for 36 months and all of the Officer's Stock Options shall become immediately exercisable.

                              (c)  Good Reason shall include the following:
                                   -----------

                                    (i)  a material breach by the Company of any
                                    material provision of the agreement,
                                    including, but not limited to, the
                                    assignment to the officer of any duties
                                    inconsistent with the officer's position in Company or an adverse alteration in the nature or status of Officer's responsibilities;

                                    (ii)  the Company's requiring the Officer to
                                    be based anywhere other than the
                                    metropolitan area where he currently works and resides;

                                    (iii)  the occurrence of a Change in Control
                                    of the Company; and


                                    (iv)  the Company's notifying the Officer
                                    that it does not consent to any automatic three-year extension of the term of the Agreement.

(f)  Non-Competition;         Officer is subject to confidentiality and
     Confidentiality/         non-competition/non-solicitation
     Non-Solicitation:        requirements.

(g)  Indemnification:         Officer is entitled to indemnification to
                              the fullest extent permitted by law.

(h)  Mitigation:              Officer is not subject to mitigation.

                         Proposed Employment Agreement
                                      for
                                 Michael Ensign

                              Summary of Key Terms
                              --------------------

          Overall Rationale: The Company recognizes the crucial role of the Officer in the future growth and success of the Company and desires to provide for the employment of such Officer and to encourage such Officer's attention and dedication to the Company. Moreover, the Company believes it is imperative to diminish the inevitable distraction to the Officer by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control of the Company, to reinforce the Officer's attention and dedication to his assigned duties, and to provide the Officer with appropriate severance arrangements in connection with any termination of employment following the occurrence of a Change in Control. Accordingly, the following compensation, benefit and severance arrangement is proposed for such Officer.

(i)  Position/Duties:         Vice Chairman of the Board and Chief
                              Operating Officer

(j)  Contract Term:           Three (3) years, provided that as of
                              the expiration date of each of (i) the initial three (3) year term of the Agreement and (ii) if applicable, any Renewal Period (as defined below), the term of this Agreement shall automatically be extended for a one (1) year period (each a "Renewal Period") unless either the Company or the Officer provides six (6) months' notice to the contrary.

(k)  Base Salary/
     Annual Target Bonus:     $625,000/$625,000
                              Base Salary would be subject to mandatory increases equal to 5% per year for each year during the term with further discretionary increases as determined by the Board of Directors.

                              Base salary not to decrease unless Officer agrees in writing.

(l)  Payments Upon

      Termination:            (a)  By the Company for Cause, Death or
                                   ----------------------------------
                              Disability or By the Officer Other Than For Good
                              ------------------------------------------------
                              Reason:  The Company shall pay Officer his full
                              ------
                              base salary and bonus and all other amounts due to, or for the benefit of, Officer through the date of termination, together with any other amounts to which Officer is entitled pursuant to the Company benefit plans, programs and policies.

                              (b)  By the Company Without Cause, or by Officer
                                   -------------------------------------------
                              for Good Reason: The Company shall pay salary and
                              ---------------
                              target bonus, plus any other amounts due to, or for the benefit of, Officer as provided under the employment agreement through the term of the agreement or for twelve (12) months, whichever is greater, and all of the Officer's Stock Options shall become immediately exercisable.

                              (c)  Good Reason shall include the following:
                                   -----------

                                    (i)  a material breach by the Company of any
                                    material provision of the Agreement,
                                    including, but not limited to, the
                                    assignment to the officer of any duties
                                    inconsistent with the officer's position in Company or an adverse alteration in the nature or status of Officer's responsibilities;

                                    (ii)  the Company's requiring the Officer to
                                    be based anywhere other than the
                                    metropolitan area where he currently works and resides;

                                    (iii)  the occurrence of a Change in Control
                                    of the Company; and

                                    (iv)  the Company's notifying the Officer
                                    that it does not consent to any automatic one-year extension of the term of the Agreement.

(m)  Non-Competition;         Officer is subject to confidentiality and
      Confidentiality/        non-competition/non-solicitation requirements.
      Non-Solicitation:

(n)  Indemnification:         Officer is entitled to indemnification to the
                              fullest extent permitted by law.

(o)  Mitigation:              Officer is not subject to mitigation.

8.   Joint Venture Agreement: Execution of Agreement
                              Pursuant to Joint Venture Agreement is condition to Employment Agreement.

9.   Cause:                   Cause shall also mean a final determination by a
                              court of competent jurisdiction that Officer breached the Standstill Agreement.

                         Proposed Employment Agreement
                         -----------------------------
                                      for
                             William R. Richardson

                              Summary of Key Terms
                              --------------------

          Overall Rationale: The Company recognizes the crucial role of the Officer in the future growth and success of the Company and desires to provide for the employment of such Officers and to encourage such Officer's attention and dedication to the Company. Moreover, the Company believes it is imperative to diminish the inevitable distraction to the Officer by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control of the Company, to reinforce the Officer's attention and dedication to his assigned duties, and to provide the Officer with appropriate severance arrangements in connection with any termination of employment following the occurrence of a Change in Control. Accordingly, the following compensation, benefit and severance arrangement is proposed for such Officer.

(p)  Position/Duties:         Executive Vice President - Construction

(q)  Contract Term:           Three (3) years, provided that as of
                              the expiration date of each of (i) the initial three (3) year term of the Agreement and (ii) if applicable, any Renewal Period (as defined below), the term of this Agreement shall automatically be extended for a one (1) year period (each a "Renewal Period") unless either the Company or the Officer provides six (6) months' notice to the contrary.

(r)  Base Salary/             $625,000/$625,000
     Annual Target Bonus:     Base Salary would be subject to mandatory
                              increases equal to 5% per year for each year during the term with further discretionary increases as determined by the Board of Directors.

                              Base salary not to decrease unless Officer agrees in writing.

(s)  Payments Upon
      Termination:            (a)  By the Company for Cause, Death or
                                   ----------------------------------
                              Disability or By the Officer Other Than For Good
                              ------------------------------------------------
                              Reason:  The Company shall pay Officer his full
                              ------
                              base salary and bonus and all other amounts due to, or for the benefit of, Officer through the date of termination, together with any other amounts to which Officer is entitled pursuant to the Company benefit plans, programs and policies.

                              (b)  By the Company Without Cause, or by Officer
                                   -------------------------------------------
                              for Good Reason: The Company shall pay salary
                              ---------------
                              and target bonus, plus any other amounts due to, or for the benefit of, Officer as provided under the employment agreement through the term of the agreement or for twelve (12) months, whichever is greater, and all of the Officer's Stock Options shall become immediately exercisable.

                              (c)  Good Reason shall include the following:
                                   -----------

                                    (i)  a material breach by the Company of any
                                    material provision of the agreement,
                                    including, but not limited to, the
                                    assignment to the officer of any duties
                                    inconsistent with the officer's position in Company or an adverse alteration in the nature or status of Officer's responsibilities;

                                    (ii)  the Company's requiring the Officer to
                                    be based anywhere other than the
                                    metropolitan area where he currently works and resides;

                                    (iii)  the occurrence of a Change in Control
                                    of the Company; and

                                    (iv)  the Company's notifying the Officer
                                    that it does not consent to any automatic one-year extension of the term of the Agreement.

5.   Joint Venture Agreement: Execution of Agreement
                              Pursuant to Joint Venture Agreement is condition to Employment Agreement.

6.   Non-Competition;         Officer is subject to confidentiality and
      Confidentiality/        non-competition/non-solicitation requirements.
      Non-Solicitation:

7.   Indemnification:         Officer is entitled to
                              indemnification to the fullest extent permitted by law.

8.   Mitigation:              Officer is not subject to mitigation.

9.   Cause:                   Cause shall also mean a final
                              determination by a court of competent jurisdiction that Officer breached the Standstill Agreement.

                         Proposed Employment Agreement
                         -----------------------------
                                      for
                                Glenn Schaeffer

                              Summary of Key Terms
                              --------------------

          Overall Rationale: The Company recognizes the crucial role of the Officer in the future growth and success of the Company and desires to provide for the employment of such Officer and to encourage such Officer's attention and dedication to the Company. Moreover, the Company believes it is imperative to diminish the inevitable distraction to the Officer by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control of the Company, to reinforce the Officer's attention and dedication to his assigned duties, and to provide the Officer with appropriate severance arrangements in connection with any termination of employment following the occurrence of a Change in Control. Accordingly, the following compensation, benefit and severance arrangement is proposed for such Officer.

(t)  Position/Duties:         President, Treasurer and Chief
                              Financial Officer

(u)  Contract Term:           Three (3) years, provided that as of
                              the expiration date of each of (i) the initial three (3) year term of the Agreement and (ii) if applicable, any Renewal Period (as defined below), the term of this Agreement shall automatically be extended for a one (1) year period (each a "Renewal Period") unless either the Company or the Officer provides six (6) months' notice to the contrary.

(v)  Base Salary/
     Annual Target Bonus:     $600,000/$600,000
                              Base Salary would be subject to mandatory increases equal to 5% per year for each year during the term with further discretionary increases as determined by the Board of Directors.

                              Base salary not to decrease unless Officer agrees in writing.

(w)  Long Term Incentive/
     Stock Options:           The Board will recommend to the Stock
                              Option Committee that the Officer be granted
                              Options to purchase 900,000 shares of Company
                              Stock with the following basic vesting schedules and prices or on terms which provide the Officer with substantially equivalent economic value: (i)
                              Options to purchase 500,000 shares would be granted with a strike price equal to the closing market price of the Company's Stock on March 17, 1995 (the "Closing Price"), vesting at 20% per year; (ii) Options to purchase

                              200,000 shares would be granted with a strike price equal to 120% of the Closing Price, vesting at 20% per year; and (iii) Options to purchase 200,000 shares would be granted with a strike price equal to 130% of the Closing Price, vesting at 20% per year. The exercisability of all of the options shall be subject to approval by the Company's shareholders and the Closing of the Merger.

                              All options would become fully exercisable in the event of a Change in Control or if the Officer is terminated (a) by the Company without cause, or
                              (b) by the Officer for Good Reason.

(x)  Payments Upon
      Termination:            (a)  By the Company for Cause, Death or
                                   ----------------------------------
                              Disability or By the Officer Other Than For Good
                              ------------------------------------------------
                              Reason:  The Company shall pay Officer his full
                              ------
                              base salary and bonus and all other amounts due to, or for the benefit of, Officer through the date of termination, together with any other amounts to which Officer is entitled pursuant to the Company benefit plans, programs and policies.

                              (b)  By the Company Without Cause, or by Officer
                                   -------------------------------------------
                              for Good Reason: The Company shall pay salary and
                              ---------------
                              target bonus, plus any other amounts due to, or for the benefit of, Officer as provided under the employment agreement through the term of the agreement or for twelve (12) months, whichever is greater, and all of the Officer's Stock Options shall become immediately exercisable.

                              (c)  Good Reason shall include the following:
                                   -----------

                                    (i)  a material breach by the Company of any
                                    material provision of the agreement,
                                    including, but not limited to, the
                                    assignment to the Officer of any duties
                                    inconsistent with the officer's position in Company or an adverse alteration in the nature or status of Officer's responsibilities;

                                    (ii)  the Company's requiring the Officer to
                                    be based anywhere other than the
                                    metropolitan area where he currently works and resides;

                                    (iii)  the occurrence of a Change in Control
                                    of the Company; and

                                    (iv) the Company's notifying the Officer that it does not consent to any automatic one-year extension of the term of the Agreement.

(y)  Joint Venture Agreement:       Execution of Agreement Pursuant to Joint
                                    Venture Agreement is condition to
                                    Employment Agreement.

(z)  Non-Competition;               Officer is subject to confidentiality and
      Confidentiality/              non-competition/non-solicitation
      Non-Solicitation:             requirements.

(aa) Indemnification:               Officer is entitled to indemnification to
                                    the fullest extent permitted by law.

(ab) Mitigation:                    Officer is not subject to mitigation.

10.  Cause:                         Cause shall also mean a final determination
                                    by a court of competent jurisdiction that such officer breached the Standstill
                                    Agreement.

                         Proposed Employment Agreement
                         -----------------------------
                                      for
                                Antonio C. Alamo

                              Summary of Key Terms
                              --------------------

          Overall Rationale: The Company recognizes the crucial role of the Executive in the future growth and success of the Company and desires to provide for the employment of such Executive and to encourage such Executive's attention and dedication to the Company. Moreover, the Company believes it is imperative to diminish the inevitable distraction to the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control of the Company, to reinforce the Executive's attention and dedication to his assigned duties, and to provide the Executive with appropriate severance arrangements in connection with any termination of employment following the occurrence of a Change in Control. Accordingly, the following compensation, benefit and severance arrangement is proposed for such Executive.

(ac) Position/Duties:         Senior Vice President - Operations

(ad) Contract Term:           Three (3) years, provided that as of
                              the expiration date of each of (i) the initial three (3) year term of the Agreement and (ii) if applicable, any Renewal Period (as defined below), the term of this Agreement shall automatically be extended for a one (1) year period (each a "Renewal Period") unless either the Company or the Executive provides six (6) months' notice to the contrary.

(ae) Base Salary/             $400,000/$400,000
     Annual Target Bonus:     Base salary not to decrease unless
                              Executive agrees in writing.

(af) Long Term Incentive/
     Stock Options:           The Board will recommend to the Stock
                              Option Committee that the Executive be granted options to purchase 200,000 shares of Company
                              Stock with a strike price equal to the closing market price of the Company's Stock on March 17, 1995 (the "Closing Price") and, subject to approval by the Company's shareholders and the Closing of the Merger, vesting at 20% per year or on terms which provide the Executive with substantially equivalent economic value. All options would become fully exercisable in the event of a Change in Control or if the Executive is terminated (a) by the Company without cause, or
                              (b) by the Executive for Good Reason.

(ag) Payments Upon

     Termination:             (a)  By the Company for Cause, Death or
                                   ----------------------------------
                              Disability or By the Executive Other Than For Good
                              --------------------------------------------------
                              Reason:  The Company shall pay Executive his full
                              ------
                              base salary and bonus and all other amounts due to, or for the benefit of, Executive through the date of termination, together with any other amounts to which Executive is entitled pursuant to the Company benefit plans, programs and policies.

                              (b)  By the Company Without Cause, or by Executive
                                   ---------------------------------------------
                              for Good Reason: The Company shall pay salary and
                              ---------------
                              target bonus, plus any other amounts due to, or for the benefit of, Executive as provided under the employment agreement through the term of the agreement or for twelve (12) months, whichever is greater, and all of the Executive's Stock Options shall become immediately exercisable.

                              (c)  Good Reason shall include the following:
                                   -----------

                                    (i)  the Company's requiring the Executive
                                    to be based anywhere other than the
                                    metropolitan area where he currently works and resides for a period of more than 18 months;

                                    (ii)  a material breach by the Company of
                                    any material provision of the agreement;

                                    (iii)  the occurrence of a Change in Control
                                    of the Company; and

                                    (iv)  the Company's notifying the Executive
                                    that it does not consent to any automatic one-year extension of the term of the Agreement.

(ah) Non-Competition;               Executive is subject to confidentiality and
      Confidentiality/              non-competition/non-solicitation
      Non-Solicitation:             requirements.

(ai) Indemnification:               Executive is entitled to indemnification
                                    to the fullest extent permitted by law.

(aj) Mitigation:                    Executive is not subject to mitigation.

                         Proposed Employment Agreement
                         -----------------------------
                                      for
                                 Michael Sloan

                              Summary of Key Terms
                              --------------------

          Overall Rationale: The Company recognizes the crucial role of the Officer in the future growth and success of the Company and desires to provide for the employment of such Officer and to encourage such Officer's attention and dedication to the Company. Moreover, the Company believes it is imperative to diminish the inevitable distraction to the Officer by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control of the Company, to reinforce the Officer's attention and dedication to his assigned duties, and to provide the Officer with appropriate severance arrangements in connection with any termination of employment following the occurrence of a Change in Control. Accordingly, the following compensation, benefit and severance arrangement is proposed for such Officer.

(ak)  Position/Duties:        Senior Vice President and General Counsel

(al)  Contract Term:          Three (3) years, provided that as of
                              the expiration date of each of (i) the initial three (3) year term of the Agreement and (ii) if applicable, any Renewal Period (as defined below), the term of this Agreement shall automatically be extended for a one (1) year period (each a "Renewal Period") unless either the Company or the Officer provides six (6) months' notice to the contrary.

(am)  Base Salary/            $300,000/$300,000
      Annual Target Bonus:    Base salary not to decrease unless
                              Officer agrees in writing.

(an)  Payments Upon
       Termination:           (a)  By the Company for Cause, Death or
                                   ----------------------------------
                              Disability or By the Officer Other Than For Good
                              ------------------------------------------------
                              Reason:  The Company shall pay Officer his full
                              ------
                              base salary and bonus and all other amounts due to, or for the benefit of, Officer through the date of termination, together with any other amounts to which Officer is entitled pursuant to the Company benefit plans, programs and policies.

                              (b)  By the Company Without Cause, or by Officer
                                   -------------------------------------------
                              for Good Reason: The Company shall pay salary and
                              ---------------
                              target bonus, plus any other amounts due to, or for the benefit of, Officer as provided under the employment agreement through the term of the agreement or for twelve (12) months, whichever is greater, and all of the Officer's Stock Options shall become immediately exercisable.


                              (c)  Good Reason shall include the following:
                                   -----------

                                    (i)  the Company's requiring the Officer to
                                    be based anywhere other than the
                                    metropolitan area where he currently works and resides for a period of more than 18 months;

                                    (ii)  a material breach by the Company of
                                    any material provision of the agreement;

                                    (iii)  the occurrence of a Change in Control
                                    of the Company; and

                                    (iv)  the Company's notifying the Officer
                                    that it does not consent to any automatic one-year extension of the term of the Agreement.

(ao) Non-Competition;               Officer is subject to confidentiality and
      Confidentiality/              non-competition/non-solicitation
      Non-Solicitation:             requirements.

(ap) Indemnification:               Officer is entitled to indemnification to
                                    the fullest extent permitted by law.

(aq) Mitigation:                    Officer is not subject to mitigation.

                         Proposed Employment Agreement
                                      for
                                Gregg H. Solomon

                              Summary of Key Terms
                              --------------------

          Overall Rationale: The Company recognizes the crucial role of the Executive in the future growth and success of the Company and desires to provide for the employment of such Executive and to encourage such Executive's attention and dedication to the Company. Moreover, the Company believes it is imperative to diminish the inevitable distraction to the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control of the Company, to reinforce the Executive's attention and dedication to his assigned duties, and to provide the Executive with appropriate severance arrangements in connection with any termination of employment following the occurrence of a Change in Control. Accordingly, the following compensation, benefit and severance arrangement is proposed for such Executive.

(ar) Position/Duties:         Senior Vice President - Operations

(as) Contract Term:           Three (3) years, provided that as of the
                              expiration date of each of (i) the initial three
                              (3) year term of the Agreement and (ii) if applicable, any Renewal Period (as defined below), the term of this Agreement shall automatically be extended for a one (1) year period (each a "Renewal Period") unless either the Company or the Executive provides six (6) months' notice to the contrary.

(at)  Base Salary/            $400,000/$400,000
      Annual Target Bonus:    Base salary not to decrease unless Executive
                              agrees in writing.

(au)  Long Term Incentive/    The Board will recommend to the stock option
      Stock Options:          Committee that the Executive be granted, options
                              to purchase 200,000 shares of Company Stock with a strike price equal to the closing market price of the Company's Stock on March 17, 1995 (the
                              "Closing Price") and, subject to approval by the Company's shareholders and the Closing of the Merger, vesting at 20% per year or on terms which provide the Executive with substantially equivalent economic value.

                              All options would become fully exercisable in the event of a Change in Control, or if the Executive is terminated (a) by the Company without Cause, or
                              (b) by the Executive for Good Reason.

(av)  Payments Upon

      Termination:            (a)  By the Company for Cause, Death or
                                   ----------------------------------
                              Disability or By the Executive Other Than For Good
                              --------------------------------------------------
                              Reason:  The Company shall pay Executive his full
                              ------
                              base salary and bonus and all other amounts due to, or for the benefit of, Executive through the date of termination, together with any other amounts to which Executive is entitled pursuant to the Company benefit plans, programs and policies.

                              (b)  By the Company Without Cause, or by Executive
                                   ---------------------------------------------
                              for Good Reason: The Company shall pay salary and
                              ---------------
                              target bonus, plus any other amounts due to, or for the benefit of, Executive as provided under the employment agreement through the term of the agreement or for twelve (12) months, whichever is greater, and all of the Executive's Stock Options shall become immediately exercisable.

                              (c)  Good Reason shall include the following:
                                   -----------

                                    (i)  the Company's requiring the Executive
                                    to be based anywhere other than the
                                    metropolitan area where he currently works and resides for a period of more than 18 months;

                                    (ii)  a material breach by the Company of
                                    any material provision of the agreement;

                                    (iii)  the occurrence of a Change in Control
                                    of the Company; and

                                    (iv)  the Company's notifying the Executive
                                    that it does not consent to any automatic one-year extension of the term of the Agreement.

(aw) Non-Competition;         Executive is subject to confidentiality and
      Confidentiality/        non-competition/non-solicitation requirements.
      Non-Solicitation:

(ax) Indemnification:         Executive is entitled to indemnification to the
                              fullest extent permitted by law.


(ay) Mitigation:              Executive is not subject to mitigation.

                         Proposed Employment Agreement
                                      for
                                Kurt D. Sullivan

                              Summary of Key Terms
                              --------------------

          Overall Rationale: The Company recognizes the crucial role of the Officer in the future growth and success of the Company and desires to provide for the employment of such Officer and to encourage such Officer's attention and dedication to the Company. Moreover, the Company believes it is imperative to diminish the inevitable distraction to the Officer by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control of the Company, to reinforce the Officer's attention and dedication to his assigned duties, and to provide the Officer with appropriate severance arrangements in connection with any termination of employment following the occurrence of a Change in Control. Accordingly, the following compensation, benefit and severance arrangement is proposed for such Officer.

(az) Position/Duties:         Senior Vice President - Operations

(ba) Contract Term:           Three (3) years, provided that as of
                              the expiration date of each of (i) the initial three (3) year term of the Agreement and (ii) if applicable, any Renewal Period (as defined below), the term of this Agreement shall automatically be extended for a one (1) year period (each a "Renewal Period") unless either the Company or the Officer provides six (6) months' notice to the contrary.

(bb)  Base Salary/            $400,000/$400,000
      Annual Target Bonus:    50% of Target Bonus would be guaranteed for the
                              first year of the term of the agreement.

                              Base salary not to decrease unless Officer agrees
                              in writing.
(bc)  Payments Upon
       Termination:           (a)  By the Company for Cause, Death or
                                   ----------------------------------
                              Disability or By the Officer Other Than For Good
                              ------------------------------------------------
                              Reason:  The Company shall pay Officer his full
                              ------
                              base salary and bonus and all other amounts due to, or for the benefit of, Officer through the date of termination, together with any other amounts to which Officer is entitled pursuant to the Company benefit plans, programs and policies.

                              (b)  By the Company Without Cause, or by Officer
                                   -------------------------------------------
                              for Good Reason: The Company shall pay salary and
                              ---------------
                              target bonus, plus any other amounts due to, or for the benefit of, Officer as provided under the employment agreement through the term of the agreement or for twelve (12) months, whichever is greater, and all of the Officer's Stock Options shall become immediately exercisable.

                              (c)  Good Reason shall include the following:
                                   -----------

                                    (i)  the Company's requiring the Officer to
                                    be based anywhere other than the
                                    metropolitan area where he currently works and resides for a period of more than 18 months;

                                    (ii)  a material breach by the Company of
                                    any material provision of the agreement;

                                    (iii)  the occurrence of a Change in Control
                                    of the Company; and

                                    (iv)  the Company's notifying the Officer
                                    that it does not consent to any automatic one-year extension of the term of the Agreement.

(bd) Non-Competition;         Officer is subject to confidentiality and
      Confidentiality/        non-competition/non-solicitation requirements.
      Non-Solicitation:

(be) Indemnification:         Officer is entitled to indemnification to the
                              fullest extent permitted by law.

(bf) Mitigation:              Officer is not subject to mitigation.

                         Proposed Employment Agreement
                                      for
                                 Robert Prince

                              Summary of Key Terms
                              --------------------

          Overall Rationale: The Company recognizes the crucial role of the Executive in the future growth and success of the Company and desires to provide for the employment of such Executive and to encourage such Executive's attention and dedication to the Company. Moreover, the Company believes it is imperative to diminish the inevitable distraction to the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control of the Company, to reinforce the Executive's attention and dedication to his assigned duties, and to provide the Executive with appropriate severance arrangements in connection with any termination of employment following the occurrence of a Change in Control. Accordingly, the following compensation, benefit and severance arrangement is proposed for such Executive.

(bg) Position/Duties:         Vice President - Operations

(bh) Contract Term:           Three (3) years, provided that as of the
                              expiration date of each of (i) the initial three (3) year term of the Agreement and (ii) if applicable, any Renewal Period (as defined below), the term of this Agreement shall automatically be extended for a one (1) year period (each a "Renewal Period") unless either the Company or the Executive provides six (6) months' notice to the contrary.

(bi) Base Salary/            $250,000/$250,000
     Annual Target Bonus:    Base salary not to decrease unless Executive
                             agrees in writing.

(bj) Payments Upon
      Termination:           (a)  By the Company for Cause, Death or
                                  ----------------------------------
                              Disability or By the Executive Other Than For Good
                              --------------------------------------------------
                              Reason:  The Company shall pay Executive his full
                              ------
                              base salary and bonus and all other amounts due to, or for the benefit of, Executive through the date of termination, together with any other amounts to which Executive is entitled pursuant to the Company benefit plans, programs and policies.

                              (b)  By the Company Without Cause, or by Executive
                                   ---------------------------------------------
                              for Good Reason: The Company shall pay salary and
                              ---------------
                              target bonus, plus any other amounts due to, or for the benefit of, Executive as provided under the employment agreement through the term of the agreement or for twelve (12) months, whichever is greater, and all of the Executive's Stock Options shall become immediately exercisable.

                              (c)  Good Reason shall include the following:
                                   -----------

                                    (i)  the Company's requiring the Executive
                                    to be based anywhere other than the
                                    metropolitan area where he currently works and resides for a period of more than 18 months;

                                    (ii)  a material breach by the Company of
                                    any material provision of the agreement; and

                                    (iii)  the occurrence of a Change in Control
                                    of the Company; and

                                    (iv)  the Company's notifying the Executive
                                    that it does not consent to any automatic one-year extension of the term of the Agreement.

(bk) Non-Competition;         Executive is subject to confidentiality and
      Confidentiality/        non-competition/non-solicitation requirements.
      Non-Solicitation:

(bl) Indemnification:         Executive is entitled to indemnification to the
                              fullest extent permitted by law.

(bm) Mitigation:              Executive is not subject to mitigation.

                         Proposed Employment Agreement
                                      for
                                 Daniel N. Copp

                              Summary of Key Terms
                              --------------------

          Overall Rationale: The Company recognizes the crucial role of the Officer in the future growth and success of the Company and desires to provide for the employment of such Officer and to encourage such Officer's attention and dedication to the Company. Moreover, the Company believes it is imperative to diminish the inevitable distraction to the Officer by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control of the Company, to reinforce the Officer's attention and dedication to his assigned duties, and to provide the Officer with appropriate severance arrangements in connection with any termination of employment following the occurrence of a Change in Control. Accordingly, the following compensation, benefit and severance arrangement is proposed for such Officer.

(bn) Position/Duties:         Senior Vice President - Corporate Communications

(bo) Contract Term:           Three (3) years, provided that as of
                              the expiration date of each of (i) the initial three (3) year term of the Agreement and (ii) if applicable, any Renewal Period (as defined below), the term of this Agreement shall automatically be extended for a one (1) year period (each a "Renewal Period") unless either the Company or the Officer provides six (6) months' notice to the contrary.

(bp) Base Salary/             $200,000/$200,000
     Annual Target Bonus:     50% of Target Bonus would be guaranteed for the
                              first year of the term of the agreement.

                              Base salary not to decrease unless Officer agrees in writing.

(bq) Payments Upon
      Termination:            (a)  By the Company for Cause, Death or
                                   ----------------------------------
                              Disability or By the Officer Other Than For Good
                              ------------------------------------------------
                              Reason:  The Company shall pay Officer his full
                              ------
                              base salary and bonus and all other amounts due to, or for the benefit of, Officer through the date of termination, together with any other amounts to which Officer is entitled pursuant to the Company benefit plans, programs and policies.

                              (b) By the Company Without Cause, or by Officer
                                  -------------------------------------------
                              for Good Reason: The Company shall pay salary and
                              ---------------
                              target bonus, plus any other amounts due to, or for the benefit of, Officer as provided under the employment agreement through the term of the agreement or for twelve (12) months, whichever is greater, and all of the Officer's Stock Options shall become immediately exercisable.

                              (c)  Good Reason shall include the following:
                                   -----------

                                    (i)  the Company's requiring the Officer to
                                    be based anywhere other than the
                                    metropolitan area where he currently works and resides for a period of more than 18 months;

                                    (ii)  a material breach by the Company of
                                    any material provision of the agreement;

                                    (iii)  the occurrence of a Change in Control
                                    of the Company; and

                                    (iv)  the Company's notifying the Officer
                                    that it does not consent to any automatic one-year extension of the term of the Agreement.

(br) Non-Competition;         Officer is subject to confidentiality and
      Confidentiality/        non-competition/non-solicitation requirements.
      Non-Solicitation:

(bs) Indemnification:         Officer is entitled to indemnification to the
                              fullest extent permitted by law.

(bt) Mitigation:              Officer is not subject to mitigation.

                                  EXHIBIT "F"

                              EMPLOYMENT AGREEMENT
                              --------------------

          THIS AGREEMENT is made and entered into this [________] day of [________], 1995, by and between
[______________________________________________], a Nevada corporation (the
"Company") and [______________________________________] ("Executive").


                              W I T N E S S E T H:

          WHEREAS, Executive and the Company deem it to be in their respective best interests to enter into an agreement providing for the Company's employment of Executive pursuant to the terms herein stated;

          NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

          (bu)  Effective Date.  This Agreement shall be effective as of the
                --------------
[_____] day of [_______], 1995, which date shall be referred to herein as the "Effective Date".

          (bv)  Position and Duties.
                -------------------

          (a) The Company hereby employs Executive as its [Titles] commencing as of the Effective Date for the "Term of Employment" (as herein defined below). In this capacity, Executive shall devote his best efforts and his full business time and attention to the performance of the services customarily incident to such offices and position and to such other services of a senior executive nature as may be reasonably requested by the Board of Directors (the "Board") of the Company which may include services for one or more subsidiaries or affiliates of the Company. Executive shall in his capacity as an employee [and officer] of the Company be responsible to and obey the reasonable and lawful directives of the Board and of any officers ("Supervising Officers") to whom he shall report.

          (b) Executive shall devote his full time and attention to such duties, except for sick leave, reasonable vacations, and excused leaves of absence as more particularly provided herein. Executive shall use his best efforts during the Term of Employment to protect, encourage, and promote the interests of the Company.



          (bw)  Compensation.
                ------------

          (a)  Base Salary.  The Company shall pay to Executive during the Term
               -----------
of Employment a minimum salary at the rate of [______] hundred thousand dollars ($[___],000) per calendar year and agrees that such salary shall be reviewed at least annually. Such salary shall be payable in accordance with the Company's normal payroll procedures. (Executive's annual salary, as set forth above or as it may be increased from time to time as set forth herein, shall be referred to hereinafter as "Base Salary.") At no time during the Term of Employment shall Executive's Base Salary be decreased from the amount of Base Salary then in effect.

          (b)  Performance Bonus.  In addition to the compensation otherwise
               -----------------
payable to Executive pursuant to this Agreement, Executive shall be eligible to receive an annual bonus ("Bonus") pursuant to a performance bonus plan (the "Bonus Plan") which shall be established by the Company for its senior executive officers and which shall provide for bonus compensation to be payable based upon the financial and other performance of the Company and its senior executives.
It is intended that the Bonus Plan shall conform to the requirements applicable to "qualified performance based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). During the Term of Employment, Executive's targeted annual bonus under the Bonus Plan shall not be less than 100% of Executive's then current Base Salary.

          (bx)  Benefits.  During the Term of Employment:
                --------

          (a) Executive shall be eligible to participate in any life, health and long-term disability insurance programs, pension and retirement programs, stock option and other incentive compensation programs, and other fringe benefit programs made available to senior executive employees of the Company from time to time, and Executive shall be entitled to receive such other fringe benefits as may be granted to him from time to time by the Company's Board of Directors.

          (b) Executive shall be allowed vacations and leaves of absence with pay on the same basis as other senior executive employees of the Company.

          (c) The Company shall reimburse Executive for reasonable business expenses incurred in performing Executive's duties and promoting the business of the Company, including, but not limited to, reasonable entertainment expenses, travel and lodging expenses, following presentation of documentation in accordance with the Company's business expense reimbursement policies.

          (d) Executive shall be added as an additional named insured under all liability insurance policies now in force or hereafter obtained covering any officer or director of the Company in his or her capacity as an officer or director. Company shall indemnify Executive in his capacity as an officer or director and hold him harmless from any cost, expense or liability arising out of or relating to any acts or decisions made by him on behalf of or in the course of performing services for the Company (to the maximum extent provided by the Company's Bylaws and applicable law).

          (by)  Term; Termination of Employment.  As used herein, the phrase
                -------------------------------
"Term of Employment" shall mean the period commencing on the Effective Date and ending three (3) years from the Effective Date. Notwithstanding the foregoing, the Term of Employment shall expire on the first to occur of the following:

          (a)  Termination by the Company Without Cause or By Executive With
               -------------------------------------------------------------
Good Reason.  Notwithstanding anything to the contrary in this
- -----------

Agreement, whether express or implied, the Company may, at any time, terminate Executive's employment for any reason other than Cause (as defined below) by giving Executive at least 60 days' prior written notice of the effective date of termination. In the event Executive's employment hereunder is terminated by the Company other than for Cause or by Executive for Good Reason (as defined below), Executive shall be entitled to receive (x) his Base Salary as he would have received such amounts during the period commencing on the effective date of such termination and ending on the later of (i) the third anniversary of the Effective Date or (ii) the date that is six (6) months following the date of such termination (the "Salary Continuation Period"), as if Executive were still employed hereunder during the Salary Continuation Period; (y) if it has not previously been paid to Executive, any Bonus to which Executive had become entitled under the Bonus Plan prior to the effective date of such termination; and (z) annual Bonuses during the Salary Continuation Period in an amount equal to the product of Executive's Base Salary on the effective date of such termination and the minimum targeted bonus percentage specified in Section 3(b), payable in the ordinary course and prorated, as applicable, for any partial fiscal year of the Bonus Plan ending on the final day of the Salary Continuation Period. In addition, all of Executive's stock options with respect to the Company's stock shall become immediately and fully exercisable. During the Salary Continuation Period, Executive and his spouse and dependents shall be entitled to continue to be covered by all group medical, health and accident insurance or other such health care arrangements in which Executive was a participant as of the date of such termination, at the same coverage level and on the same terms and conditions which applied immediately prior to the date of Executive's termination of employment, until Executive obtains alternative comparable coverage under another group plan, which coverage does not contain any pre-existing condition exclusions or limitations; provided, however, that
                                                      --------
if, as the result of the termination of Executive's employment, Executive and/or his otherwise eligible dependents or beneficiaries shall become ineligible for benefits under any one or more of the Company's benefit plans, the Company shall continue to provide Executive and his eligible dependents or beneficiaries, through other means, with benefits at a level at least equivalent to the level of benefits for which Executive and his dependents and beneficiaries were eligible under such plans immediately prior to the date of Executive's termination of employment. At the termination of the benefits coverage under the preceding sentence, Executive and his spouse and dependents shall be entitled to continuation coverage pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended, Sections 601-608 of the Employee Retirement Income Security Act of 1974, as amended, and under any other applicable law, to the extent required by such laws, as if Executive had terminated employment with the Company on the date such benefits coverage terminates.

          For purposes of this Agreement, "Good Reason" shall mean, without the express written consent of Executive, the occurrence of any of the following events unless such events are fully corrected within 30 days following written notification by Executive to the Company that he intends to terminate his employment hereunder for one of the reasons set forth below:

             i) the Company's requiring Executive to be based outside of the metropolitan area where he currently works and resides for a period in excess of eighteen (18) months;

            ii) a material breach by the Company of any material provision of this Agreement, including, without
                limitation, any reduction by the Company in Executive's Base Salary in effect as of the Effective Date, or as the same may be increased as provided herein, or a change in the material conditions of Executive's employment; or

           iii) the occurrence of a "Change in Control" as defined below.

          For purposes of this Agreement a "Change in Control" shall mean an event as a result of which: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company; (ii) the Company consolidates with, or merges with or into another corporation or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any corporation consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding voting stock of the Company is changed into or exchanged for (x) voting stock of the surviving or transferee corporation or (y) cash, securities (whether or not including voting stock) or other property, and (B) the holders of the voting stock of the Company immediately prior to such transaction own, directly or indirectly, not less than 50% of the voting power of the voting stock of the surviving corporation immediately after such transaction; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of the Company then in office; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation, provided however that a Change in Control shall not include any going private or leveraged buy-out transaction which is sponsored by Executive or in which Executive acquires an equity interest materially in excess of his equity interest in the Company immediately prior to such transaction (each of the events described in (i), (ii), (iii) or (iv) above, as provided otherwise by the preceding clause being referred to herein as a "Change in Control").

          (b)  Termination for Cause.  The Company shall have the right to
               ---------------------
terminate Executive's employment at any time for Cause by giving Executive written notice of the effective date of termination (which effective date may, except as otherwise provided below, be the date of such notice). If the Company terminates Executive's employment for Cause, Executive shall be paid his unpaid Base Salary through the date of termination and the amount of any unpaid Bonus to which Executive had become entitled under the Bonus Plan prior to the effective date of such termination and the Company shall have no further obligation hereunder from and after the effective date of termination and the Company shall have all other rights and remedies available under this or any other agreement and at law or in equity.

          For purposes of this Agreement only, Cause shall mean:

             i) fraud, misappropriation, embezzlement, or other act of material misconduct against the Company or any of its affiliates;

            ii) substantial and willful failure to perform specific and lawful directives of the Board or any Supervising Officer, as reasonably determined by the Board;

           iii) willful and knowing violation of any rules or regulations of any governmental or regulatory body, which is materially injurious to the financial condition of the Company; or

            iv) conviction of or plea of guilty or nolo contendere to a felony;
                or

             v) Executive's loss of any required personal gaming or related regulatory approval or license;

provided, however, that with regard to subparagraph ii) above, Executive may not
- --------
be terminated for Cause unless and until the Board has given him reasonable written notice of its intended actions and specifically describing the alleged events, activities or omissions giving rise thereto and with respect to those events, activities or omissions for which a cure is possible, a reasonable opportunity to cure such breach; and provided, further, that for purposes of
                                     --------
determining whether any such Cause is present, no act or failure to act by Executive shall be considered "willful" if done or omitted to be done by Executive in good faith and in the reasonable belief that such act or omission was in the best interest of the Company and/or required by applicable law.

          (c)  Termination on Account of Death.  In the event of Executive's
               -------------------------------
death while in the employ of the Company, his employment hereunder shall terminate on the date of his death and Executive shall be paid his unpaid Base Salary through the date of termination and the amount of any unpaid Bonus to which Executive had become entitled under the Bonus Plan prior to the effective date of such termination. In addition, any other benefits payable on behalf of Executive shall be determined under the Company's insurance and other compensation and benefit plans and programs then in effect in accordance with the terms of such programs.

          (d)  Voluntary Termination by Executive.  In the event that
               ----------------------------------
Executive's employment with the Company is voluntarily terminated by Executive other than for Good Reason, Executive shall be paid his unpaid Base Salary through the date of termination and the amount of any unpaid Bonus to which Executive had become entitled under the Bonus Plan prior to the effective date of such termination, and the Company shall have no further obligation hereunder from and after the effective date of termination and the Company shall have all other rights and remedies available under this Agreement or any other agreement and at law or in equity. Executive shall give the Company at least 30 days' advance written notice of his intention to terminate his employment hereunder.

          (e)  Termination on Account of Disability.  If, as a result of
               ------------------------------------
Executive's incapacity due to physical or mental illness (as determined in good faith by a physician acceptable to the Company), Executive shall have been absent from the full-time performance of his duties with the Company for 120 consecutive days during any twelve (12) month period or if a physician acceptable to the Company advises the Company that it is likely that Executive will be unable to return to the full-time performance of his duties for 120 consecutive days during the succeeding twelve (12) month period, his employment may be terminated for "Disability." During any period that Executive fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, he shall continue to receive his Base Salary, Bonus and other benefits provided hereunder, together with all compensation payable to him under the Company's disability plan or program or other similar plan during such period, until Executive's employment hereunder is terminated pursuant to this Section 5(e). Thereafter, Executive's benefits shall be determined under the Company's retirement, insurance, and other compensation and benefit plans and programs then in effect, in accordance with the terms of such programs.

          (bz)  Confidential Information, Non-Solicitation and Non-Competition.
                --------------------------------------------------------------

          (a) During the Term of Employment and for three (3) years thereafter, Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company. "Confidential Information" shall mean information about the Company, its subsidiaries and affiliates, and their respective clients and customers that is not available to the general public and that was learned by Executive in the course of his employment by the Company, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, information, and client and customer lists and all papers, resumes, records (including computer records) and the documents containing such Confidential Information. Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. Upon the termination of his employment for any reason whatsoever, Executive shall promptly deliver to the Company all documents, computer tapes and disks (and all copies thereof) containing any Confidential Information.

          (b) During the period that Executive is receiving payments under this Agreement (which Executive may elect to terminate at any time), Executive shall not, directly or indirectly in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, shareholder, employee, member of any association or otherwise) engage in, work for, consult, provide advice or assistance or otherwise participate in any activity which is competitive with the business of the Company in any geographic area in which the Company is now or shall then be doing business. Executive further agrees that during such period he will not assist or encourage any other person in carrying out any activity that would be prohibited by the foregoing provisions of this Section 6 if such activity were carried out by Executive and, in particular, Executive agrees that he will not induce any employee of the Company to carry out any such activity; provided, however, that the "beneficial ownership" by Executive, either individually or as a member of a "group," as such terms are used in Rule 13d of the General Rules and Regulations under the Exchange Act, of not more than five percent (5%) of the voting stock of any publicly held corporation shall not be a violation of this Agreement. It is further expressly agreed that the Company will or would suffer irreparable injury if Executive were to compete with the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and Executive further consents and stipulates to the entry of such injunctive relief in such a court prohibiting Executive from competing with the Company or any subsidiary or affiliate of the Company in violation of this Agreement.

          (c) During the Term of Employment and for three (3) years thereafter, Executive shall not, directly or indirectly, influence or attempt to influence customers or suppliers of the Company or any of its subsidiaries or affiliates, to divert their business to any competitor of the Company.

          (d) Executive recognizes that he will possess confidential information about other employees of the Company relating to their education, experience, skills, abilities, compensation and benefits, and interpersonal relationships with customers of the Company. Executive recognizes that the information he will possess about these other employees is not generally known, is of substantial value to the Company in developing its business and in securing and retaining customers, and will be acquired by him because of his business position with the Company. Executive agrees that, during the Term of Employment, and for a period of three (3) years thereafter, he will not, directly or indirectly, solicit or recruit any employee of the Company for the purpose of being employed by him or by any competitor of the Company on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company to any other person.

          (e) If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 6 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

          (ca)  No Offset - No Mitigation.  Executive shall not be required to
                -------------------------
mitigate damages under this Agreement by seeking other comparable employment. The amount of any payment or benefit provided for in this Agreement, including welfare benefits, shall not be reduced by any compensation or benefits earned by or provided to him as the result of employment by another employer, except as provided otherwise in Section 5(a) with respect to health and insurance benefits provided during the Salary Continuation Period.

          (cb)  Designated Beneficiary.  In the event of the death of Executive
                ----------------------
while in the employ of the Company, or at any time thereafter during which amounts remain payable to Executive under Section 5, such payments (other than the right to continuation of welfare benefits) shall thereafter be made to such person or persons as Executive may specifically designate (successively or contingently) to receive payments under this Agreement following Executive's death by filing a written beneficiary designation with the

Company during Executive's lifetime. Such beneficiary designation shall be in such form as may be prescribed by the Company and may be amended from time to time or may be revoked by Executive pursuant to written instruments filed with the Company during his lifetime. Beneficiaries designated by Executive may be any natural or legal person or persons, including a fiduciary, such as a trustee or a trust or the legal representative of an estate. Unless otherwise provided by the beneficiary designation filed by Executive, if all of the persons so designated die before Executive on the occurrence of a contingency not contemplated in such beneficiary designation, then the amounts payable under this Agreement shall be paid to Executive's estate.

          9.  Taxes.  All payments to be made to Executive under this Agreement
              -----
will be subject to any applicable withholding of federal, state and local income and employment taxes.

          10.  Miscellaneous.  This Agreement shall also be subject to the
               -------------
following miscellaneous considerations:

          (a) Executive and the Company each represent and warrant to the other that he or it has the authorization, power and right to deliver, execute, and fully perform his or its obligations under this Agreement in accordance with its terms.

          (b) This Agreement contains a complete statement of all the arrangements between the parties with respect to Executive's employment by the Company, this Agreement supersedes all prior and existing negotiations and agreements between the parties concerning Executive's employment, and this Agreement can only be changed or modified pursuant to a written instrument duly executed by each of the parties hereto.

          (c) If any provision of this Agreement or any portion thereof is declared invalid, illegal, or incapable of being enforced by any court of competent jurisdiction, the remainder of such provisions and all of the remaining provisions of this Agreement shall continue in full force and effect.

          (d) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, except to the extent governed by federal law.

          (e) The Company may assign this Agreement to any direct or indirect subsidiary or parent of the Company or joint venture in which the Company has an interest, or any successor (whether by merger, consolidation, purchase or otherwise) to all or substantially all of the stock, assets or business of the Company and this Agreement shall be binding upon and inure to the benefit of such successors and assigns. Except as expressly provided herein, Executive may not sell, transfer, assign, or pledge any of his rights or interests pursuant to this Agreement.

          (f) Any rights of Executive hereunder shall be in addition to any rights Executive may otherwise have under benefit plans, agreements, or arrangements of the Company to which he is a party or in which he is a participant, including, but not limited to, any Company-sponsored employee benefit plans. Provisions of this Agreement shall not in any way abrogate Executive's rights under such other plans, agreements, or arrangements.

          (g) For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the named Executive at the address set forth below under his signature; provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          (h) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          (i) Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

          (j) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          11.  Resolution of Disputes.  Any dispute or controversy arising under
               ----------------------
or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Las Vegas, Nevada in accordance with the rules of the American Arbitration Association then in effect. The Company and Executive hereby agree that the arbitrator will not have the authority to award punitive damages, damages for emotional distress or any other damages that are not contractual in nature. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Section 6, and Executive consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond except to the extent otherwise required by applicable law. The expense of such arbitration shall be borne by the Company.

          12.  Attorneys' Fees.  Should either party hereto or their successors
               ---------------
retain counsel for the purpose of enforcing, or preventing the breach of, any provision hereof, including, but not limited to, by instituting any action or proceeding in arbitration or a court to enforce any provision hereof or to enjoin a breach of any provision of this Agreement, or for a declaration of such party's rights or obligations under the Agreement, or for any other remedy, whether in arbitration or in a court of law, then the successful party shall be entitled to be reimbursed by the other party for all costs and expenses incurred thereby, including, but not limited to, reasonable fees and expenses of attorneys and expert witnesses, including costs of appeal. If such successful party shall recover judgment in any such action or proceeding, such costs, expenses and fees may be included in and as part of such judgment. The successful party shall be the party who is entitled to recover his costs of suit, whether or not the suit proceeds to final judgment. If no costs are awarded, the successful party shall be determined by the arbitrator or court, as the case may be.

                         IN WITNESS WHEREOF, the parties hereto have executed
this Agreement as of the day and year first above written.



EXECUTIVE                              COMPANY


__________________________________     _________________________________________



By: ______________________________

Title: ___________________________      Title: _________________________________



Address:

__________________________________

__________________________________

__________________________________

                                  EXHIBIT "G"


                                SPOUSAL CONSENT
                                ---------------


          The undersigned are the spouses of Michael S. Ensign, William A. Richardson, David R. Belding, Peter A. Simon II and Robert J. Verchota, respectively. Each of them acknowledges that he or she has read the foregoing Agreement and Plan of Merger (the "Agreement") and clearly understands the
                                   ---------
provisions thereof. Each of the undersigned hereby consents to the transactions contemplated by the Agreement. Each of the undersigned hereby expressly approves of and agrees to be bound by the provisions of the Agreement in its entirety.

          IN WITNESS WHEREOF, the undersigned have executed this Spousal Consent as of the day and year first above written.



_________________________________
[Spouse of Michael S. Ensign]



_________________________________
[Spouse of William A. Richardson]



_________________________________
[Spouse of David R. Belding]



_________________________________
[Spouse of Peter A. Simon II]



_________________________________
[Spouse of Robert J. Verchota]

                                    J-cxxvi

================================================================================

                                   EXHIBIT H


                                    FORM OF

                              STANDSTILL AGREEMENT

                           dated as of March __, 1995

                                  by and among

                        CIRCUS CIRCUS ENTERPRISES, INC.,
                             a Nevada corporation,

                               MICHAEL S. ENSIGN,

                             WILLIAM R. RICHARDSON,

                               DAVID R. BELDING,

                               PETER A. SIMON II,

                                      and

                               GLENN W. SCHAEFFER

================================================================================

                                    J-cxxvii

                               TABLE OF CONTENTS
                               -----------------


                                                                            Page
                                                                            ----

ARTICLE 1 - DEFINITIONS....................................................   1

ARTICLE 2 -
REPRESENTATIONS AND WARRANTIES.............................................   2
     2.1  Legal Capacity...................................................   2
     2.2  Enforceability...................................................   2
     2.3  Consents, etc....................................................   2
     2.4  Conflicting Agreements and Other Matters.........................   2

ARTICLE 3 - STANDSTILL.....................................................   3

ARTICLE 4 - GENERAL PROVISIONS.............................................   4
     4.1  Entire Agreement.................................................   4
     4.2  No Third-Party Beneficiaries.....................................   4
     4.3  Notices..........................................................   4
     4.4  No Assignment; Binding Effect....................................   5
     4.5  Severability.....................................................   5
     4.6  Survival of Agreement............................................   5
     4.7  Governing Law....................................................   5
     4.8  Counterparts.....................................................   5


                                   J-cxxviii

                              STANDSTILL AGREEMENT
                              --------------------


          THIS STANDSTILL AGREEMENT, dated as of March __, 1995 (this "Agreement"), is made and entered into by and among CIRCUS CIRCUS ENTERPRISES, INC. a Nevada corporation (the "Company"), and each of MICHAEL S. ENSIGN, an individual ("Ensign"), WILLIAM A. RICHARDSON, an individual ("Richardson"), DAVID R. BELDING, an individual ("Belding"), PETER A. SIMON II, an individual ("Simon" and collectively with Ensign, Richardson and Belding, the "Target Company Shareholders"), and GLENN W. SCHAEFFER, an individual (collectively with all other individuals party hereto, the "Investors").

                                    RECITALS
                                    --------

          WHEREAS, the Company, the Target Company Shareholders, M.S.E. INVESTMENTS, INCORPORATED, a Nevada corporation, LAST CHANCE INVESTMENTS, INCORPORATED, a Nevada corporation, GOLDSTRIKE INVESTMENTS, INCORPORATED, a Nevada corporation, DIAMOND GOLD, INC., a Nevada corporation, GOLD STRIKE AVIATION, INCORPORATED, a Nevada corporation, GOLDSTRIKE FINANCE COMPANY, INC., a Nevada corporation, and OASIS DEVELOPMENT CO., a Nevada corporation, are entering into an Agreement and Plan of Merger dated as of March __, 1995 (the "Agreement and Plan of Merger"); and

          WHEREAS, as an inducement for certain parties to enter into the Agreement and Plan of Merger and to consummate the transactions contemplated thereby, each of the Investors and the Company has agreed to enter into this Agreement.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

          The following defined terms shall, unless the context requires otherwise, have the meanings ascribed in this Article 1:

          "BOARD" shall mean the Board of Directors of the Company.

          "CLOSING DATE" shall mean the date first written above.

                                    J-cxxix

          "EQUITY SECURITIES" shall mean all capital stock of the Company, all securities convertible into any such stock, and all securities carrying any warrant or right to subscribe to or purchase any such stock, or any such warrant or right.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant thereto.

          "INVESTOR AFFILIATES" shall mean the "affiliates" (as such term is defined in Rule 12b-2 promulgated pursuant to the Exchange Act) of any Investor.

          "INVESTOR REPRESENTATIVES" shall mean the directors, officers, employees, agents or representatives of the Investors and the Investor Affiliates.

          "PERSON" shall mean any individual, firm, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or other entity.

          "PROHIBITED ACTIONS" shall mean the actions set forth in clauses (a) through (i) of the first paragraph of Article 3.


                                   ARTICLE 2
                       REPRESENTATIONS AND WARRANTIES OF
                             EACH OF THE INVESTORS

          Each of the Investors represents and warrants to the Company as of the date hereof as follows:

          2.1 LEGAL CAPACITY. Each Investor has full legal right, power, capacity and authority to execute and deliver this Agreement, to carry out the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof.

          2.2 ENFORCEABILITY. This Agreement has been duly and validly executed and delivered by each of the Investors and constitutes a legal, valid and binding obligation of each of the Investors enforceable against such Investors in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          2.3 CONSENTS, ETC. None of the Investors is required to obtain any consent, order, permit, approval or authorization of, or to make any declaration or filing with, any governmental authority or entity or other agency as a condition to or in connection with the valid execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except, in each case, for such consents, orders, permits, approvals, authorizations, declarations or filings (a) as have been made or have been obtained prior to the date hereof or (b) the absence of which, or the failure to make or obtain which, would not

                                    J-cxxx
prevent the performance and completion of the transactions contemplated hereby or materially and adversely affect any of the Investors' ability to perform its obligations hereunder.

          2.4 CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the execution and delivery of this Agreement nor the performance by each of the Investors of its obligations hereunder will conflict with, result in a default of the terms, conditions or provisions of, or constitute a default under, any mortgage, agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which any of the Investors or any of their respective properties are subject, except, in each case, for such defaults, individually or in the aggregate, as would not prevent the consummation of the transactions contemplated hereby or materially and adversely affect any of the Investors' ability to perform its obligations hereunder.

                                   ARTICLE 3
                                   STANDSTILL

          For a period beginning on the Closing Date and terminating on the fifth anniversary of the Closing Date, none of the Investors, the Investor Affiliates nor the Investor Representatives, acting alone or as part of any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall, directly or indirectly, unless specifically requested to do so in writing in advance by the Board:

          (a) acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including, but not limited to, beneficial ownership within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) of more than 9.9 percent of the outstanding Equity Securities or any rights or options to acquire any such ownership (including from a third party); provided,
                                                                      --------
that this clause (a) shall not be deemed to be violated by any Investor as a result of an increase in the percentage Equity Securities owned by such Investor in connection with the purchase of Equity Securities by the Company, a recapitalization of the Company or any other similar action taken by the Company;

          (b) make, or in any way knowingly participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote or seek to advise or influence in any manner whatsoever a Person with respect to the voting of any securities of the Company;

          (c) form, join, or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company;

          (d) otherwise act, whether alone or in concert with others, to seek to propose to the Company or any of its stockholders any merger, business combination, restructuring, recapitalization or similar transaction to or with the Company;

          (e) otherwise act, whether alone or in concert with others, to seek to control, change or influence the management, Board or policies of the Company, or nominate any Person as a Director of the Company who is not nominated by the then incumbent Directors, or propose any matter to be voted upon by the stockholders of the Company;

                                    J-cxxxi

          (f) solicit, negotiate with, or provide any information to, any Person with respect to a merger, exchange offer or liquidation of the Company or any other acquisition of the Company, any acquisition or voting securities of or all or any portion of the assets of the Company, or any other similar transaction;

          (g) announce an intention to, or enter into any discussion, negotiations, arrangements or understandings with any third party with respect to, any of the foregoing;

          (h) disclose any intention, plan or arrangement inconsistent with the foregoing; or

          (i) advise, assist or encourage any other Person in connection with any of the foregoing;

          Notwithstanding the foregoing, if a matter (i) requires approval by the shareholders of the Company, (ii) was presented to and approved by the Board, and (iii) was opposed by both members of the Board who were nominated by the Target Company Shareholders pursuant to Section 5.3 of the Agreement and Plan of Merger, then, in seeking to cause the shareholders of the Company to disapprove of such matter, an Investor may undertake a Prohibited Action set forth in clauses (b), (c), (e), (g), (h) and (i) with respect to such matter; provided, that if the Prohibited Action to be taken pursuant to clause (b) above is a solicitation in opposition to a proposal involving a merger, exchange offer or liquidation of the Company or any other acquisition of the Company or similar transaction, then such solicitation shall not be deemed to be a violation of clause (f) above.

          In addition, each of the Investors shall also agree during such five-year period not to (i) request the Company (or any director, officer, employee, agent or representative thereof), directly or indirectly, to amend or waive any provision of this Article 3 (including this sentence), unless such request is made privately to the Board and remains confidential and undisclosed to the public; or (ii) except as set forth in the immediately preceding paragraph, take any action that might require the Company to make a public announcement regarding a possible transaction.

          Notwithstanding the foregoing Prohibited Actions, it is understood and acknowledged that any one or more of the Investors may be members of the Board or may be officers of the Company and that the foregoing provisions of this
Article 3 shall not be construed as limiting in any way any such Person from participating fully in such capacity as a member of the Board or as "senior management" of the Company, respectively.

          It is further understood that the provisions of this Agreement shall supercede the provisions of the confidentiality and standstill agreement dated March 17, 1995, among the Company and Ensign, Richardson, Belding and Schaeffer.

                                   ARTICLE 4
                               GENERAL PROVISIONS

          4.1 ENTIRE AGREEMENT. This Agreement, including all exhibits and schedules hereto, and the Agreement and Plan of Merger, including all exhibits and schedules hereto, contain the sole and entire agreement among the parties with respect to the subject matter hereof and

                                   J-cxxxii
supersedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties hereto with respect to such subject matter.

          4.2 NO THIRD-PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

          4.3 NOTICES. Unless otherwise specifically provided herein, all notices, demands, consents, waivers and other communications required or permitted by the terms of this Agreement shall be in writing, and any notice shall become effective three (3) days after deposit in the United States mails, first class postage prepaid, or one (1) day after delivery to an overnight courier or express company or immediately upon delivery by hand or in the form of telecopy, telegram or other electronic means of communication that produces a written copy, and, if mailed or delivered by courier, express company or hand, shall be addressed as indicated in Section 9.3 of the Agreement and Plan of Merger.

          4.4 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest, duty or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto, and any attempt to assign this Agreement or any right, interest, duty or obligation hereunder without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

          4.5 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

          4.6 SURVIVAL OF AGREEMENT. The representations, warranties and agreements of the parties provided for in this Agreement, and the parties' obligations under any and all thereof, shall survive the Closing and shall be and continue in effect, notwithstanding any investigation made by any party, from and after the Closing Date.

          4.7 GOVERNING LAW. This Agreement has been negotiated and executed and shall be performed in the State of Nevada and shall be governed and construed by the laws of such State, without giving effect to the conflicts of laws principles thereof.

          4.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                          [Signature pages to follow]

                                    J-cxxxiii

    IN WITNESS WHEREOF, each party has executed this Agreement as of the date first above written.

                              CIRCUS CIRCUS ENTERPRISES, INC.,
                              a Nevada corporation



                              By_______________________________________
                                Name:
                                Title:



                              __________________________________________
                                 Michael S. Ensign, individually
                                 and on behalf of his Investor Affiliates and Investor Representatives



                              __________________________________________
                                 William A. Richardson, individually
                                 and on behalf of his Investor Affiliates and Investor Representatives



                              __________________________________________
                                 David R. Belding, individually
                                 and on behalf of his Investor Affiliates and Investor Representatives



                              __________________________________________
                                 Peter A. Simon II, individually
                                 and on behalf of his Investor Affiliates and Investor Representatives



                              __________________________________________
                                 Robert J. Verchota, individually
                                 and on behalf of his Investor Affiliates and Investor Representatives

                                   J-cxxxiv

                              __________________________________________
                                 Glenn W. Schaeffer, individually
                                 and on behalf of his Investor Affiliates and Investor Representatives



                              __________________________________________
                                 Gregg H. Solomon, individually
                                 and on behalf of his Investor Affiliates and Investor Representatives



                              __________________________________________
                                 Antonio C. Alamo, individually
                                 and on behalf of his Investor Affiliates and Investor Representatives



                              __________________________________________
                                 Anthony Korfman, individually
                                 and on behalf of his Investor Affiliates and Investor Representatives



                              __________________________________________
                                 William Ensign, individually
                                 and on behalf of his Investor Affiliates and Investor Representatives

                                    J-cxxxv

                                  EXHIBIT "I"

                 AGREEMENT PURSUANT TO JOINT VENTURE AGREEMENT
                 ---------------------------------------------


     THIS AGREEMENT PURSUANT TO JOINT VENTURE AGREEMENT dated as of _______ ___, 1995 is by and among CIRCUS CIRCUS ENTERPRISES, INC., a Nevada corporation (the "Company"), MICHAEL S. ENSIGN, an individual ("Ensign"), GLENN W. SCHAEFFER, an individual ("Schaeffer"), and WILLIAM A. RICHARDSON, an individual ("Richardson" and, collectively with Ensign and Schaeffer, the "Investors"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Joint Venture Agreement referred to below.


                                    RECITALS

     WHEREAS, GOLD STRIKE L.V., a Nevada general partnership ("Gold Strike"), and MRGS CORP., a Nevada corporation ("MR Sub"), are parties to that certain Joint Venture Agreement, dated as of December 9, 1994 (the "Joint Venture Agreement");

     WHEREAS, M.S.E. INVESTMENTS, INCORPORATED, a Nevada corporation ("MSE"), is the general partner of Gold Strike;

     WHEREAS, the Joint Venture Agreement provides for the construction of a hotel/casino facility in Las Vegas, Nevada;

     WHEREAS, the Company, Ensign, Richardson, DAVID R. BELDING, an individual, PETER A. SIMON II, an individual, ROBERT J. VERCHOTA, an individual, MSE, LAST CHANCE INVESTMENTS, INCORPORATED, a Nevada corporation, GOLDSTRIKE INVESTMENTS, INCORPORATED, a Nevada corporation, DIAMOND GOLD, INC., a Nevada corporation, GOLD STRIKE AVIATION, INCORPORATED, a Nevada corporation, GOLDSTRIKE FINANCE COMPANY, INC., a Nevada corporation, and OASIS DEVELOPMENT CO., a Nevada corporation, have entered into an Agreement and Plan of Merger dated as of March 19, 1995 (the "Agreement and Plan of Merger");

     WHEREAS, the Company and Schaeffer, GREGG H. SOLOMON, an individual, ANTONIO C. ALAMO, an individual, ANTHONY KORFMAN, an individual, and WILLLIAM ENSIGN, an individual, have entered into an Exchange Agreement dated as of March 19, 1995 (the "Exchange Agreement");

     WHEREAS, MR Sub executed a Consent and Waiver dated as of March 19, 1995 with respect to, among other things, MSE's execution of the Agreement and Plan of Merger; and

     WHEREAS, in order to induce certain parties to enter into the Agreement and Plan of Merger and the Exchange Agreement and to consummate the transactions contemplated thereby, each of the Investors and the Company has agreed to enter into this Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

  4.9  LIQUIDATED DAMAGES.   For a period commencing on the date first above
written until the first anniversary of the Facility's receipt of a Certificate of Occupancy for such Facility, as contemplated by the Joint Venture Agreement, each Investor agrees, jointly and severally, that if (i) (A) any Investor's employment by the Company is terminated other than (x) by the Company other than for Cause (as defined in those certain Employment Agreements dated as of the date first above written by and between the Company and each Investor), (y) by reason of the death or disability of such Investor or (z) by the Investor for a material breach by the Company of a material provision of the Employment Agreement between the Company and such Investor; or (B) Ensign, Richardson and Schaeffer cease to beneficially own (in the case of Schaeffer, either directly or indirectly through the ownership of New Way, Inc. preferred stock convertible into such capital stock) at least 95% of the capital stock of the Company received by such Investors pursuant to the Agreement and Plan of Merger and the Exchange Agreement ("Merger Consideration"); and (ii) at any time thereafter the MR Sub delivers notice to Gold Strike pursuant to Section 9.3 of the Joint Venture Agreement electing that the MR Sub will become the Managing Venturer, then, upon such election, the Investors shall pay to the Company as liquidated damages $20 million ($20,000,000) (the "Payment") within 30 days of the date (the "Receipt Date") which is the earlier of the Company's or Gold Strike's receipt of such notice. The Investors shall provide a copy of such written notice to the Company within three business days of their receipt of such notice.

  4.10  FORM OF PAYMENT.   If the Payment is required to be made by the
Investors pursuant to the provisions of Section A hereof, the Payment shall be made in the form of cash, stock of the Company or any combination thereof. If any portion of the Payment is made in the form of capital stock, the value of the capital stock shall (i) if listed or quoted on the New York Stock Exchange, be based on the average of the per share closing sale prices of such capital stock on the New York Stock Exchange Composite Tape for the 20 days (excluding the 5 lowest and 5 highest closing prices during such period) ending on the day immediately prior to the Receipt Date, or (ii) if not listed or quoted on any national securities exchange, be based on the appraisal of such capital stock determined by a mutually agreed upon investment bank. It is understood that the Payment, if paid, shall only be paid to the Company once.

  4.11 LIQUIDATED DAMAGES. The provisions of Section A hereof constitute an agreement by the parties upon a liquidated amount as to the damages sustained by the Company upon the occurrence of the events listed in Section A. Each party acknowledges that the amount of damages sustained by the Company in the event of such a failure is not readily ascertainable and that the provisions of Section A hereof establishing such liquidated amount are reasonable under the circumstances existing at the time of the execution of this Agreement and, to the extent permitted by law, each Investor waives any and all rights of any nature whatsoever to challenge the reasonableness of such provisions as of the date of this Agreement. The Payment shall be the sole measure of damages resulting from the occurrence of the event described in Section A hereof.

  4.12 NO CONFLICTING AGREEMENTS. The Investors shall not on or after the date of this Agreement enter into any agreement that conflicts with the rights granted to the Company hereunder.

  4.13 AUTHORITY OF INVESTORS. Each of the Investors has the legal capacity to enter into this Agreement and to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of the Investors and constitutes a legal, valid and binding obligation of each of the Investors enforceable against each of the Investors in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditor's rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

  4.14 ENTIRE AGREEMENT. This Agreement, including all exhibits and schedules hereto, contains the sole and entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties hereto with respect to such subject matter.

  4.15 NO THIRD-PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended for the benefit of each party hereto and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

  4.16 NOTICES. Unless otherwise specifically provided herein, all notices, demands, consents, waivers and other communications required or permitted by the terms of this Agreement shall be in writing, and any notice shall become effective three (3) days after deposit in the United States mails, first class postage prepaid, or one (1) day after delivery to an overnight courier or express company or immediately upon delivery by hand or in the form of telecopy, telegram or other electronic means of communication that produces a written copy, and, if mailed or delivered by courier, express company or hand, shall be addressed as indicated in Section 9.3 of the Agreement and Plan of Merger and
Section 5.8 of the Exchange Agreement.

  4.17 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest, duty or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto, and any attempt to assign this Agreement or any right, interest, duty or obligation hereunder without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

  4.18 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

  4.19 GOVERNING LAW. This Agreement has been negotiated and executed and shall be performed in the State of Nevada and shall be governed and construed by the laws of such State, without giving effect to the conflicts of laws principles thereof.

  4.20 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


                           [Signature page to follow]

    IN WITNESS WHEREOF, each party has executed this Agreement as of the date first above written.



                              CIRCUS CIRCUS ENTERPRISES, INC.,

                              a Nevada corporation



                              By_______________________________________
                                Name:
                                Title:



                              __________________________________________
                                         Michael S. Ensign



                              __________________________________________
                                        Glenn W. Schaeffer



                              __________________________________________
                                       William A. Richardson